                                                                    EXHIBIT 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                               FORT WORTH DIVISION

IN RE:                                     (S)     Chapter 11
                                           (S)
KITTY HAWK, INC.,                          (S)     CASE NO. 400-42141-BJH-11
KITTY HAWK AIRCARGO, INC.,                 (S)     CASE NO. 400-42142-BJH-11
KITTY HAWK CHARTERS, INC.,                 (S)     CASE NO. 400-42143-BJH-11
KITTY HAWK INTERNATIONAL, INC.,            (S)     CASE NO. 400-42144-BJH-11
KITTY HAWK CARGO, INC.,                    (S)     CASE NO. 400-42145-BJH-11
OK TURBINES, INC.,                         (S)     CASE NO. 400-42146-BJH-11
LONGHORN SOLUTIONS, INC.,                  (S)     CASE NO. 400-42147-BJH-11
AIRCRAFT LEASING, INC.,                    (S)     CASE NO. 400-42148-BJH-11
AMERICAN INTERNATIONAL                     (S)     CASE NO. 400-42149-BJH-11
TRAVEL, INC., AND                          (S)
FLIGHT ONE LOGISTICS, INC.                 (S)     CASE NO. 400-42069-BJH-11
                                           (S)
         Debtors.                          (S)     Jointly Administered under
                                           (S)     Case No. 400-42141

--------------------------------------------------------------------------------

                  DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125
                        IN SUPPORT OF THE DEBTORS' JOINT
                    PLAN OF REORGANIZATION DATED MAY 22, 2002

--------------------------------------------------------------------------------

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED BY (COLLECTIVELY, THE "DEBTORS," OR "KITTY HAWK") AND DESCRIBES THE TERMS AND PROVISIONS OF THE DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002 (THE "PLAN"). ANY TERM USED IN THIS DISCLOSURE STATEMENT THAT IS NOT DEFINED HEREIN HAS THE MEANING ASCRIBED TO THAT TERM IN THE PLAN. A COPY OF THE PLAN IS INCLUDED HEREIN FOLLOWING THIS DISCLOSURE STATEMENT.

Dated: May 22, 2002

Robert D. Albergotti                John D. Penn                          Sarah B. Foster
State Bar No. 00969800              State Bar No. 15752300                State Bar No. 07297500
Haynes and Boone, LLP               Haynes and Boone, LLP                 Haynes and Boone, LLP
901 Main Street, Suite 3100         201 Main Street, Suite 2200           600 Congress Ave., Suite 1600
Dallas, Texas 75202                 Fort Worth, Texas 76102               Austin, Texas 78701
Tel. No. (214) 651-5000             Direct Tel. No. (817) 347-6610        Tel. No. (512) 867-8400
Fax No.  (214) 651-5940             Direct Fax No.  (817) 348-2300        Fax No.  (512) 867-8470

COUNSEL TO THE DEBTORS AND THE DEBTORS-IN-POSSESSION

                                TABLE OF CONTENTS

                                                                                                                  Page
SUMMARY OF THE PLAN..............................................................................................   1

I.

         INTRODUCTION............................................................................................   2
         A.       Filing of the Debtors' Chapter 11 Reorganization Cases.........................................   2
         B.       Purpose of Disclosure Statement................................................................   2
         C.       Hearing on Confirmation of the Plan............................................................   4
         D.       Sources of Information.........................................................................   5

II.

         EXPLANATION OF CHAPTER 11...............................................................................   6
         A.       Overview of Chapter 11.........................................................................   6
         B.       Plan of Reorganization.........................................................................   6

III.

         VOTING PROCEDURES AND REQUIREMENTS FOR CONFIRMATION.....................................................   8
         A.       "Voting Claims" -- Parties Entitled to Vote....................................................   8
         B.       Return of Ballots..............................................................................   9
                  1.       Voting Record Date....................................................................   9
                  2.       Special Procedures for Ballots of Holders of Senior Notes.............................   9
                  3.       Deadline for Submission of Ballots....................................................  10
         C.       Confirmation of Plan...........................................................................  11
                  1.       Solicitation of Acceptances...........................................................  11
                  2.       Requirements for Confirmation of the Plan.............................................  11
                  3.       Acceptances Necessary to Confirm the Plan.............................................  13
                  4.       Cramdown..............................................................................  13

IV.

         BACKGROUND OF THE DEBTORS...............................................................................  14
         A.       Nature of the Debtors' Business................................................................  14
         B.       Overview of the Debtors' Current Corporate Structure...........................................  14
         C.       Creditor Claims Against Multiple Debtors.......................................................  16
         D.       The Noteholders' Adequate Protection Claim.....................................................  16
         E.       Existing and Potential Litigation..............................................................  18
                  1.       Claims Against the Debtors............................................................  18
                           a.       Securities Litigation Against the Debtors or
                                    Their Officers and Directors.................................................  18
                           b.       Other Claims Against the Debtors.............................................  18

                  2.       Claims Held by the Debtors............................................................  19
                           a.       Preference Claims............................................................  19
                           b.       Claims Against the United States Postal Service for
                                    Termination of the WNet Contract.............................................  20
                           c.       Potential Avoidance Claims Against the Noteholders...........................  20
                  3.       Miscellaneous Litigation..............................................................  24

V.

         EVENTS LEADING TO BANKRUPTCY ...........................................................................  24

VI.

         PROGRESS DURING BANKRUPTCY AND SIGNIFICANT EVENTS.......................................................  26
         A.       Fort Wayne Hub Improvements....................................................................  26
         B.       Financial Performance..........................................................................  27
         C.       Operational Performance Improvement............................................................  31
         D.       Administrative Consolidation...................................................................  32
         E.       Management Changes.............................................................................  32
         F.       Asset Sales....................................................................................  33
         G.       Key Contracts..................................................................................  34
         H.       Significant Orders Entered During the Case.....................................................  35
         I.       Appointment of Creditors' Committee............................................................  42
         J.       Professionals' Being Paid by the Estates and Fees to Date......................................  43
                  1.       Professionals employed by the Debtors.................................................  43
                  2.       Professionals employed by the Creditors' Committee....................................  44
                  3.       Fees to Date..........................................................................  44

VII.

         DESCRIPTION OF THE PLAN.................................................................................  44
         A.       Introduction...................................................................................  44
         B.       Consolidation..................................................................................  45
         C.       Designation of Claims and Interests............................................................  45
                  1.       Secured Claims........................................................................  46
                  2.       Unsecured Claims......................................................................  46
                  3.       Interests.............................................................................  46
         D.       Treatment of Claims and Interests..............................................................  46
                  1.       Administrative Expense Claims.........................................................  46
                           a.       General......................................................................  46
                           b.       Payment of Statutory Fees....................................................  46
                           c.       Bar Date for Administrative Expense Claims...................................  47
                                    (1)     General Provisions...................................................  47
                                    (2)     Professionals........................................................  47
                                    (3)     Ordinary Course Liabilities..........................................  47
                                    (4)     Contractual Employee Claims..........................................  47

                                    (5)     Tax Claims...........................................................  47
                                    (6)     Treatment of the Noteholders' Adequate Protection
                                            Claim................................................................  48
                                    (7)     Treatment of Fort Wayne-Allen County Airport
                                            Authority Claim......................................................  48
                                    (8)     Treatment of Pegasus and Wren Claims.................................  48
                  2.       Treatment of Pre-Petition Priority and Secured Tax Claims.............................  48
         E.       Classification and Treatment of Classified Claims and Interests................................  49
                  1.       Class 1 - Bank Claims.................................................................  49
                           a.       Classification...............................................................  49
                           b.       Treatment....................................................................  49
                  2.       Class 2 - Noteholders' Secured Claims.................................................  50
                           a.       Classification...............................................................  50
                           b.       Treatment....................................................................  50
                  3.       Class 3 - First Source Secured Claims.................................................  51
                           a.       Classification...............................................................  51
                           b.       Treatment....................................................................  51
                  4.       Class 4 - Secured Claims Other Than Bank Claims and
                           Claims of the Noteholders.............................................................  51
                           a.       Classification...............................................................  51
                           b.       Treatment....................................................................  52
                  5.       Class 5 - Priority Claims.............................................................  52
                           a.       Classification...............................................................  52
                           b.       Treatment....................................................................  52
                  6.       Class 6 - Noteholder Unsecured Claims.................................................  52
                           a.       Classification...............................................................  52
                           b.       Treatment....................................................................  52
                  7.       Class 7 - Other Unsecured Claims......................................................  53
                           a.       Class 7A.....................................................................  53
                                    (1)     Classification.......................................................  53
                                    (2)     Treatment............................................................  53
                           b.       Class 7B.....................................................................  53
                                    (1)     Classification.......................................................  53
                                    (2)     Treatment............................................................  53
                           c.       Class 7C.....................................................................  53
                                    (1)     Classification.......................................................  53
                                    (2)     Treatment............................................................  53
                           d.       Class 7D.....................................................................  53
                                    (1)     Classification.......................................................  53
                                    (2)     Treatment............................................................  53
                           e.       Class 7E.....................................................................  53
                                    (1)     Classification.......................................................  53
                                    (2)     Treatment............................................................  54
                           f.       Class 7F.....................................................................  54
                                    (1)     Classification.......................................................  54
                                    (2)     Treatment............................................................  54

                           g.       Class 7G.....................................................................  54
                                    (1)     Classification.......................................................  54
                                    (2)     Treatment............................................................  54
                           h.       Class 7H.....................................................................  54
                                    (1)     Classification.......................................................  54
                                    (2)     Treatment............................................................  54
                           i.       Class 7I.....................................................................  54
                                    (1)     Classification.......................................................  54
                                    (2)     Treatment............................................................  54
                           j.       Class 7J.....................................................................  54
                                    (1)     Classification.......................................................  54
                                    (2)     Treatment............................................................  55
                  8.       Class 8 - Old Common Stock............................................................  55
                           a.       Classification...............................................................  55
                           b.       Treatment....................................................................  55
                  9.       Class 9 - Securities Claims...........................................................  55
                           a.       Classification...............................................................  55
                           b.       Treatment....................................................................  55
         F.       Acceptance or Rejection of the Plan............................................................  55
                  1.       Voting Classes........................................................................  55
                  2.       Presumed Acceptance...................................................................  55
                  3.       Presumed Rejection of Plan............................................................  55
         G.       Manner of Distribution of Property Under the Plan..............................................  55
                  1.       Distribution Procedures...............................................................  55
                  2.       Distribution of Creditors' New Common Stock...........................................  55
                  3.       Distributions by Indenture Trustee....................................................  56
                  4.       Surrender and Cancellation of Old Securities..........................................  57
                  5.       Disputed Claims.......................................................................  58
                  6.       Manner of Payment Under the Plan......................................................  58
                  7.       Delivery of Distributions and Undeliverable or Unclaimed
                           Distributions.........................................................................  58
                           a.       Delivery of Distributions in General.........................................  58
                           b.       Undeliverable Distributions..................................................  58
                                    (1)     Holding and Investment of Undeliverable Property.....................  58
                                    (2)     Distribution of Undeliverable Property After
                                            it Becomes Deliverable and Failure to Claim
                                            Undeliverable Property...............................................  58
                  8.       De Minimis Distributions..............................................................  59
                  9.       Failure to Negotiate Checks...........................................................  59
                  10.      Compliance with Tax Requirements......................................................  59
                  11.      Setoffs...............................................................................  59
                  12.      Fractional Interests..................................................................  59
         H.       Treatment of Executory Contracts and Unexpired Leases..........................................  59
         I.       Means for Execution and Implementation of the Plan.............................................  60
                  1.       Working Capital Financing.............................................................  60
                  2.       Liquidation of Unneeded Assets........................................................  60

                  3.       Merger of Corporate Entities..........................................................  60
                  4.       Board of Directors of the Reorganized Debtors.........................................  61
                  5.       Post-Confirmation Management..........................................................  61
                  6.       Cancellation of Old Securities........................................................  62
                  7.       Authorization and Issuance of New Common Stock........................................  62
                  8.       Discharge of Indenture................................................................  62
                  9.       Registration Exemption for Debtors' New Common Stock
                           Distributed to Creditors..............................................................  62
                  10.      Charter and Bylaws....................................................................  62
                  11.      Corporate Action......................................................................  62
                  12.      Execution of Registration Rights Agreement and Aircraft Use
                           Agreement.............................................................................  63
                  13.      Execution of Agreements to Restructure Post-Petition Obligations......................  63
                  14.      Release of Fraudulent Conveyance Claims...............................................  63
                  15.      Other Releases by Debtors.............................................................  63
                  16.      Release of Claims Arising Under Sections 544 through 551
                           of the Bankruptcy Code................................................................  64
                  17.      Preservation of Rights of Action......................................................  65
                  18.      Objections to Claims..................................................................  65
                  19.      Retiree Benefits......................................................................  65
                  20.      Exemption from Stamp and Similar Taxes................................................  65
                  21.      Creditors' Committee..................................................................  65
         J.       Conditions to Effectiveness of the Plan........................................................  65
                  1.       Conditions to Effectiveness...........................................................  66
                  2.       Waiver of Conditions..................................................................  66
                  3.       No Requirement of Final Order.........................................................  66
         K.       Effects of Plan Confirmation...................................................................  66
                  1.       Binding Effect........................................................................  66
                  2.       Moratorium, Injunction and Limitation of Recourse For Payment.........................  66
                  3.       Exculpation and Limitation of Liability...............................................  67
                  4.       Revesting.............................................................................  68
                  5.       Other Documents and Actions...........................................................  68
                  6.       Post-Consummation Effect of Evidences of Claims or Interests..........................  68
                  7.       Term of Injunctions or Stays..........................................................  68
         L.       Confirmability of Plan and Cramdown............................................................  68
         M.       Retention of Jurisdiction......................................................................  68

VIII.

         FEASIBILITY OF THE PLAN.................................................................................  69
         A.       Feasibility....................................................................................  69
                  1.       Projections...........................................................................  69
                           a.       Scheduled Airfreight.........................................................  69
                           b.       Postal Operations............................................................  69
                  2.       Factors Enhancing Kitty Hawk's Future Business Prospects..............................  70

         B.       Alternatives to Confirmation of the Plan.......................................................  70
                  1.       Dismissal.............................................................................  71
                  2.       Chapter 7 Liquidation.................................................................  71
                  3.       Confirmation of an Alternative Plan...................................................  72
                  4.       Christopher Plan......................................................................  72

IX.

         DESCRIPTION OF SECURITIES TO BE ISSUED UNDER THE PLAN...................................................  72
         A.       New Common Stock...............................................................................  72
         B.       Issuance of the New Common Stock under the Plan................................................  74
         C.       Post-Confirmation Transfers of the New Common Stock............................................  74
         D.       Trading in the Over-the-Counter Market.........................................................  76
         E.       Certain Transactions by Stockbrokers...........................................................  76

X.

         VALUATION OF NEW COMMON STOCK...........................................................................  76

XI.

         RISK FACTORS............................................................................................  77
         A.       Risks Relating to Confirmation.................................................................  78
                  1.       Risks Related to Operations...........................................................  78
                  2.       Risks Related to Annual Meeting.......................................................  78
                  3.       Risks Related to Aviation Leases......................................................  78
         B.       Kitty Hawk Special Risks.......................................................................  78
                  1.       Weak Competitive Position.............................................................  78
                  2.       Weak, Unpredictable and Volatile Economy..............................................  79
                  3.       Employees.............................................................................  79
                           a.       Employee Retention...........................................................  79
                           b.       Collective Bargaining........................................................  79
                  4.       Uncertainty of USPS Work..............................................................  79
                           a.       USPS Challenges..............................................................  80
                           b.       Uncertainty of Third-Party Aircraft Availability.............................  80
                  5.       Risk of Aircraft Unavailability.......................................................  80
         C.       Industry Related Risks.........................................................................  80
                  1.       Heightened Security Measures..........................................................  80
                  2.       Other Cost Challenges.................................................................  80
                           a.       Insurance Premiums...........................................................  80
                                    (1)     Aircraft Insurance...................................................  81
                                    (2)     Workers Compensation Insurance.......................................  81
                           b.       Fuel Cost....................................................................  81
                  3.       Revenue Cyclicality...................................................................  81
                  4.       Aircraft Availability.................................................................  81

                  5.       Government Regulation.................................................................  81
                           a.       Required Certification and Compliance........................................  81
                           b.       Aging Aircraft Regulations and Compliance Costs..............................  82
                           c.       Safety, Training and Maintenance Regulations.................................  82
                           d.       Hazardous Materials Regulations..............................................  82
                           e.       Equal-Employment-Opportunity and Safety Regulations..........................  82
                           f.       Stock Ownership by Non-U.S. Citizens.........................................  82

XII.

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................................................  83
         A.       General........................................................................................  83
         B.       Tax Consequences to the Debtors................................................................  83
                  1.       In General............................................................................  83
                  2.       Carryover of Tax Attributes...........................................................  83
                           a.       Net Operating Loss Carryovers................................................  83
                           b.       Section 382..................................................................  84
                           c.       Special Bankruptcy Exception to Section 382..................................  84
                  3.       Reduction of Debtors' Indebtedness....................................................  85
         C.       Tax Consequences To Creditors..................................................................  85
                  1.       Claims Constituting Securities........................................................  85
                           a.       Definition of Security.......................................................  86
                           b.       Receipt of Stock or Securities...............................................  86
                           c.       Determination of Character of Gain...........................................  86
                           d.       Tax Basis and Holding Period.................................................  86
                           e.       Market Discount with Respect to Senior Notes.................................  86
                  2.       Claims Not Constituting Securities....................................................  87
                           a.       Gain/Loss on Exchange........................................................  87
                           b.       Tax Basis and Holding Period.................................................  87
                  3.       Creditors Receiving Solely Cash.......................................................  87
                  4.       Consideration Allocable to Interest or Original Issue Discount........................  87
                  5.       Backup Withholding....................................................................  88

XIII.

         CONCLUSION .............................................................................................  88

                                INDEX TO APPENDIX

Appendix A:       Projections of Reorganized Debtor's Operations

Appendix B:       Liquidation Analysis

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                               FORT WORTH DIVISION

IN RE:                                        (S)    Chapter 11
                                              (S)
KITTY HAWK, INC.,                             (S)    CASE NO. 400-42141-BJH-11
KITTY HAWK AIRCARGO, INC.,                    (S)    CASE NO. 400-42142-BJH-11
KITTY HAWK CHARTERS, INC.,                    (S)    CASE NO. 400-42143-BJH-11
KITTY HAWK INTERNATIONAL, INC.,               (S)    CASE NO. 400-42144-BJH-11
KITTY HAWK CARGO, INC.,                       (S)    CASE NO. 400-42145-BJH-11
OK TURBINES, INC.,                            (S)    CASE NO. 400-42146-BJH-11
LONGHORN SOLUTIONS, INC.,                     (S)    CASE NO. 400-42147-BJH-11
AIRCRAFT LEASING, INC.,                       (S)    CASE NO. 400-42148-BJH-11
AMERICAN INTERNATIONAL                        (S)    CASE NO. 400-42149-BJH-11
TRAVEL, INC., AND                             (S)
FLIGHT ONE LOGISTICS, INC.                    (S)    CASE NO. 400-42069-BJH-11
                                              (S)
         Debtors.                             (S)    Jointly Administered under
                                              (S)    Case No. 400-42141

--------------------------------------------------------------------------------

                           DISCLOSURE STATEMENT UNDER
                   11 U.S.C. (S) 1125 IN SUPPORT OF THE DEBTORS'
                 JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

                               SUMMARY OF THE PLAN

The Plan provides for the post-confirmation merger of most of the Debtors into a single Delaware corporation ("Reorganized Kitty Hawk" or the "Reorganized Debtor") which will be called Kitty Hawk Cargo, Inc./1/ and for the continuation of the Debtors' core business. The Debtors will have reduced the Bank Group's Secured Claims to approximately $6 million/2/ as a result of paydowns required by various cash collateral orders. Reorganized Kitty Hawk hopes to enter into a revolving working capital facility with a new lender on the Effective Date which will have an availability of up to $10 million based on commercially reasonable borrowing base formulas. If Reorganized Kitty Hawk is successful in acquiring a revolver before the Effective Date, the Bank Group's Secured Claims will be repaid on the Effective Date. If not, the Reorganized Debtors will deliver a short term note to the Bank Group in satisfaction of the Bank Group Secured Claims. The Secured Claim of First Source will be paid pursuant to its terms. Administrative and Priority Claims will be paid from

----------------------

       /1/ Kitty Hawk Aircargo (a Texas corporation), will remain a wholly-owned subsidiary of Reorganized Kitty Hawk.

       /2/ This number is subject to reduction in the event that certain professional fees and interest paid to the Bank Group are determined by the Court to be reductions of principal. The Indenture Trustee and the Unofficial Noteholders' Committee intend to seek such relief.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002 cash on hand, asset sales and the proceeds of the working capital facility. As part of a settlement with the holders of the Senior Notes, Noteholders will receive a cash payment of approximately $28 million and 80% of the New Common Stock on account of the Noteholders' Adequate Protection Claim. The claims against the Debtors will be consolidated for distribution purposes. Holders of Allowed Unsecured Claims will receive their pro rata share of 14% of the issued and outstanding stock of Reorganized Kitty Hawk. The remaining 6% of the stock will be distributed to Pegasus and Wren, the holders of large post-petition claims that are being restructured. All of the Old Common Stock in Kitty Hawk will be cancelled and shareholders will receive nothing on account of their interests in the Debtors. See Article XI for discussion of valuation and Article XII for discussion of risks.

                                       I.

                                  INTRODUCTION

A.       Filing of the Debtors' Chapter 11 Reorganization Cases

         The Debtors filed their petitions for relief under Chapter 11 of the Bankruptcy Code on May 1, 2000/3/ (the "Petition Date"), in the United States Bankruptcy Court for the Northern District of Texas (the "Bankruptcy Court"). Pursuant to an Order entered by the Bankruptcy Court on the Petition Date, the Debtors' bankruptcy cases were procedurally consolidated and have been jointly administered under Case No. 00-42141-BJH-11. Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties and assets as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

B.       Purpose of Disclosure Statement

         This Disclosure Statement is submitted in accordance with section 1125 of the Bankruptcy Code for the purpose of soliciting acceptances of the Plan from holders of certain Classes of Claims. The only Creditors whose acceptances of the Plan are sought are those whose Claims are "impaired" by the Plan, as that term is defined in section 1124 of the Bankruptcy Code and who are receiving distributions under the Plan. Holders of Claims that are not "impaired" are deemed to have accepted the Plan.

         The Debtors have prepared this Disclosure Statement pursuant to the provisions of section 1125 of the Bankruptcy Code, which requires that a copy of the Plan, or a summary thereof, be submitted to all holders of Claims against, and Interests in, the Debtors, along with a written Disclosure Statement containing adequate information about the Debtors of a kind, and in sufficient detail, as far as is reasonably practicable, that would enable a hypothetical, reasonable investor typical of Creditors and holders of Interests to make an informed judgment in exercising their right to vote on the Plan.

         Section 1125 of the Bankruptcy Code provides, in pertinent part:

----------------------

         /3/ With the exception of Flight One Logistics, which filed its voluntary Chapter 11 petition on April 27, 2000.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

                  (b) An acceptance or rejection of a plan may not be solicited after the commencement of the case under this title from a holder of a claim or interest with respect to such claim or interest, unless, at the time of or before such solicitation, there is transmitted to such holder the plan or a summary of the plan, and a written disclosure statement approved, after notice and a hearing, by the court as containing adequate information. The court may approve a disclosure statement without a valuation of the debtor or an appraisal of the debtor's assets.

                                      * * *

                  (d) Whether a disclosure statement required under subsection (b) of this section contains adequate information is not governed by any otherwise applicable nonbankruptcy law, rule, or regulation, but an agency or official whose duty is to administer or enforce such a law, rule, or regulation may be heard on the issue of whether a disclosure statement contains adequate information. Such an agency or official may not appeal from, or otherwise seek review of, an order approving a disclosure statement.

                  (e) A person that solicits acceptance or rejection of a plan, in good faith and in compliance with the applicable provisions of this title, or that participates, in good faith and in compliance with the applicable provisions of this title, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing solicitation of acceptance or rejection of a plan or the offer, issuance, sale, or purchase of securities.

         This Disclosure Statement was approved by the Bankruptcy Court during a hearing on May 22, 2002. Such approval is required by the Bankruptcy Code and does not constitute a judgment by the Bankruptcy Court as to the desirability of the Plan, or as to the value or suitability of any consideration offered thereunder. Such approval does indicate, however, that the Bankruptcy Court has determined that the Disclosure Statement meets the requirements of section 1125 of the Bankruptcy Code and contains adequate information to permit the holders of Allowed Claims, whose acceptance of the Plan is solicited, to make an informed judgment regarding acceptance or rejection of the Plan.

         The Approval By The Bankruptcy Court Of This Disclosure Statement Does Not Constitute An Endorsement By The Bankruptcy Court Of The Plan Or A Guarantee Of The Accuracy Or Completeness Of The Information Contained Herein. The Material Herein Contained Is Intended Solely For The Use Of Creditors And Holders Of Interests Of The Debtors In Evaluating The Plan And Voting To Accept Or Reject The Plan And, Accordingly, May Not Be Relied Upon For Any Purpose Other Than The Determination Of How To Vote On The Plan. The Debtors' Reorganization Pursuant To The Plan Is Subject


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

         To Numerous Conditions And Variables And There Can Be No
         Absolute Assurance That The Plan, As Contemplated, Will Be
         Effectuated.

         The Debtors Believe That The Plan And The Treatment Of Claims Thereunder Is In The Best Interests of Creditors, And Urge That You Vote To Accept The Plan.

         This Disclosure Statement Has Not Been Approved Or
         Disapproved By The Securities And Exchange Commission, Nor Has The Commission Passed Upon The Accuracy Or Adequacy Of The Statements Contained Herein. Any Representation To The Contrary Is Unlawful.

         This Disclosure Statement And The Appendices To It Contain Forward-Looking Statements Relating To Business Expectations, Asset Sales And Liquidation Analysis. Business Plans May Change As Circumstances Warrant. Actual Results May Differ Materially As A Result Of Many Factors, Some Of Which Kitty Hawk Has No Control Over. Such Factors Include, But Are Not Limited To: Worldwide Business And Economic Conditions; Recruiting And New Business Solicitation Efforts; Product Demand And The Rate Of Growth In The Air Cargo Industry; The Impact Of Competitors And Competitive Aircraft And Aircraft Financing Availability; The Ability To Attract And Retain New And Existing Customers; Jet Fuel Prices; Normalized Aircraft Operating Costs And Reliability, Aircraft Maintenance Delays And Damage; Regulatory Actions, The Demand For Used Aircraft And Aviation Assets, Contest For Control Of Kitty Hawk; And Kitty Hawk's Ability To Negotiate Favorable Asset Sales. These Risk Factors And Additional Information Are Included In Kitty Hawk's Reports On File With The Securities And Exchange Commissions.

C.       Hearing on Confirmation of the Plan

         The Bankruptcy Court has set July 2, 2002, at 9:00 o'clock, a.m. Dallas, Texas Time, as the time and date for the hearing (the "Confirmation Hearing") to determine whether the Plan has been accepted by the requisite number of Creditors and whether the other requirements for Confirmation of the Plan have been satisfied. Once commenced, the Confirmation Hearing may be adjourned or continued by announcement in open court with no further notice. Holders of Claims against the Debtors may vote on the Plan by completing and delivering the enclosed Ballot to either of the following (as further indicated in the Ballots): (1) Holders of Claims other than Senior Note Claims should send
                                       -----
their Ballots to: Haynes and Boone, LLP, Attn: Kitty Hawk Solicitation/Ian Peck, Esq., 901 Main Street, Suite 3100, Dallas, Texas 75202 (for more information, call Ph. 214-651-5144); (2) Record Holders of Senior Note Claims should send their Ballots to: Mellon Investor Services LLC, 44 Wall Street, 7/th/ Floor, New York, New York 10005, Attention: Grainne McIntyre (for more information, Banks and Brokers call Ph. 917-320-6286 or Ph. toll free 888-213-0884). Ballots must be actually received on or before 5:00 p.m. Dallas, Texas time on June 25, 2002. If the Plan is rejected by one or more impaired Classes of creditors or holders of Interests, the Plan, or a

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002 modification thereof, may still be confirmed by the Bankruptcy Court under section 1129(b) of the Bankruptcy Code (commonly referred to as a "cramdown") if the Bankruptcy Court determines, among other things, that the Plan does not discriminate unfairly and is fair and equitable with respect to the rejecting Class or Classes of creditors or holders of Interests impaired by the Plan. The procedures and requirements for voting on the Plan are described in more detail below.

D.       Sources of Information

         Except as otherwise expressly indicated, the portions of this Disclosure Statement describing the Debtors, their businesses, properties and management, and the Plan have been prepared from information furnished by the Debtors. Unless an information source is otherwise noted, the statement was derived from information provided by the Debtors. The Debtors' management has prepared the financial projections found in Appendix "A"and a large percentage of the assumptions in those financial projections are based solely upon management's industry experience and judgment. The assumptions used to derive the pro forma operating results are based on the Debtors' historical experience, industry information available to management, management's experience, and current general U.S. domestic economic information.

         The Information Contained Herein Has Not Been Subjected To A Certified Audit And Is Based, In Part, Upon Information Prepared By Parties Other Than The Debtors. Therefore, Although The Debtors Have Made Every Reasonable Effort To Be Accurate In All Material Matters, The Debtors Are Unable To Warrant Or Represent That All The Information Contained Herein Is Completely Accurate.

         Certain of the materials contained in this Disclosure Statement are taken directly from other readily accessible documents or are digests of other documents. While the Debtors have made every effort to retain the meaning of such other documents or portions that have been summarized, the Debtors urge that any reliance on the contents of such other documents should depend on a thorough review of the documents themselves. In the event of a discrepancy between this Disclosure Statement and the actual terms of a document, the actual terms of such document shall apply.

         The authors of the Disclosure Statement have compiled information from the Debtors without professional comment, opinion or verification and do not suggest comprehensive treatment has been given to matters identified herein. Each creditor and holder of an Interest is urged to independently investigate any such matters prior to reliance.

         The statements contained in this Disclosure Statement are made as of the date hereof unless another time is specified, and neither the delivery of this Disclosure Statement nor any exchange of rights made in connection with it shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof.

         No statements concerning the Debtors, the value of their property, or the value of any benefit offered to the holder of a Claim or Interest in connection with the Plan should be relied upon other than as set forth in this Disclosure Statement. In arriving at your decision, you should not rely on

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002 any representation or inducement made to secure your acceptance or rejection that is contrary to information contained in this Disclosure Statement, and any such additional representations or inducements should be reported to counsel for the Debtors, Robert D. Albergotti, Esq., Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, (214) 651-5000.

                                       II.

                            EXPLANATION OF CHAPTER 11

A.       Overview of Chapter 11

         Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Pursuant to Chapter 11, a debtor-in-possession attempts to reorganize its business and financial affairs for the benefit of the debtor, its creditors, and other parties-in-interest.

         The commencement of a Chapter 11 case creates an estate comprising all the legal and equitable interests of the debtor in property as of the date the petition is filed. Unless the Bankruptcy Court orders the appointment of a trustee, sections 1101, 1107 and 1108 of the Bankruptcy Code provide that a Chapter 11 debtor may continue to operate its business and control the assets of its estate as a "debtor-in-possession," as have the Debtors since the Petition Date.

         The filing of a Chapter 11 petition also triggers the automatic stay, which is set forth in section 362 of the Bankruptcy Code. The automatic stay essentially halts all attempts to collect pre-petition claims from the debtor or to otherwise interfere with the debtor's business or its estate.

         Formulation of a plan of reorganization is the principal purpose of a Chapter 11 case. The plan sets forth the means for satisfying the claims of creditors against and interests of equity security holders in the debtor. Unless a trustee is appointed, only the debtor may file a plan during the first 120 days of a Chapter 11 case (the "Exclusive Period"). After the Exclusive Period has expired, a creditor or any other party-in-interest may file a plan, unless the debtor files a plan within the Exclusive Period. If a debtor does file a plan within the Exclusive Period, the debtor is given sixty (60) additional days (the "Solicitation Period") to solicit acceptances of its plan. Section 1121(d) of the Bankruptcy Code permits the Bankruptcy Court to extend or reduce the Exclusive Period and the Solicitation Period upon a showing of adequate "cause." The Debtors' Exclusive Period and Solicitation Period were extended by the Bankruptcy Court a number of times.

B.       Plan of Reorganization

         A plan of reorganization provides the manner in which a debtor will satisfy the claims of its creditors. After the plan of reorganization has been filed, the holders of claims against or interests in a debtor are permitted to vote on whether to accept or reject the plan. Chapter 11 does not require that each holder of a claim against or interest in a debtor vote in favor of a plan of reorganization in order for the plan to be confirmed. At a minimum, however, a plan of reorganization must be accepted by a majority in number and two-thirds in amount of those claims actually voting from at least one class of claims impaired under the plan. The Bankruptcy Code also defines acceptance

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002 of a plan of reorganization by a class of interests (equity securities) as acceptance by holders of two-thirds of the number of shares actually voted.

         Classes of claims or interests that are not "impaired" under a plan of reorganization are conclusively presumed to have accepted the plan and, thus, are not entitled to vote. Acceptances of the Plan in this case are being solicited only from those persons who hold Claims in an impaired Class (other than Classes of Claims which are not receiving any distribution under the Plan). Holders of Interests in the Debtors will receive no distribution under the Plan and, therefore, are deemed to have rejected the Plan. A Class is "impaired" if the legal, equitable, or contractual rights attaching to the Claims or Interests of that Class are modified. Modification does not include curing defaults and reinstating maturity or payment in full in cash.

         Even if all classes of claims and interests accept a plan of reorganization, the Bankruptcy Court may nonetheless still deny confirmation.
Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and, among other things, the Bankruptcy Code requires that a plan of reorganization be in the "best interests" of creditors and shareholders and that the plan of reorganization be feasible. The "best interests" test generally requires that the value of the consideration to be distributed to claimants and interest holders under a plan may not be less than those parties would receive if that debtor were liquidated under a hypothetical liquidation occurring under Chapter 7 of the Bankruptcy Code. A plan of reorganization must also be determined to be "feasible," which generally requires a finding that there is a reasonable probability that the debtor will be able to perform the obligations incurred under the plan of reorganization, and that the debtor will be able to continue operations without the need for further financial reorganization.

         The Bankruptcy Court may confirm a plan of reorganization even though fewer than all of the classes of impaired claims and interests accept it. In order for a plan of reorganization to be confirmed despite the rejection of a class of impaired claims or interests, the proponent of the plan must show, among other things, that the plan of reorganization does not discriminate unfairly and that the plan is fair and equitable with respect to each impaired class of claims or interests that has not accepted the plan of reorganization.

         Under section 1129(b) of the Bankruptcy Code, a plan is "fair and equitable" as to a class if, among other things, the plan provides: (a) that each holder of a claim included in the rejecting class will receive or retain on account of its claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) that the holder of any claim or interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all.

         The Bankruptcy Court must further find that the economic terms of the plan of reorganization meet the specific requirements of section 1129(b) of the Bankruptcy Code with respect to the particular objecting class. The proponent of the plan of reorganization must also meet all applicable requirements of section 1129(a) of the Bankruptcy Code (except section 1129(a)(8) if the proponent proposes to seek confirmation of the plan under the provisions of section 1129(b)). These requirements include the requirement that the plan comply with applicable provisions of the

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

Bankruptcy Code and other applicable law, that the plan be proposed in good faith, and that at least one impaired class of creditors has voted to accepted the plan.

                                      III.

               VOTING PROCEDURES AND REQUIREMENTS FOR CONFIRMATION

         If you are in one of the Classes of Claims whose rights are affected by the Plan (see "Summary of the Plan" below), it is important that you vote. If you fail to vote, your rights may be jeopardized.

A.       "Voting Claims" -- Parties Entitled to Vote

         Pursuant to the provisions of section 1126 of the Bankruptcy Code, holders of Claims or Interests that are (i) allowed, (ii) impaired, and (iii)
                                            -------       --------
that are receiving or retaining property on account of such Claims or Interests
         ----------------------------------------------------------------------
pursuant to the Plan, are entitled to vote either for or against the Plan (hereinafter, "Voting Claims"). Accordingly, in this Reorganization Case, any holder of a Claim classified in Classes 1, 2, 4, 5, 6, and 7 of this Plan may have a Voting Claim and should have received a ballot for voting (with return envelope) in these Disclosure Statement and Plan materials (hereinafter, "Solicitation Package") since these are the Classes consisting of impaired
                                                                  --------
Claims that are receiving property. Holders of Claims in Class 3 are not
                ------------------
impaired and are not entitled to vote because they are presumed to have accepted the Plan. Note that holders of Claims against or Interests in the Debtors that are classified in Classes 8 and 9 of this Plan should not have received ballots
                                                      ---
in their Solicitation Packages since they are impaired but are not receiving or
                                                               ----------------
retaining any property on account of their Claims or Interests pursuant to the
----------------------
Plan (i.e., these Classes are deemed to reject the Plan, pursuant to section 1126(g) of the Bankruptcy Code, and their votes need not be solicited, pursuant to section 1126(g) and Bankruptcy Rule 3017(d)).

         As referenced in the preceding paragraph, a Claim must be allowed to be
                                                                   -------
a Voting Claim. The Debtors filed schedules in this Reorganization Case listing Claims against the Debtors. To the extent a creditor's Claim was listed in the Debtors' schedules, and was not listed as disputed, contingent, or unliquidated, it is deemed "allowed." Any creditor whose Claim was not scheduled, or was listed as disputed, contingent or unliquidated, must have timely filed a proof of Claim in order to have an "allowed" Claim. Except for governmental units and certain Claims arising from rejected leases and contracts, the last day for filing proofs of Claim for amounts owed pre-petition was August 30, 2000. Absent an objection to that proof of Claim, it is deemed "allowed." In the event that any proof of Claim is subject to an objection by the Debtors as of or during the Plan voting period ("Objected-to Claim"), then, by definition, it is not "allowed," for purposes of section 1126 of the Bankruptcy Code, and is not to be considered a Voting Claim entitled to cast a ballot. Nevertheless, pursuant to Bankruptcy Rule 3018(a), the holder of an Objected-to Claim may petition the Bankruptcy Court, after notice and hearing, to allow the Claim temporarily for voting purposes in an amount which the Bankruptcy Court deems proper. Allowance of a Claim for voting purposes, and disallowance for voting purposes, does not necessarily mean that all or a portion of the Claim will be allowed or disallowed for distribution purposes.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

         By Enclosing a Ballot, The Debtors Are Not Representing That You Are Entitled To Vote On The Plan.

         If you believe you are a holder of a Claim in an impaired Class under the Plan and entitled to vote to accept or reject the Plan, but did not receive a ballot with these materials, please contact Karen Stephens, Lain Faulkner & Co., 400 N. St. Paul Street, Suite 600, Dallas, Texas 75201, Telephone (214) 720-1929, Telecopy (214) 720-1450; or Ian Peck, Esq., Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, Telephone (214) 651-5000, Telecopy
(214) 651-5940. Alternatively, if you are a Senior Noteholder and did not receive a Ballot, please either contact the bank or broker through whom you hold, or the Solicitation Agent for the Senior Noteholders: Mellon Investor Services LLC, 44 Wall Street, 7/th/ Floor, New York, New York 10005, Attention:
Grainne McIntyre (for more information, Banks and Brokers call Ph. 917-320-6286 or Ph. toll free 888-213-0884).

B.       Return of Ballots

         If you are a holder of a Voting Claim, your vote on the Plan is important. Except with regard to beneficial holders of debt securities (i.e.,
           -----------------------------------------------------------------
the Noteholders) that may be voting through a record or nominal holder (see
---------------------------------------------------------------------------
discussion below), completed ballots should either be returned in the enclosed
----------------
envelope or sent to counsel for the Debtors at the following address:

         Attn: Kitty Hawk Solicitation/Ian Peck
         Haynes and Boone, LLP
         901 Main Street, Suite 3100
         Dallas, Texas 75202

         1.       Voting Record Date

         Pursuant to Bankruptcy Rule 3017(d), May 22, 2002 was established as the "Voting Record Date" for determining which Noteholders may be entitled to vote to accept or reject the Plan. Only holders of record of Claims against the Debtors on that date are entitled to cast ballots.

         2.       Special Procedures for Ballots of Holders of Senior Notes

         With regard to debt securities (i.e., the Senior Notes), any person who
         ------------------------------------------------------
is a "record holder" of Senior Notes (a person shown as the registered holder of Senior Notes in the registry maintained by a trustee or registrar of the Senior Notes) on the Voting Record Date -- including any bank, agent, broker or other nominee who holds Senior Notes in its name (the "Nominal Holder" or "Nominee") for a beneficial holder or holders -- should receive Solicitation Packages for distribution to the appropriate beneficial holders. A Nominee shall, upon receipt of the Solicitation Packages, forward the Solicitation Packages to the beneficial owners so that such beneficial security holders may vote on the Plan pursuant to Code section 1126. The Debtors shall provide for reimbursement, as an administrative expense, of all the reasonable expenses of Nominal Holders in distributing the Solicitation Packages to said beneficial security holders. Nominal Holders will have two options

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002
for obtaining the votes of beneficial owners of Senior Notes, consistent with usual customary practices for obtaining the votes of securities held in street name: (i) the Nominal Holder may prevalidate the individual ballot contained in the Solicitation Package (by indicating that the record holders of the Senior Notes voted, and the appropriate account numbers through which the beneficial owner's holdings are derived) and then forward the Solicitation Package to the beneficial owner of the Senior Notes, which beneficial owner will then indicate its acceptance or rejection of the Plan and otherwise indicate his choices to the extent requested to do so on the ballot, and then return the individual ballot directly to the Solicitation Agent for the Senior Notes in the return
                       ---------------------------------------
envelope to be provided in the Solicitation Package, or (ii) the Nominal Holder may forward the Solicitation Package to the beneficial owner of the Senior Notes for voting along with a return envelope provided by and addressed to the Nominal
                                                                         -------
Holder, with the beneficial owner then returning the individual ballot to the
------
Nominal Holder, the Nominal Holder will subsequently summarize the votes, including, at a minimum, the number of beneficial holders voting to accept and to reject the Plan who submitted ballots to the Nominal Holder and the amount of such Senior Notes so voted, in an affidavit (the "Affidavit of Voting Results"), and then return the Affidavit of Voting Results to the Solicitation Agent for the Senior Notes. By submitting an Affidavit of Voting Results, each such Nominal Holder certifies that the Affidavit of Voting Results accurately reflects votes from beneficial owners holding such Senior Notes as of the Voting Record Date.

     Pursuant to 28 U.S.C. (S)(S) 157 and 1334, 11 U.S.C. (S) 105, and
Bankruptcy Rule 1007(i) and (j), the Nominees shall maintain the individual ballots of its beneficial owners and evidence of authority to vote on behalf of such beneficial owners. No such ballots shall be destroyed or otherwise disposed of or made unavailable without such action first being approved by prior order of the Bankruptcy Court.

     3.    Deadline for Submission of Ballots

     Ballots must be submitted to: (A) Counsel for the Debtors (c/o Haynes and Boone, LLP, Attn: Kitty Hawk Solicitation/Ian Peck, 901 Main Street, Suite 3100, Dallas, Texas 75202), or (B) alternatively, in the case of Senior Notes, (i) to the Solicitation Agent for the Senior Notes (Mellon Investor Services LLC, 44 Wall Street, 7/th/ Floor, New York, New York 10005, Attention: Grainne McIntyre (for more information, Banks and Brokers call Ph. 917-320-6286 or Ph. toll free 888-213-0884)) , or (ii) to the Nominal Holders. Ballots must actually be received by any of those persons, whether by mail or hand-delivery, by June 25,
                                                                       --------
2002 at 5:00 P.M. Dallas, Texas Time (The "Ballot Return Date"). Any Ballots
---------------------------------------------------------------
received after that time will not be counted. Any Ballot which is not executed by a person authorized to sign such Ballot will not be counted. In the event that Ballots are submitted by to the Nominees, Affidavits Of Voting Results required of the Nominees must be received by the Solicitation Agent for the Senior Notes within one (1) business day after the Ballot Return Date, but may be sent by facsimile transmission, provided that an original, signed Affidavit Of Voting Results is received by the Solicitation Agent within two (2) business days of the Ballot Return Date.

     If you have any questions regarding the procedures for voting on the Plan, contact the Solicitation Agent for the Senior Notes (Mellon Investor Services LLC, 44 Wall Street, 7/th/ Floor, New York, New York 10005, Attention: Grainne McIntyre (for more information,

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

Banks and Brokers call Ph. 917-320-6286 or Ph. toll free 888-213-0884)) or Counsel for the Debtors, Ian Peck, Esq., Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, Telephone (214) 651-5144, Telecopy (214) 200-0785.

     The Debtors Urge All Holders Of Voting Claims To Vote In Favor Of The Plan.

C.   Confirmation of Plan

     1.    Solicitation of Acceptances

     The Debtors are soliciting your vote. The cost of any solicitation by the Debtors will be borne by the Debtors. No other additional compensation shall be received by any party for any solicitation other than as disclosed to the Bankruptcy Court.

     No Representations Or Assurances, If Any, Concerning The Debtors (Including, Without Limitation, Their Future Business Operations) Or The Plan Are Authorized By The Debtors Other Than As Set Forth In This Disclosure Statement. Any Representations Or Inducements Made By Any Person To Secure Your Vote That Are Other Than Herein Contained Should Not Be Relied Upon By You In Arriving At Your Decision, And Such Additional Representations Or Inducements Should Be Reported To Counsel For The Debtors For Such Action As May Be Deemed Appropriate.

     This Is A Solicitation Solely By The Debtors And Is Not A Solicitation By Any Shareholder, Attorney, Or Accountant For The Debtors. The Representations, If Any, Made Herein Are Those Of The Debtors And Not Of Such Shareholders, Attorneys, Or Accountants, Except As May Be Otherwise Specifically And Expressly Indicated.

     Under the Bankruptcy Code, a vote for acceptance or rejection of a plan may not be solicited unless the claimant has received a copy of a disclosure statement approved by the Bankruptcy Court prior to, or concurrently with, such solicitation. This solicitation of votes on the Plan is governed by section 1125(b) of the Bankruptcy Code. Violation of section 1125(b) of the Bankruptcy Code may result in sanctions by the Bankruptcy Court, including disallowance of any improperly solicited vote.

     2.    Requirements for Confirmation of the Plan

     At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied, in which event the Bankruptcy Court shall enter an Order confirming the Plan. For the Plan to be confirmed, section 1129 requires that:

          (i) The Plan comply with the applicable provisions of the Bankruptcy Code;

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

          (ii) The Debtors have complied with the applicable provisions of the Bankruptcy Code;


          (iii) The Plan has been proposed in good faith and not by any means forbidden by law;

          (iv) Any payment or distribution made or promised by the Debtors or by a person issuing securities or acquiring property under the Plan for services or for costs and expense in connection with the Plan has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

          (v) The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of the Debtors, an affiliate of the Debtors participating in a joint plan with the Debtors, or a successor to the Debtors under the Plan; the appointment to, or continuance in, such office of such individual is consistent with the interests of Creditors and holders of Interests and with public policy; and the Debtors have disclosed the identity of any insider that will be employed or retained by the Reorganized Debtor and the nature of any compensation for such insider;

          (vi) Any government regulatory commission with jurisdiction, after confirmation of the Plan, over the rates of the Debtors have approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval;

          (vii) With respect to each impaired Class of Claims or Interests, either each holder of a Claim or Interest of the Class has accepted the Plan or will receive or retain under the Plan on account of that Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code. If section 1111(b)(2) of the Bankruptcy Code applies to the Claims of a Class, each holder of a Claim of that Class will receive or retain under the Plan on account of that Claim property of a value, as of the Effective Date, that is not less than the value of that holder's interest in the Debtor's interest in the property that secures that Claim;

          (viii) Each Class of Claims or Interests has either accepted the Plan or is not impaired under the Plan;

          (ix) Except to the extent that the holder of a particular Administrative Claim or Priority Claim has agreed to a different treatment of its Claim, the Plan provides that Administrative Claims and Priority Claims shall be paid in full on the Effective Date or the date on which it is Allowed;

          (x) If a Class of Claims or Interests is impaired under the Plan, at least one Class of Claims or Interests that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim or Interest of that Class; and

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

          (xi) Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

     The Debtors believe that the Plan satisfies all of the statutory requirements of the Bankruptcy Code and that the Plan was proposed in good faith. The Debtors believe they have complied or will have complied with all the requirements of the Bankruptcy Code.

     3.    Acceptances Necessary to Confirm the Plan

     Voting on the Plan by each holder of a Claim or Interest is important. Chapter 11 of the Bankruptcy Code does not require that each holder of a Claim or Interest vote in favor of the Plan in order for the Court to confirm the Plan. Generally, to be confirmed under the acceptance provisions of Section 1126(a) of the Bankruptcy Code, the Plan must be accepted by each Class of Claims that is impaired under the Plan by Class members holding at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class actually voting in connection with the Plan; in connection with a Class of Interests, more than two-thirds (2/3) of the shares actually voted must accept to bind that Class. A Class of Interests that is impaired under the Plan accepts the Plan if more than two-thirds (2/3) in amount actually voting vote to accept the Plan. Even if all Classes of Claims and Interests accept the Plan, the Bankruptcy Court may refuse to Confirm the Plan.

     4.    Cramdown

     In the event that any impaired Class of Claims or Interests does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class that has not accepted the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." A plan of reorganization does not discriminate unfairly within the meaning of the Bankruptcy Code if no class receives more than it is legally entitled to receive for its claims or equity interests. "Fair and equitable" has different meanings for holders of secured and unsecured claims and equity interests.

     With respect to a secured claim, "fair and equitable" means either (i) the impaired secured creditor retains its liens to the extent of its allowed claim and receives deferred cash payments at least equal to the allowed amount of its claims with a present value as of the effective date of the plan at least equal to the value of such creditor's interest in the property securing its liens,
(ii) property subject to the lien of the impaired secured creditor is sold free and clear of that lien, with that lien attaching to the proceeds of sale, and such lien proceeds must be treated in accordance with clauses (i) and (iii) hereof, or (iii) the impaired secured creditor realizes the "indubitable equivalent" of its claim under the plan.

     With respect to an unsecured claim, "fair and equitable" means either (i) each impaired creditor receives or retains property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive any property under the plan.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

     With respect to equity interests, "fair and equitable" means either (i) each impaired equity interest receives or retains, on account of that equity interest, property of a value equal to the greater of the allowed amount of any fixed liquidation preference to which the holder is entitled, any fixed redemption price to which the holder is entitled, or the value of the equity interest; or (ii) the holder of any equity interest that is junior to the equity interest of that class will not receive or retain under the plan, on account of that junior equity interest, any property.

     In the event one or more Classes of impaired Claims or Interests rejects or is deemed to have rejected the Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether the Plan is fair and equitable and does not discriminate unfairly against any rejecting impaired Class of Claims or Interests.

     The Debtors believe that the Plan does not discriminate unfairly and is fair and equitable with respect to each Class of Claims and Interests that is impaired. However, the Plan does seek to modify the rights of Pegasus, Wren and Fort Wayne - Allen County Airport Authority under contracts that were assumed during the case. Unless these parties agree to contract modifications currently being negotiated, it will be difficult for Debtors to confirm the Plan. Debtors believe that they will reach agreements with each of these parties.


                                       IV.

                            BACKGROUND OF THE DEBTORS

A.   Nature of the Debtors' Business

     The Debtors have one main business. They are a leading provider of scheduled air freight services in the U.S., transporting air freight on scheduled routes.

     The Debtors' scheduled air freight service provides overnight delivery to and from a number of U.S. cities using aircraft it owns or leases. As of December 31, 2001, the Debtors operated 15 727-200 freighter aircraft in support of their scheduled air freight service and had approximately 1000 full and part-time employees, of which 126 are pilots. The Debtors have a total of 31 727-200 freighter aircraft available on its FAR Part 121 operating certificate. International stopped operating its wide body aircraft (747s and L-1011s) and their DC-8s before it commenced its case. While the wide body aircraft had been used primarily for international operations, they also provided some airlift capacity for some domestic operations as well. Suspending these operations reduced both the number of aircraft operated by the Debtors as well as the number of employees.

B.   Overview of the Debtors' Current Corporate Structure

     The following description identifies the primary business functions of each of the Debtors on the Filing Date.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

     Kitty Hawk, Inc. is the parent company of each of the other Debtors who are all wholly-owned subsidiaries. Kitty Hawk, Inc. provides executive management, accounting, administrative and financial management for the other Debtors. Kitty Hawk, Inc. is a public company. However, two shareholders control approximately 58% of its stock. M. Tom Christopher owns approximately 34% of the outstanding shares. Conrad A. Kalitta or entities controlled by him own approximately 24% of the shares.

     Kitty Hawk Aircargo, Inc. is a Part 121 certificated air carrier which operated a fleet of 41 Boeing 727s and five Douglas DC-9s as of the Petition Date. Many of the 727s were used in Kitty Hawk Cargo's scheduled freight operation, while the remainder were used to service dedicated aircraft contracts for the U.S. Postal Service and BAX Global, which have expired or been terminated. Aircargo currently operates a fleet of 15 Boeing 727s-200Fs and will have 9 additional 727s available on its certificate.

     Kitty Hawk Cargo, Inc. operates scheduled overnight freight service through Kitty Hawk's hub in Ft. Wayne, Indiana. Kitty Hawk Cargo currently services approximately 47 U.S. cities.

     Kitty Hawk Charters, Inc. was a Part 135 certificated air carrier operating a fleet of 19 Lear jets, one Falcon 20C jet, 8 Beechcraft BE8Ts and two Mitsubishi MU2 as of the Petition Date. Charters served as Kitty Hawk's same-day, on-demand air logistics service provider. Charters' assets were sold during the Reorganization Case.

     Kitty Hawk International, Inc. was a Part 121 certificated air carrier operating a fleet of seven Boeing 747s, six L-1011s and six DC-8s. Three 747s and one L-1011 were used in Kitty Hawk Cargo's scheduled freight operations./4/ Its Part 121 Certificate was sold in September, 2000.

     Longhorn Solutions, Inc. programed and sold aircraft maintenance scheduling software and formerly maintained the information systems of all of the operating subsidiaries. Its assets were sold during the Reorganization Case. It is currently inactive.

     American International Travel, Inc. previously managed all of the travel arrangements for the various operating subsidiaries. It is currently inactive.

     OK Turbines, Inc. bought and sold parts for engines used on small jet aircraft. Its operating assets were sold during the Reorganization Case and it is currently inactive.

     Aircraft Leasing, Inc. is a non-operating entity that owned and leased ten
(10) 727s and three (3) DC-9s to Kitty Hawk Aircargo. The 727s were encumbered by liens in favor of the Indenture Trustee for the Senior Notes and are currently owned by a Trust for the benefit of the Noteholders. The DC-9s have been sold.

     Flight One Logistics, Inc. is a dormant Michigan corporation.


-----------------------

     /4/ On April 30, 2000, immediately prior to the Petition Date, Kitty Hawk International suspended all flight operations.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

C.       Creditor Claims Against Multiple Debtors

         Two creditor groups, the Bank Group and the holders of the Senior Notes, have claims against each of the Debtors. The Bank Claims are secured by the inventory and receivables of each of the Debtors. Additionally, the Bank Group has liens on a number of other assets of the Debtors, including fourteen 727s. The Bank Claims total approximately $9 million/5/ as of May 1, 2002. The Debtors believe that the collateral securing the Bank Claims is worth more than the Claims and that the Bank Group is fully secured.

         The Senior Notes are a direct obligation of Kitty Hawk, Inc. and are guaranteed by each of the other Debtors. The Senior Note obligation exceeds $350 million. The Senior Notes are secured by the Noteholders' Wide Body Collateral and the Noteholders' 727 Collateral (as defined in the Plan). However, the value of the Noteholders' collateral is insufficient to satisfy the Noteholders' claim. The Debtors and the Noteholders acknowledge that the Noteholders will have a significant unsecured claim estimated to be in excess of $250 million. Because the Noteholders have a claim against each Debtor for the full amount of their deficiency claim, the Noteholders are the largest unsecured creditors of each Debtor and, on an entity by entity basis, their Claims dwarf all other Unsecured Claims. The Debtors' opinion regarding the Noteholders' likely deficiency is based on recent appraisals of the Noteholders' collateral and market conditions in 2002. Additionally, the Noteholders' Adequate Protection Claim, described in D below, must be paid before any distribution to unsecured creditors. As a result, absent settlement, it is unlikely Other Unsecured Creditors will receive any recovery on their claims. Pursuant to the settlement with the Noteholders incorporated in the Plan and described in Section IV, D and IV, E 2(b) of the Disclosure Statement, the Noteholders have agreed that 14% of the New Common Stock will be distributed to the holders of other general unsecured claims regardless of the Noteholders' deficiency claim. The settlement provides a greater return to unsecureds than they would receive absent the settlement. The distribution of 14% of the New Common Stock results in an estimated recovery to unsecured creditors other than the Noteholders of New Common Stock with a value of at least what they would receive in a chapter 7 liquidation.

D.       The Noteholders' Adequate Protection Claim

         The Plan also incorporates a settlement of the Noteholders' Adequate Protection Claim. On the Petition Date, Aircraft Leasing owned 10 Boeing 727 aircraft and related engines that were pledged to the Noteholders. Aircargo owned two (2) Boeing 727s and related engines that were pledged to the Noteholders. Aircargo flew all of the Noteholders' 727 Collateral during the case. The Noteholders did not receive any payments from the Debtors for the Debtors' use of Noteholders' 727 Collateral until October 2001, after which certain payments for hourly use have been made to the Noteholders.

         As secured creditors, the Noteholders had the right to seek and receive adequate protection of their collateral. In the Agreed Order Regarding Debtors' Motion to Abandon Certain Aircraft and

------------------

         /5/ This number is subject to reduction in the event that certain professional fees and interest paid to the Bank Group are determined by the Court to be reductions of principal. The Indenture Trustee and the Unofficial Noteholders' Committee intend to seek such relief.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

Certain Aircraft Engines of Kitty Hawk International, Inc. and the Provision of Adequate Protection to the Trustee entered on June 16, 2000, the Debtors acknowledged that Aircargo and Aircraft Leasing were using the Noteholders' 727 Collateral and agreed to act in good faith to determine the appropriate adequate protection consideration that would be provided to the Noteholders. Soon thereafter, the Debtors began negotiating the Noteholders' treatment in the Plan. The Debtors agreed to pay the Noteholders, on the plan confirmation date, the value of the 727 Collateral as of the Petition Date. In reliance on the plan treatment, the Noteholders did not demand interim adequate protection payments. After Debtors were unable to confirm the plan submitted in August, 2000, the Debtors and the Noteholders negotiated a stipulation that would provide adequate protection of the 727 Collateral. The Bank Group vehemently opposed the stipulation and after numerous contested hearings, the parties abandoned the stipulation. In the fall of 2001, the Noteholders reargued their motion for relief from stay to take possession of the 727 Collateral. In October, 2001, the Noteholders foreclosed their interest in the 727 Collateral.

         As a general premise, if a party requests and secures a Court order granting adequate protection and the adequate protection fails to compensate it for the decline in the value of its collateral, the secured party has a Superpriority Administrative Expense Claim for the failure of the adequate protection. The Debtors agree that the Noteholders' 727 Collateral has declined in value by $45 million during the case and the Noteholders have not received payments from the Debtors to compensate them for this decline in value. The Noteholders assert that they have a Superpriority Administrative Expense Claim against Aircargo, Aircraft Leasing, Cargo and Kitty Hawk, Inc. of $45 million for failure of adequate protection. On April 24, 2002, the Debtors filed a Motion Seeking Court Approval of a Stipulation that gives the Noteholders a $45 million Superpriority Administrative Claim against Kitty Hawk, Inc., Aircargo, Cargo and Aircargo Leasing. Filing the Motion was a condition to reaching a settlement with the Noteholders on the terms of the Plan. A Superiority Administrative Expense Claim has priority over all other unsecured claims, including Administrative and Priority Claims. The issue of how the Noteholders' Adequate Protection Claim is allocated between various debtors, if litigated, could affect both the amount and priority of the Administrative Claims ultimately allowed against Aircargo. If the Noteholders prevailed in their Adequate Protection Claim and demanded payment in full, it would be extremely difficult, if not impossible for Debtors to confirm a plan. The Debtors' current resources would not permit them to pay $45 million to the Noteholders on the effective date of a plan and meet the other payment obligations required for confirmation. If the Noteholders prevailed on their Superpriority Administrative Expense Claim and these cases were liquidated, the Bankruptcy Code would require the Trustee to pay the Noteholders' Adequate Protection Claim before paying all other Administrative Expense Claims. In this event, it is unlikely that any other creditors would receive anything on account of their claims. Debtors believe the Creditors Committee and certain other persons holding unpaid Administrative Expense Claims would contest the Noteholders' claim to Superpriority Administrative Expense status in a Chapter 7 case.

         The Plan provides that the Noteholders will receive a cash payment on the Effective Date of approximately $28 million and 80% of the New Common Stock in satisfaction of their Adequate Protection Claims. Thus, the Plan compromises both the Noteholders' Adequate Protection Claim and their Deficiency Claims in a manner that allows the Debtors to satisfy their Administrative and Priority Claims and to distribute 14% of the New Common Stock to other unsecured creditors.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

Absent confirmation of the Plan, the Debtors believe it is unlikely that unsecured creditors would receive anything in the case. Additionally, the Plan waives preference claims and thus provides trade creditors with security that they will not have to pay money to the estate and then receive little or nothing in return. For all these reasons, the Debtors believe the compromises with the Noteholders are highly beneficial to unsecured creditors of these Estates.

E.       Existing and Potential Litigation

         1.   Claims Against the Debtors.

              a. Securities Litigation Against the Debtors or Their Officers and Directors. During April through July 2000, four purported class action lawsuits were filed against Kitty Hawk, Inc. and/or certain of its officers and directors in the United States District Court for the Northern District of Texas, Dallas
Division: (i) Todd Holley v. Kitty Hawk, Inc., M. Tom Christopher and Richard Wadsworth, No. 3:00-CV-0828-P; (ii) Russell Schwegman v. M. Tom Christopher, Conrad A. Kalitta, Richard R. Wadsworth, Jr. and Kitty Hawk, Inc., No. 3:00-CV-0867-P; (iii) Dale Crandall v. M. Tom Christopher, Conrad A. Kalitta, and Richard R. Wadsworth, Jr., No. 3:00-CV-1102- T; and (iv) Charles Landan and Trans American Airlines, Inc. v. M. Tom Christopher and Richard R. Wadsworth, Jr., No. 3:00-CV-1623-P. Each of the complaints alleges that the defendants violated the United States securities laws by publicly issuing materially false and misleading statements and omitting disclosure of material adverse information regarding Kitty Hawk's business during the period from April 22, 1999 through April 11, 2000. Among other things, the complaints allege that the defendants materially overstated Kitty Hawk's earnings and financial condition by refusing to disclose that Kitty Hawk had deferred required maintenance and repairs on its aircraft and engines, and by refusing to timely write down the value of Kitty Hawk's obsolete aircraft that were beyond repair. Each of the complaints alleges that as a result of such alleged improper actions, the market price of Kitty Hawk's securities was artificially inflated at the time that the stockholders in the classes acquired those securities. The complaints seek monetary damages for the losses allegedly incurred by the members of the classes on whose behalf these actions are brought and equitable or injunctive relief as permitted by law. In May 2000, the court entered orders in the actions that had named Kitty Hawk as a defendant staying all claims against Kitty Hawk due to its filing for protection under Chapter 11 of the United States Bankruptcy Code. The actions were not stayed as to the individual defendants. In July 2000, the actions were consolidated into a single action. The court has entered an agreed scheduling order that requires a consolidated amended complaint to be filed after the court appoints a lead plaintiff. The individual defendants are not required to file a response until after the consolidated amended complaint is filed.

         The Claims against Kitty Hawk, Inc. asserted in these lawsuits are treated as Class 9 Claims.

              b. Other Claims Against the Debtors. The Debtors and their subsidiaries are potential and/or named defendants in several other lawsuits, claims and administrative proceedings arising in the ordinary course of business, most of which have been automatically stayed pursuant to section 362(a) of the Bankruptcy Code. While the outcome of such claims, lawsuits or other proceedings against Kitty Hawk cannot be predicted with certainty, the Debtors expect that such

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002 liability, to the extent not provided for through insurance or otherwise, will not have a material adverse effect on the financial condition of Kitty Hawk or on distributions to be made under the Plan.

     The Debtors have certain indemnification obligations to their officers and directors under Delaware law and under their charters. On April 19, 2002, M. Tom Christopher, the Debtors' former Chief Executive Officer and the owner of approximately 30% of the Old Common Stock of Kitty Hawk, Inc. filed a lawsuit in the Tarrant County, Texas District Court against Tilmon J. Reeves and James R. Craig. Messrs. Reeves and Craig are, respectively, Chief Executive Officer and Vice President/General Counsel for the Debtors. Mr. Reeves has been a member of the Board of Directors of Kitty Hawk, Inc. since before 1996 and Mr. Craig was a member of the Board of Directors of Kitty Hawk, Inc. for several years before November 1997, and has been a member since 2001. The Christopher lawsuit alleges that Messrs. Reeves and Craig participated in actions that resulted in Mr. Christopher being removed from his role as Chairman of the Board and Chief Executive Officer and the termination of his employment agreement with Kitty Hawk, and have participated and are participating in a plan to obtain a substantial equity stake in the reorganized Debtors and to cause Christopher to lose the value of his substantial equity position in Kitty Hawk, and that such actions were taken in breach of their duties to Christopher and for their personal benefit and interest. Messrs. Reeves and Craig assert that the Debtors have an obligation to indemnify them for any claims arising from this litigation. The Debtors do not believe that the claims have merit but cannot currently predict the extent of their exposure on the indemnification obligations.

          2. Claims Held by the Debtors.

          a. Preference Claims. During the ninety (90) days prior to the Petition Date, the Debtors made numerous payments and other transfers to creditors on account of antecedent debts. In addition, during the one-year period prior to the filing date, the Debtors made certain transfers to, or for the benefit of, certain "insider" creditors. While most of those payments were made in the ordinary course of the Debtors' business; some of those payments may be subject to avoidance and recovery by the Debtors' estates as preferential and/or fraudulent transfers pursuant to sections 544, 547, 548 and 550 of the Bankruptcy Code. Specifically, the Debtors have identified payments to various creditors totaling millions of dollars that merit investigation to determine whether some or all of those payments are subject to avoidance and recovery by the Debtors. In determining whether to pursue legal remedies for the avoidance and recovery of any transfers, the likelihood of successful recovery must be weighed against the legal fees and other expenses that would likely be incurred by the Debtors. The Plan provides that the Reorganized Debtors will release all claims against the creditors arising under sections 544 through 551 of the Bankruptcy Code, which includes preference claims. Because the deadline for filing preference claims in these cases was May 1, 2002, the Debtors have filed protective adversary proceedings against a number of creditors who received payments in the ninety (90) days before the Petition Date. The Debtors will dismiss these complaints if the Plan is confirmed.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

          Any creditor that received a pre-petition/6/ payment from the Debtors after January 30, 2000 or, in the case of insiders, May 1, 1999, is hereby notified that, if the Plan is NOT confirmed, the Debtors' Estates may pursue their complaints to recover those payments if they constitute preferences under section 547 of the Bankruptcy Code.

          b. Claims Against the United States Postal Service for Termination of the WNet Contract (being settled by the Plan). Aircargo's six year WNET 99-01 contract with the U.S. Postal Service ("Postal Service") was terminated for the Postal Service's convenience effective August 25, 2001, with approximately four years remaining on the original contract term. The Postal Service's termination for convenience allowed Aircargo to submit a claim against the Postal Service for Aircargo's unpaid costs of contract performance, unamortized continuing costs, a reasonable profit on certain of these costs, and the Aircargo's costs of settling with subcontractors and negotiating a settlement with the Postal Service.

          Aircargo submitted a preliminary termination claim in the amount of $65,218,177 against the Postal Service. The Postal Service had previously filed $2,109,172 in claims against Aircargo on other Postal Service contracts. The parties have negotiated a mutual settlement of these claims in the amount of $30.9 million to be paid to the Debtor in two installments: $15.5 million due fifteen days after court confirmation of subject reorganization plan and the balance due by July 30, 2002.

          Absent settlement, the Aircargo's claim would have to be resolved through court litigation under federal dispute resolution procedures. Aircargo's claim is a large complex claim involving numerous legal and factual issues on various cost elements included in the claim and additional procedural and legal issues related to Aircargo's bankruptcy. Due to the length of time necessary to prepare a claim for hearing and to obtain a written decision from the court, coupled with the probability of appeal by either party of an unfavorable decision, litigation of a claim of this size involving factual and legal issues on various procedural and substantive matters would likely take many years to prosecute to final resolution in the courts.

          Approval of this settlement is in the best interest of the Debtors' estate due to the risks and costs of litigation, and the extended time period necessary to recover against the Postal Service if the claim was litigated.

          c. Potential Avoidance Claims Against the Noteholders (being settled by the Plan). The Plan proposes and incorporates a settlement of various claims owned by the Debtors regarding the amount and enforceability of the subsidiary guarantees of the Senior Notes (see Section IV, C, "Creditor Claims Against Multiple Debtors"). Under the proposed settlement, the Noteholders allow Other Unsecured Creditors to receive 14% of the New Common Stock, which the Debtors believe is a larger distribution than unsecured creditors would receive absent the settlement. The Noteholders also agree to the Debtors' waiver of preference claims. The Noteholders receive 80% of the New Common Stock on account of the Noteholders' Adequate Protection Claims. The Noteholders waive any distribution on their

----------

     /6/ Payments after the May 1, 2000 Petition Date are not subject to recovery as preferences.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002 unsecured deficiency claims. Pegasus and Wren receive the remaining 6% of the New Common Stock as consideration for modifying Aircargo's obligations under aircraft leases assumed during the Reorganization Case. The Noteholders will also receive a release of the Debtors' fraudulent transfer claims as part of the settlement (see "Release of Fraudulent Transfer Claims,"below).

     The proposed settlement with the Noteholders has not otherwise been approved by the Bankruptcy Court. The Bankruptcy Court will consider approval of the settlement at the hearing on confirmation of the Plan. If the Court finds that the settlement is not in the best interests of the Debtors' creditors, the settlement will not be approved and the Plan (i) may not be confirmed, or (ii) will have to be modified to be confirmed. Generally, the Bankruptcy Court must find that the settlement is fair and equitable after considering the probability of the Debtors' success if it litigates the claims, the complexity, expense, and likely duration of any litigation of the claims, the possible difficulties in collecting on the claims and all other factors relevant to assessing the "wisdom of the proposed compromise." Protective Committee for Independent Stockholders of TMT Trailer Ferry, Inc. v. Anderson (In re TMT Trailer Ferry, Inc.), 88 S.Ct. 1157, 1163 (1968).

     Subsidiary guarantees of a parent corporation's debt, such as the Kitty Hawk subsidiaries' guarantees of the Senior Notes, may raise the issue of whether the guaranties are fraudulent transfers under the Bankruptcy Code or applicable non-bankruptcy law. To demonstrate that the guaranties are avoidable, the Debtors must show that (a) each of the subsidiaries received less than reasonably equivalent value in exchange for the guaranty obligation, and (b) the obligation rendered the subsidiaries insolvent or left them with unreasonably small capital. This analysis is performed as of the time the obligation was incurred, here, November 1997.

     In this case, the guarantees also include language that limits the amount of debt guaranteed to an amount just less than the amount that would make the guarantee avoidable as a fraudulent transfer. The Indenture provides as follows:

          Each Guarantor and, by its acceptance of a Note, each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the maximum liability of each Guarantor will be $1.00 less than the lesser of (a) the amount which would render the Note Guarantee voidable under either Section 548 or 544(b) of the Bankruptcy Code, (b) the amount permitting avoidance of the Note Guarantee as a fraudulent transfer under any applicable Fraudulent Transfer Act or similar law and (c) the amount permitting the Note Guarantee to be set aside as a fraudulent conveyance under any applicable Fraudulent

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

          Conveyance Act or similar law. In addition, if the execution and delivery and/or incurrence evidenced by the Note Guarantee constitutes a "distribution" under the Michigan Business Corporation Act (the "MBCA"), the maximum liability under the Note Guarantee with respect to such Guarantor shall be limited to $1.00 less than the maximum liability which such Guarantor is permitted to incur under Section 345 of the MBCA.

     As is clear from this language, if the guarantees would be avoidable as fraudulent transfers, the guarantees are limited to $1.00 less than the amount that would render the guarantee avoidable under fraudulent transfer or fraudulent conveyance theories. The Creditors' Committee previously argued that the guarantees may be limited even if the Debtors can not demonstrate that the guarantees rendered the Debtors' insolvent as of November 17, 1997. The Debtors believe that the Creditors' Committee's counsel misinterpreted this provision of the Indenture.

     The guarantees also include provisions specifically recognizing the rights of contribution among guarantors. Both contractually and under well-established equitable principles, each Debtor had the right on November 17, 1997 and thereafter to collect from each of the other Debtors if it was called upon to pay on its guarantee of the Senior Notes. As a result of the rights of contribution, so long as the Debtors, on a consolidated basis, were not rendered insolvent or left with unreasonably small capital by the Senior Note obligations, no single Debtor should have been rendered insolvent by becoming obligated on the Senior Notes guaranty since each Debtor would have the right to recover from each of the other Debtors the amounts, or a portion of the amounts, it had paid on the Senior Notes in excess of its share.

     To assess the merits of the Debtors' potential claims to avoid the subsidiary guarantees of the Senior Notes or to limit the amount of debt guaranteed by each subsidiary, the Debtors reviewed the law on fraudulent transfers and the law related to the allocation of liability among co-sureties of a single debt and among co-obligors. The Debtors' counsel, Haynes and Boone, LLP, has significant experience in analyzing and prosecuting fraudulent transfer claims. Sarah Foster is the author of "Let's Remake a Deal: Fraudulent Transfer Laws as a Tool for Restructuring Leveraged Buyouts" and with other members of the Firm, recently conducted a lengthy investigation of claims, including fraudulent transfer claims, against the creditors of three related debtors in the Chapter 11 case of McGinnis Partners' Focus Fund. Ms. Foster and Mr. Penn worked together on behalf of a Chapter 7 Trustee to analyze and pursue fraudulent transfer and other claims in the David Mann case. That estate's claims were settled very favorably.

     In this case, counsel investigated the factual background for the claims by interviewing a number of Kitty Hawk employees who participated in the transactions giving rise to the Senior Notes as well as employees with knowledge of the Debtors' business operations following the Kalitta transactions. Counsel reviewed documentary evidence regarding the transaction, including appraisals, opinions and financial data as of the effective date of the transaction in question, and Debtors' operations following the transactions. Based on their review of the evidence and the issues and their assessment of the merits of the claims, the Debtors proposed a

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002 settlement of those claims whereby general unsecured creditors would recover more for their claims than those creditors would receive if the guarantees were enforced according to their terms. The settlement also, necessarily, provides less value to the Noteholders' deficiency claims than if the guarantees were fully enforced.

     The following description of the benefits of the settlement represents the Debtors' position. This discussion does not represent the views of the Court or the Creditors' Committee.

          The Debtors believe that settling these disputes in the Plan is in the best interest of the Debtors and their creditors for a number of reasons.

     (1) The Debtors do not believe that they have a significant likelihood of success on the merits of any avoidance claims. To avoid the guarantees, the Debtors must prove that the guarantees rendered the Debtors insolvent or left them with unreasonably small capital as of November 17, 1997. The Debtors face considerable problems in proving that the Debtors were rendered insolvent or left with unreasonably small capital as a result of the Senior Note transaction. The Debtors used the majority of the Senior Note proceeds to retire debt of the Kalitta companies that the Debtors acquired concurrently with the Note offering. Arms length negotiations resulted in the Kalitta merger. At the time, Kitty Hawk firmly believed that the merger provided value substantially greater than the acquisition cost. Third party appraisals supported the value of the aircraft pledged to Noteholders. Many acquired assets were left unencumbered and thus available to satisfy other creditors' claims. Alex Brown, an investment banking firm, opined that the transaction was fair to Kitty Hawk. Audited financial statements for both Kitty Hawk and the Kalitta Companies for 1995 and 1996 indicate that the companies were solvent. The audited consolidated financial statements for the merged companies as of December 31, 1997, reflect shareholders' equity of $179 million based on assets of $834 million and liabilities of $655 million (including the Senior Note obligations). At the time of the merger, the Debtors raised $38 million in equity and entered into a new secured revolving credit facility providing for borrowings of up to $100 million. Therefore, substantial, contemporaneous, third party assessments of the Debtors' value at the time the Debtors incurred the Senior Note and guaranty obligations will have to be discredited to demonstrate that the consolidated Debtors were rendered insolvent or left with unreasonably small capital as a result of the Senior Note obligation.

     The risk that the Debtors will not succeed on the merits of any fraudulent transfer claim combined with the cost and likely duration of any such litigation supports settlement of the potential claims.

     (2) Because of the Noteholders Adequate Protection Claim and the very significant administrative claims in these cases, unsecured creditors would not receive a distribution in a Chapter 7 liquidation. Even in a reorganization, the value of the Debtors' assets and business will be exhausted in satisfying secured, administrative and priority claims. As part of the settlement, the Noteholders agree not to receive any distribution on their unsecured deficiency claims of over $250 million and agree to the distribution to unsecured creditors of 14% of the

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New Common Stock. As a further benefit of the agreement, the Debtors will waive preference claims so that trade creditors are relieved of the risk that they will be sued to recover payments made to them in the 90 days preceding the case and then recover nothing on account of their claims. Although the recovery for unsecured creditors in these cases is minimal, the settlement provides benefits in excess of those to which the unsecured creditors would receive absent the settlement.

     (3) Delaying confirmation to allow the litigation to proceed would materially increase the bankruptcy burdens on the Debtors. The Debtors would still face all of the administrative and reporting burdens of debtors in possession. Expenditures for bankruptcy professionals would continue (at a rate of approximately $1 million per month). The "soft costs" of bankruptcy would also continue and increase as the "light at the end of the tunnel" moved further away: declining employee morale, increasing employee departures, increasingly lower employee productivity, increasing questions by customers regarding Kitty Hawk's ability to survive.

     (4) Settlement also allows Kitty Hawk's management and employees to focus their time, efforts and energies towards Kitty Hawk's future operations instead of being required to devote material amounts of time and energy to events that occurred years before.

     Because the deadlines for filing avoidance actions to set aside the guaranties was on or before May 1, 2002, the Committee made demand and Debtors' consented to and the Bankruptcy Court approved the filing of a protective lawsuit to set aside the guaranties. The Committee will dismiss this suit if the Plan is confirmed.

     3.   Miscellaneous Litigation.

          The Debtors and their subsidiaries may be potential and/or named plaintiffs in several other lawsuits, claims and administrative proceedings arising in the ordinary course of business. While the outcome of such proceedings cannot be predicted with certainty, the Debtors expect that the potential recovery, as well as the costs of pursuing such claims, will not have a material effect on the financial condition of the Debtors or the distributions to be made under the Plan.


                                       V.

                          EVENTS LEADING TO BANKRUPTCY

     In 1997, Kitty Hawk expanded its level of operations and geographic scope through the acquisition and merger of the Kalitta Companies, several entities engaged in air transportation and aviation-related activities. The acquisition was financed by Kitty Hawk through a public debt offering in the amount of $340 million dollars (the "Senior Notes"). After acquiring the Kalitta Companies, Kitty Hawk commenced integration of the various entities into three units, which at the time of it bankruptcy filing, included:

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..    Kitty Hawk International ("International"); a FAR Part 121 certificated air carrier, which operated scheduled freight from the U.S. to various countries in the Pacific Rim using a fleet of wide body Boeing747 freighter aircraft ("B747F"), Lockheed L-1011 freighter aircraft ("L-1011F") and a fleet of long-range McDonnell Douglas DC-8 freighter aircraft ("DC-8F"). Additionally, International operated certain wide body aircraft in support of Kitty Hawk's scheduled overnight airfreight operations located in Fort Wayne, Indiana.

..    Kitty Hawk Aircargo, Inc. ("Aircargo"); a FAR Part 121 certificated air carrier engaged primarily in the air transport of domestic freight using a fleet of narrow-body aircraft ("B727-200F") and to a lesser extent McDonnell-Douglas DC-9 ("DC-9-15F") air freighters. Aircargo's operations were substantially in support of Kitty Hawk's scheduled overnight air freight hub located in Fort Wayne, Indiana.

..    Kitty Hawk Cargo, Inc. ("Cargo") which operates Kitty Hawk's scheduled overnight air freight hub in Fort Wayne, Indiana.

..    Kitty Hawk Charters, Inc. ("Charters"); a FAR Part 135 certificated air carrier engaged primarily in the on-demand charter aircraft freight and passenger market using a fleet of small jet and turbo-prop aircraft.

..    OK Turbines, Inc. ("OK Turbines"); a small turbine engine repair and parts-sales/support operation located in Hollister, California, which supports Charters and other similarly situated small airlines.

     After acquiring the Kalitta Companies, Kitty Hawk proceeded to integrate the operations of the Kalitta Companies with those of Kitty Hawk's. However, in late 1999 and continuing into the first quarter of 2000, Kitty Hawk's financial performance began to deteriorate due to: (i) the unscheduled grounding of several wide body aircraft as a result of maintenance scheduling problems, including premature engine failures, (ii) the unscheduled grounding of aircraft (primarily operated by International) for repair of damage caused by various minor unrelated accidents, (iii) higher than expected maintenance costs on the wide body fleet during the first quarter of 2000, (iv) the higher than expected fuel expenses for Kitty Hawk's scheduled overnight airfreight operations, (v) general softness in customer demand for international wide body air freight services relative to expectations, and (iv) expenses related to the startup of the USPS W-Net contract and the initial expenditures related thereto. Because of Kitty Hawk's aggressive marketing of its services to the USPS, a long-time customer, the W-Net contract caused financial and operational stress on Kitty Hawk because of the extremely short implementation phase allowed and the need to replace aircraft equipment that would be dedicated to W-Net. Kitty Hawk was required to incur transitional costs and lease costs for replacement aircraft to use elsewhere in its system that were higher than it would have otherwise expected them to be in the marketplace.

     Kitty Hawk, as a result, experienced a substantial decrease in projected revenues, an increase in expenses and correspondingly, a substantial decrease in cash.

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     The bulk of Kitty Hawk's deteriorating operating and financial condition emanated from International. Before and after acquiring the Kalitta companies, International sustained significant losses due primarily to substantial capital expenditures required to operate and maintain an aging fleet (including engines) of B747Fs, L-1011Fs and DC-8Fs, and poor performance.

     Covenants contained in the Senior Notes mandate compliance with certain maintenance provisions for the aircraft and engines collateralizing this debt. In April 2000, Kitty Hawk projected a cash requirement in excess of $30 million to comply with these maintenance provisions (specifically, bringing the number of serviceable wide-body engines to required levels). In an effort to improve its liquidity and comply with the terms of the Senior Notes, Kitty Hawk unsuccessfully pursued various asset sales, including sale-leaseback financing on its fleet of owned B727-200F aircraft.

     On April 11, 2000, Kitty Hawk publicly disclosed that as a consequence of the aforementioned events it did not have sufficient cash to pay the $16.9 million semi-annual interest installment on its Senior Secured Notes due May 15, 2000. As a result of this disclosure, general trade creditors, fuel suppliers, and other vendors eliminated payment terms, demanded immediate payment on all outstanding balances, and required pre-payment, deposits, or COD on all future purchases, causing further deterioration of Kitty Hawk's cash position.

     By late April 2000, Kitty Hawk had ceased payments on several of its aircraft leases causing a default on virtually all its lease and loan agreements. Kitty Hawk believed that various creditor actions were imminent, including the seizure of aircraft and other operating assets as well as an involuntary bankruptcy filing.

     On April 30, 2000, Kitty Hawk suspended all flight operations of International, resulting in the grounding of all of the B747F, L-1011F and DC-8F aircraft and the termination of substantially all of International's employees (including all of the flight personnel represented by the International Brotherhood of Teamsters Union).

                                       VI.

                PROGRESS DURING BANKRUPTCY AND SIGNIFICANT EVENTS

     After filing for Chapter 11 protection, Kitty Hawk focused its operations around the core business lines and on the operation of a single aircraft type, the B727-200F. In addition, Kitty Hawk commenced an aggressive program to streamline maintenance, planning, administration and flight operations functions.

A.   Fort Wayne Hub Improvements

     The operational results for the scheduled overnight freight operation improved significantly shortly after the shutdown of International. Even though the cessation of service

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by International reduced Fort Wayne's capacity by about 200,000 pounds per night, the resulting decrease in traffic was approximately 100,000 pounds per night, thereby improving load fact and decreasing cost per pound shortly after the Petition Date.

B.   Financial Performance

     There are three significant drivers of Kitty Hawk's financial performance since the May 1, 2000 filing for bankruptcy protection:

     (i) Management's strategic decision to concentrate on the scheduled freight business utilizing a streamlined, single aircraft type fleet (727-200 series aircraft).

     (ii) The high cost and operating losses, and the significant administrative claim risk inherent in the Kitty Hawk International, Inc. and related operations, that caused management to suspend operations at Kitty Hawk International, Inc.

     (iii) The reduction in automotive manufacturing along with the slow-down in the U.S. domestic economy that began in October 2000.

     Before filing for bankruptcy protection, Kitty Hawk was losing money at an extraordinary rate and had come close to running out of cash in April 2000. Most of the operating losses and cash demands were coming from Kitty Hawk International, Inc. In May 2000, the first month of operations under bankruptcy protection, Kitty Hawk produced operating profits of just over $3.4 million (excluding legal fees) and, more importantly, increased cash position from $14.2 million to $41.2 million. The decision to suspend operations of Kitty Hawk International, Inc. was the key element to Kitty Hawk's survival and initial success.

     The Year of 2000
     ----------------

     Through the summer of 2000, the Company's focus was on the scheduled freight business and the airline operations. The cost of fuel had a significant impact on the scheduled freight business and drove several fuel surcharge price escalations. Also during this period, the Company rationalized its airline operations in terms of mechanics and line and airframe maintenance operations. The traditional seasonality the Company experiences causes June to be relatively strong, which it was, with July a down month due to the automotive industry shut-down for two weeks and general manufacturing slow-downs that impact the scheduled freight business significantly. July was break-even from operations after adjusting for bankruptcy costs and fees. August is typically a strong month as automotive build out of the prior year models and new model change-over creates significant demand in the scheduled freight business. The Company experienced a typical August and generated operating profits of just under $900,000 in the core business after adjusting for bankruptcy costs.

     The fall is usually the best revenue and profit season for the Company's core operations. September was a disappointment due to rapidly rising fuel costs and somewhat lesser demand in the scheduled freight business than was expected, coupled with some rising costs in the airline

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for rotable parts repairs. The Company was essentially break-even from operations after adjusting for bankruptcy costs in September, but judging by August, operating profits in excess of $1.0 million would have been typical. Unfortunately, September was a harbinger for the remainder of the Fall of 2000. October is traditionally one of the strongest months of the year, but the level of shipments in the scheduled freight business was below that of September, which we now know resulted from automotive manufacturing slow-downs due to increasing automotive inventories. The lower than expected revenue coupled with some on-going airline rotable parts expenses caused October to be a loss month, which is highly unusual. It was during this period that management of the airline was able to get the procedures for rotable parts repairs under control, and we have been experiencing reasonable cost levels since. November is typically weak due to the Thanksgiving holiday and the general completion of most of the heavy weight shipping for manufacturing for the year. November proved to be very weak as the automotive industry throttled back to idle in manufacturing and fuel reached all-time high prices. The Company also saw BAX, the Company's ACMI and scheduled freight customer, experience slow-downs in its system as well.

     December 2000 was very good due to the peak season business from the USPS. Although the Company experienced two bad weather days, they caused minimal cost impact, and the contracts were substantial contributors in terms of Revenue, operating profits, and EBITDA. The Company ended the year with $14.4 million in cash (about $6 million over its forecast) due to management's favorable administration of the USPS contracts and vendors.

     The Year of 2001
     ----------------

     First Quarter 2001: January and February are typically weak with revenue
     ------------------
increasing in March. The Company experienced a very unusual winter 2001. January was 10% above its plan, while February was 11% below its plan. Additionally, the Company did not see the traditional business increase over February levels in March 2001. While costs were at or below projections, the lower revenues in February and March impacted the Company. Management implemented temporary capacity reductions to right-size the operations and costs to the demand it experienced. Additionally, the Company revised its budgets to reflect a lower expectation from the scheduled freight business in 2001 from March through September. The first quarter is a very good cash flow quarter for Kitty Hawk due to the collection of the peak season revenue from the USPS. The Company collected the USPS revenue in record time in 2001, and experienced better than budgeted variances in airframe and engine maintenance. Thus, the Company's cash position remained well above plan at more than $39 million as of March 31, 2001, without benefit from any significant asset sales.

     Second Quarter 2001: The Company continued to experience softness in demand
     -------------------
in Scheduled Freight in April as the economy continued to slide, although the Company did begin to see signs that the economy was beginning to flatten out in May. A major customer, Eagle Global Logistics ("EGL") approached the Company in May with a proposal to combine operations of their point-to-point system with Kitty Hawk in order to reduce their over-all costs and gain access to a complete domestic U.S. system. This was strategically a good decision for both EGL and Kitty Hawk as it reduced overall capacity in the marketplace, gained efficiency for

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EGL, and helped share the costs of Kitty Hawk's system. The combined operations began the first week of June, and were changed almost weekly through late July as both EGL and Kitty Hawk continued to streamline the combined operations while continuing to experience lower than expected demand for overnight shipments. Operationally this experiment was a success; however, it did not prove to be economically viable as the economy continued to slow; therefore, EGL and Kitty Hawk dissolved the combined operations in early August.

     Financially, April was a disappointment due to revenue being less than expected. The Company's results in May were above our projected plan; however, while the Company met revenue goals in June with the EGL combined system, the Company's costs were well above plan due to supporting the EGL requested changes during the month. Therefore, the Company's results in June were unacceptable and the Company experienced a negative EBITDA variance of $1.2 million. This led the Company to request other changes in the pricing and schedule related to EGL in order to make the system economically viable, to which EGL agreed only for a short period while the combined operations were separated in late July into early August. However, the Company continued to manage cash well and the Company remained above forecast with $38.7 million cash position at the end of the second quarter. This was in large part due to the continued excellent performance from Kitty Hawk's airline operations and the judicious management of capital expenditures for airframe and engine maintenance.

     Third Quarter 2001: With the signs of an economy that was continuing to
     ------------------
slow in July, and the separation from the EGL system, Kitty Hawk took steps to reduce the scheduled freight system further. By September, Kitty Hawk was down to a fourteen (14) 727 supported system serving 47 cities with no outside contracted aircraft in the system and no revenue from EGL. This is the system the Company is continuing to operate in 2002. In August, the Company also completed its last flights for the USPS W Net contract as the USPS elected to terminate the contract for its convenience in late August. The events of September 11/th/ caused September to be a disappointing month as well, but also left it inconclusive as to whether or not the economy had stabilized.

     July was on target from a revenue perspective, but the Company's costs to support the system combined with EGL were too high relative to what the Company was experiencing from the market coupled with what EGL was willing to pay. As in June, the Company experienced a negative variance in EBITDA of $1.1 million relative to its plan. August was well below plan (the Company's plan included EGL forecasted revenue) in terms of revenue, but the Company did an excellent job of getting costs under control quickly with the reduced scheduled freight operations and reduced USPS operations. The Company made significant reductions in overhead in August due to the reduced operations. September was extremely unusual for obvious reasons. While September left the entire country questioning the immediate future, the Company's business was heavily impacted from an infrastructure perspective (airline operations shut down for 3 days), and from an economic perspective due to the paralyzing nature of the events of September 11/th/. September proved that the Company had cut costs effectively, but revenue was down significantly as the Company no longer had the USPS revenue from W Net, and Scheduled Freight was below plan by 25%. Thus, the Company ended the tumultuous third quarter of 2001 with its Scheduled Freight system operating a minimum base system, costs clearly under control,

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a cash position of over $51 million due to collections of receivables post W Net operations, and the most difficult fourth quarter to predict imaginable.

         Fourth Quarter 2001: This quarter proved to be stable for the Scheduled
         -------------------
Freight business, and excellent for the USPS Peak Season work the Company has enjoyed now for over a decade. October, November and December were all on plan for the Scheduled Freight business in terms of revenue and costs, confirming the Company's belief that the general economy had stabilized. In December, the Company completed the most successful Peak Season operations for the USPS ever due to great effort from all operations and very good weather patterns during the period of operation. Thus, the Company out-performed the Company's expectations for this quarter by a significant amount.

         October was on plan in all aspects, as was November; thus, the Company maintained a cash position through these months of over $26 million after reducing obligations by over $20 million. In December, the Company's operations produced adjusted EBITDA of $11.9 million, or $6.6 million above our plan, primarily due to the perfect operations achieved in the USPS Peak Season contracts. Therefore, the Company ended December with $14.2 million of cash, or $6.5 million better than forecast. This exceptional performance in December provided a tremendous base from which to work going into 2002, both in terms of capital to help cover losses, if any, in the first quarter of 2002, and momentum in the proven efficiency of the Scheduled Freight and airline operations.

         First Quarter 2002: The period is the most unique period of time in
         ------------------
Kitty Hawk's history. Virtually all operations are related to and dependent upon only one operating line of business, that being the Scheduled Freight business. At no other time in Kitty Hawk's relevant history has there been only one operating line of business. There were no projected revenues outside of the Scheduled Freight business, and there was in fact no material other revenue besides that achieved from the Scheduled Freight operations. Further, historically, the first quarter of any year is the smallest in terms of revenue and business opportunities, and can be somewhat costly due to two months of winter operations. Lastly, a typical first quarter can be as little as 65-70% of the average daily volume of the immediately preceding fourth quarter in the Scheduled Freight business.

         The Company's performance was better than plan in the first quarter in terms of revenue, and was below plan in terms of operating profit and cash flow due primarily to excessive costs in February that the company believes are under control. The company experienced negative EBITDA of $5,566,558 in the first quarter of 2002, including bankruptcy costs of $1,973,681. This represents $1,489,632 more cost than had been expected for the quarter. During this quarter, included in the costs for the quarter, the Company paid the Senior Secured Noteholders $1,544,115 for use of their aircraft under a use agreement signed late in the fourth quarter of 2001. Thus the exceptional fourth quarter of 2001 was very beneficial to the Company and has allowed it to readily handle the extraordinary costs and legal fees paid in the first quarter of 2002.

         The Debtors' financial performance is reflected in monthly operating reports filed with the Court and in Forms 8-K filed with the SEC (available at

www.sec.gov).
-----------

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     All indications are that Kitty Hawk is moving forward very well and will be able to meet the financial performance projections attached as Appendix "A" to this Disclosure Statement.

C.   Operational Performance Improvement

     Over the past 24 months that Kitty Hawk has been in bankruptcy, it has dealt with a tremendous amount of change in its business and the industries in which it operates as well as the world itself. When Kitty Hawk filed bankruptcy in May 2000, it focused on three distinct lines of business: Scheduled Freight, United States Postal Service contracts (both the perennial contract services and the annual Peak Season contract services), and the pure dedicated flying business, or ACMI, for BAX Global. During the Reorganization Case, Kitty Hawk has streamlined its business to the Scheduled Freight operations and internal airline operations in support thereof in order to survive. All the while, Kitty Hawk has successfully dealt with the first recession in the domestic U.S. in the past ten years, and the terrible impact on the aviation industry and the economy in general from the events of September 11/th/.

                  In 2000, Kitty Hawk took a number of steps immediately after filing bankruptcy to improve its performance, including:

..    Increased prices in the Scheduled Freight business, including increased fuel surcharges to deal with the rapidly rising fuel costs at that time;

..    Increased the single route contract revenue with the USPS during contract renewal negotiations in order to improve profitability; and

..    Renegotiated the BAX Global ACMI contract to reduce the number of aircraft from 13 to 7, eventually 6, while achieving a rate increase that allowed this flying to become profitable over a longer period. The reduction in the number of aircraft allowed Kitty Hawk to avoid taking more aircraft on long-term leases with only short-term revenue contracts, a move that has proved to be essential to our on-going survival.

     At the end of 2000, Kitty Hawk believed it had streamlined its operations to meet the needs of its customers in all three categories of it business. However, in early January 2001, Kitty Hawk's industry was jolted by an announcement that the USPS had signed a single-source contract with FedEx that would essentially shift the USPS's expedited and overnight mail transportation needs from its network of contract providers to FedEx by August of 2001. This put Kitty Hawk's contract routes and W Net contract into jeopardy. Furthermore, by early 2001, it was clear that the United States had entered a recession during the fourth quarter of 2000 and the Scheduled Freight business began to see decreasing demand during a season when it should have been increasing. Lastly, the recession caused BAX Global to recognize it needed less capacity, which in turn affected its need for as much capacity in its freight system going into 2002.

     In 2001, Kitty Hawk took a number of additional steps to improve its performance, some of which were proactive and some reactive to the extremely difficult market dynamic, including:


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..    Introduced another price increase in its Scheduled Freight tariff that incorporated the prior fuel surcharges. Later in the year, this was simplified further into a zone tariff type structure that reduced confusion for Kitty Hawk and its customers and had a mildly positive impact on revenue;

..    Returned a total of four aircraft on leases that were not assumed in order to deal with the reduced demand, USPS contract terminations, and concerns over the renewal of the BAX Global flying after 2001;

..    Profitably renegotiated the W Net contract upon the February amendment to reduce the amount of flying for the final 6 months of that contract;

..    Restructured its pilot operations to achieve more cost-effective travel in early 2001;

..    Restructured its Scheduled Freight system to deal with the sharply reduced demand and allow it to operate utilizing our own 727 aircraft exclusively;

..    Downsized all operating overhead and G&A expenses as the overall company became smaller with the termination of the W Net contract, and again in at the end of December 2001 with the loss of the BAX Global contract flying; and

..    Further reduced pilot travel costs by going to an end-point basing system designed around our commitment to our scheduled freight system (effective early
2002).

     Entering 2002, Kitty Hawk has matched its operations to the demand in the marketplace for its Scheduled Freight services. It is operating with a very simplified airline, a simplified rate tariff, and the unique ability to be flexible over the next 2 - 3 years in meeting increased demand for our services. Kitty Hawk can do this without capital expenditures or increased risks due to the number of aircraft we have available and the unused capacity we have in our Fort Wayne hub facility, while occupying the niche position of being the only independent overnight scheduled freight system in the U.S. This is of significant importance as the integrated overnight scheduled freight operators (BAX Global, Emery) continue to downsize and rationalize their operations. Kitty Hawk is the most logical alternative for them to protect their market share without actually serving particular markets with their own aircraft, while Kitty Hawk can maintain its core customers (independent freight forwarders) at the same time without conflict to either type of customer.

D.   Administrative Consolidation

     In connection with the suspension of International's flight operations and the Chapter 11 filing, Kitty Hawk commenced a comprehensive review of its various administrative departments for efficiency improvements. Kitty Hawk consolidated all general and administrative personnel to its corporate headquarters in Dallas, Texas, thus eliminating duplicative functions in Ypsilanti, Michigan and Fort Wayne, Indiana.

E.   Management Changes


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     In late August, 2000, Susan Hawley decided to leave Kitty Hawk to pursue other interests. Ms. Hawley had played a key role in negotiating and working with the United States Postal Service on Kitty Hawk's account. Upon her departure, Donny Scott, the Vice President for Postal and Ground Operations, assumed Ms. Hawley's responsibilities. He has prior experience with the USPS and Kitty Hawk's Peak Season operations for the USPS. Mr. Scott transitioned successfully into his new Postal responsibilities and managed the 2000 and 2001 peak season contracts superbly.

     In August, 2000, John Turnipseed, Vice President-Human Resources, announced his resignation. He was replaced by Jane Perelman, Kitty Hawk's assistant general counsel, an attorney with extensive employment law background, including Board Certification in Labor and Employment Law by the Texas Board of Legal Specialization. Jane Perelman announced her resignation in September, 2000. David Ahles currently manages the Human Resources for the Debtors. He previously managed Human Resources for Kitty Hawk International and Kalitta Companies.

F.   Asset Sales

     Kitty Hawk intends to emerge from Chapter 11 focused on its scheduled overnight freight operations. Accordingly, it intends to divest and sell assets that are not essential to the business. Kitty Hawk has embarked on a series of asset sales designed to streamline its operation, eliminate surplus and/or non-strategic assets, and provide the requisite funding to expeditiously exit the Chapter 11 process as follows:

..    Kitty Hawk has obtained court approval to sell its authority related to a supplemental type certificate issued by the FAA for certain cargo conversion modifications on B727-200F aircraft. The sale of the supplemental type certificate is for $3.0 million with Kitty Hawk having received a non-refundable deposit of $150,000. The remainder of the sale closed in January 2001.

..    Kitty Hawk was initially unsuccessful in closing a sale of a hangar owned by International and substantially all of Charters and OK Turbines. The proposed buyer was required to meet certain conditions in advance of the expected closing and did not do so. This sale did not close. A sale was subsequently approved and closed in December 2001 to Doug Kalitta for $8 million in cash plus a $500,000 promissory note.

..    Kitty Hawk agreed to sell its leasehold interests (including the building improvements) in a long-term lease at Honolulu International Airport. The buyer of the leasehold was Fed Ex with an agreed price is $4.45 million. Closing of this sale occurred in September 2001 and thereafter, certain of the proceeds were placed in an escrow account pending a determination of the respective rights between Kitty Hawk and the State of Hawaii.

..    Kitty Hawk obtained court approval and sold the Part 121 Operating
     Certificate of International for $200,000. In addition, the agreement provides that the buyer of the certificate will assume a restructured contract for pilots with the International Brotherhood

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002 of Teamsters Union. The transaction is subject to certain other conditions including a non-compete agreement by the buyer. This transaction closed in September 2000.

..    Kitty Hawk sold one of its surplus DC-9-15F aircraft for $2.95 million.

..    Kitty Hawk conducted a series of four auctions in August and September 2000 with an internationally prominent aviation auction firm for the liquidation of its surplus aircraft/engine spare parts, ground equipment and other inventory primarily related to the B747F, L-1011F and DC-8F fleet types.

..    Kitty Hawk successfully sold other surplus assets including (i) three additional surplus DC-9-15F aircraft and (ii) surplus parts and supplies during December 2001. It has also successfully sold all of its remaining Stage II compliant DC-8F aircraft.

..    In January 2001, Kitty Hawk collected the final sales proceeds from its sale of a Supplemental Type Certificate related to installing cargo doors on certain types of aircraft.

..    Kitty Hawk is currently soliciting purchasers for certain fee-simple real estate located near the airport in Ypsilanti, Michigan.

..    In January 2002, the assets of Kitty Hawk Charters and OK Turbines were sold to Doug Kalitta for $8 million.

G.   Key Contracts

     A significant portion of the Debtors' revenues for its continuing businesses are derived from contracts with the United States Postal Service.

     The Debtors' important freight customers do not have ongoing contracts with the Debtors. Nevertheless, pounds of freight carried per night through the Fort Wayne hub tended to increase before the economic slowdown which began in October 2000 and currently appear to have stabilized at reduced levels. As the economy rebounds, Debtors anticipate a growth in the scheduled freight business.

     The Debtors have essentially one remaining contract with the USPS. Post-petition, the Debtors have rejected a small number of USPS contracts that it could not service with its existing fleet. During 2001, unrelated to the Debtors' performance, the USPS did not renew three small contracts that the Debtors had continued to operate, and in August 2001 terminated the W Net contract, all due to the USPS's contract with FedEx signed in January 2001.

     The one contract the Debtors retain is CNB 99-01, the Peak Season contract commonly referred to as "C Net". This contract was extended one year in October 2001 for the Debtors to again provide a Peak Season network operating aircraft and sorting mail through the temporary hub in Blytheville, AR for 12 days ending on December 23, 2001. However, the practical effect of this last extension is to allow the Debtors to negotiate with the USPS for another extension covering the Peak

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

Season of 2002 should the USPS continue to require these services. While there can be no assurance the USPS will desire these Peak Season services in 2002, or to what extent the USPS may require services, this annual renewal procedure has been the process by which the Debtors have continued to provide these Peak Season services over the past several years.

     CNB 99-01 provides for, among other things, the Debtors' continued prime contractor status for the C Net Peak Season line haul, hub/terminal handling and sorting operations out of Blytheville, Arkansas ("CNB", or "C Net - Blytheville"). The contract price in 2001 was $23.4 million, not including pass through direct expenses (landing & parking, de-ice, and fuel). While this contract was less than in previous years, it continues to be a valuable and profitable contract. The final CNB numbers are included in this chart:

--------------------------------------------------------------------------------
CNB Historical                Amount          Aircraft      Air-stops (Cities)
--------------------------------------------------------------------------------
1997 Actual                   $ 25,700,000       24                 22
1998 Actual                   $ 28,900,000       29                 26
1999 Actual                   $ 39,400,000       39                 33
2000 Actual                   $ 32,987,000       34                 32
2001 Actual                   $ 23,379,000       21                 21
--------------------------------------------------------------------------------

     While CNB in 2001 was smaller than in years past, it required more routes that the Debtors could operate with its own aircraft, which allowed the Debtors to maintain its profit margins. The 2001 CNB contract was operated to practical perfection and the Debtors achieved significantly better financial results than had been forecast.

     The peak season opportunities with the USPS are not limited to CNB. There have been at least three other opportunities, namely CNW (a Western US peak season operation), and other single (point-to-point) route contracts (referred to as "X-Seg" contracts). The Debtors operated three of these X-Seg contracts during Peak Season 2001, in addition to the Debtors CNB contract. The X-Seg contracts provided an additional $1.4 million of revenue in 2001.

     In summary, the Debtors again had excellent performance for the USPS in 2001 and achieved tremendous results. The Debtors, as a result of their continued high level of performance and the belief that the USPS will continue to need these Peak Season services, expect its Peak Season relationship with the USPS to continue.

H.   Significant Orders Entered During the Case

     During these bankruptcy cases, a number of significant Orders were issued by the Court. The most significant Orders are discussed below:

..    May 2, 2000 - Order Granting Joint Administration. This Order consolidated the ten cases for administrative purposes but did not substantively consolidate the debtors into one case with only one bankruptcy estate.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

..    May 3 and June 16, 2000 - Cash Collateral Orders. These Orders allow the debtors to use the cash collateral of the Bank Group while reorganizing their affairs. The Orders provide, among other things, that asset sales proceeds from the Bank Group's pre-petition collateral are to be paid to the Bank Group. The Orders also preserve the adequate protection rights and remedies of the Noteholders.

..    May, 2000 - Order Authorizing Retention of Seabury Advisors, LLC and
     Seabury Securities, LLC. The Bankruptcy Court authorized the Debtors' retention of Seabury Advisors, LLC and Seabury Securities, LLC as financial advisors to the Debtors. Seabury's compensation agreement with Kitty Hawk provides an incentive for successfully reorganizing Kitty Hawk and for obtaining secured debt financing. For secured debt refinancing, the success fee is 1.5% of the loan amount. For reorganizing Kitty Hawk, the success fee is a sliding scale based on the reorganized enterprise value plus the value of certain asset sales. For reorganized enterprises valued between $100 million and $200 million, the success fee is $1.75 million plus 1.5% of the amount over $100 million. Seabury's $150,000 per month retainer is a credit against certain of the success fees.

..    May 4, 2000, May 5, 2000 and August 11, 2000 - Order Authorizing Debtors to
     Pay Pre-Petition Salaries and Employee Benefits. The first two Orders allow the debtors to pay the pre-petition employee claims for all employees that were employed post-petition. The last Order authorized Kitty Hawk International to pay the pre-petition wage and benefit claims for its employees -- provided that the amount paid to any employee did not exceed the $4,300 priority claim limit under the Bankruptcy Code.

..    June 16, 2000 - Agreed Order on Debtors' Motion to Abandon Certain Aircraft
     and Engines of Kitty Hawk International. This Order dealt with the "wide body" aircraft securing the Senior Notes. The Order effectively transferred the responsibility and liability for those aircraft to the Noteholders.

..    June 23, 2000 - Order Approving Motion to Sell Supplemental Type
     Certificates. This Order allowed the sale of two Supplemental Type Certificates and associated inventory for $3 million.

..    July 7, 2000 - Order Granting Motion to Employ Auctioneer and Sell Surplus
     Assets. This Order allowed the Debtors to assemble a substantial amount of surplus property to be auctioned by Starman Brothers. The assets became unnecessary surplus when the Debtors downsized their operations.

..    August 4, 2000 - Order Granting Motion to Approve Sale of Air Carrier
     Certificates and Miscellaneous Assets - This Order allowed Conrad Kalitta to purchase the FAA and DOT certificates of Kitty Hawk International for $200,000.

..    August 11, 2000 - Order Granting Motion to Modify and Assign Collective
     Bargaining Agreement. This Order provided for a modified Collective Bargaining Agreement to be assigned to Mr. Kalitta to govern the prospective labor relations between the startup airline


DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002 he contemplates and the International Brotherhood of Teamsters. Financially, neither the Order nor the modifications affect the Kitty Hawk International Estate or claims against the Estate.

..    August 3, 2000 - Order Granting Motion to Assume Lease with Fort Wayne
     Airport Authority. This Order allowed Kitty Hawk to assume the favorable leases on the hub of its scheduled overnight freight business.

..    August 3, 2000 - Order on Emergency Motion to Require the Calling of an
     Annual Shareholders' Meeting and Oral Motion to Modify Exclusivity. This Order set the annual meeting of the shareholders of Kitty Hawk for October 31, 2000, the date requested by the Debtors in response to the request by
     M. Tom Christopher that the meeting be held earlier. The later meeting date gives the Debtor time to obtain audited financial statements for 1999 and to solicit proxies in connection with the annual meeting. The Order also terminated the Debtors' exclusive period for filing a plan as to Tom Christopher so that he may file a plan of reorganization for Kitty Hawk at any time. On September 28, the Bankruptcy Court ruled (with Mr. Christopher's agreement) that the annual meeting would be set after the Confirmation Hearing.

..    August 28, 2000 - Order Authorizing Debtors' Payments and Performance of
     Obligations Under Aircraft Equipment Contracts Pursuant to 11 U.S.C. (S) 1110. The Order authorized certain payments previously made by the Debtors to its aircraft lessors and creditors with purchase money security interests in aircraft and further authorized the Debtors continued performance of its obligations to these parties. If the Debtors had not obtained this relief, they would be subject to having certain aircraft repossessed.

..    August 28, 2000 - Order Granting Debtors' Motion to Approve Key Employee
     Retention Plan. The Order authorized Kitty Hawk to a retention bonus equal to six (6) month's salary in six monthly installments beginning on the earlier of January 1, 2001or the effective date of a plan of reorganization provided that they remained employed during that time and executed a covenant not to compete with Kitty Hawk through December 2001. The Key Employees listed in the motion were nine (9) executive officers of Kitty Hawk. Two of the nine key employees left Kitty Hawk's employ after the Order was signed, including Susan Hawley.

..    September 8, 2000 - Order Granting Motion to Reject Executory Contracts
     With TIMCO. The Order authorized Aircargo to reject maintenance agreements with TIMCO providing a minimum amount of required maintenance work.

..    September 12, 2000 - Order Granting Motion to Sell Operating Assets and
     Airline Certificates of Kitty Hawk Charters, Inc. and Other Relief. The Order authorized the sale of a number of assets involving the Debtor's Part 135 airline and operations dealing with similar aircraft. The sale was never closed.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

..    October 2, 2000 - Order Granting Motion to Sell DC-9 Aircraft. This Order
     allowed the sale of two (2) DC-9 aircraft to Reliant Airlines, Inc. for $2.95 million.

..    October 2, 2000 - Orders with regard to 1/st/ Source Bank. Two orders authorized rejecting a lease on one DC-9 aircraft and refinance two 727 aircraft with 1/st/ Source Bank.

..    October 11, 2000 - Order Granting Motion to Sell Honolulu Facility. This
     Order allowed International to sell its facility to Federal Express. This sale has yet to close.

..    October 27, 2000 - Order Approving Letter of Credit Arrangement and Fixing
     Amount of Carveout for Estate Professionals. This Order allowed the Debtors to provide letters of credit to support their peak season USPS business and other operating needs. It also established the carveout from the Wells Fargo Bank Group collateral of $10 million for professional expenses (the carveout is reduced by interim payments). The Order also provides that the Bank Group will receive 90% of the net sales proceeds from assets which did not secure its pre-petition claims.

..    November 6, 2000 - Order Denying Motion for Authority to Bring Causes of
     Action on Behalf of the Debtors Arising From Fraudulent Transfers. On September 6, 2000, after a contested hearing, the Bankruptcy Court denied the Creditors' Committee's motion requesting authority to file and prosecute a fraudulent transfer adversary proceeding to avoid (set aside) one or more of Kitty Hawk's subsidiaries' guarantee of the debt to the Senior Notes as fraudulent transfers under state law. The Bankruptcy Court denied the Motion without prejudice to reasserting it.

..    December 26, 2000 - Order Granting Motion for Interlocutory Partial Summary
     Judgment. This Order and Memorandum Opinion determined that the substantial WARN and collective bargaining agreement claims asserted by the International Brotherhood of Teamsters against International were pre-petition claims and not entitled to administrative expense priority.

..    November 27, 2000 - Order Approving Settlement With Israel Aircraft
     Industries. This Order provided a mechanism for repatriating JT9D engines and engine parts from Israel, dealing with the $4.5 million mechanics liens against the engines and providing a mechanism to sell the engines and parts.

..    December 7, 2000 - Order Authorizing Assumption of Seven Leases with
     Pegasus Aviation, Inc. This Order allowed Aircargo to assume 7 of the 9 aircraft originally leased from Pegasus and resolved the dispute regarding whether Aircargo had to assume all 9 of the aircraft. The Order also limits the lease damage claim if Aircargo's case converts to chapter 7 to three
     (3) months of future rent payments.

..    January 23, 2001 - Order Approving Charters' Settlement With General Motors
     Corporation. This Order approved the settlement whereby the pre-petition claims for Charters' work for GM were settled for $700,000 and mutual releases.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

..    February 5, 2001 - Order Approving Settlement of Disputes with FAA. This
     Order settled five (5) separate disputes involving $169,000 in potential claims for a payment of $18,700.

..    February 16, 2001 - Order Granting Motion to assume Flight Simulator Use
     Agreement With FlightSafetyBoeing. This Order allowed Aircargo to obtain three years of simulator time for a lower per hour charge. It also allowed Aircargo to pay out the $449,000 cure amount over a one year period.

..    March 2, 2001 - Order Granting Motion to Sell DC-8 Aircraft. This Order
     authorized International to sell four (4) Stage II aircraft for a total of $600,000.

..    March 15, 2001 - Order Approving Rejection of Aircraft Leases with Republic
     Advanced Freighter. This Order approved Aircargo's rejecting leases on two
     (2) aircraft.

..    March 21, 2001 - Agreed Order Resolving Application of First Choice Freight
     Systems, Inc. for Administrative Expense Claim. This Order resolves a number of claims and authorized paying $10,000 to First Choice.

..    April 27, 2001 - Order Granting Motion to Approve Settlement with
     Fieldstone Services, Inc., et al. This Order resolved Fieldstone's claims against Kitty Hawk by reducing them from $850,000 to $225,000 as an allowed general unsecured claim against Kitty Hawk, Inc. only.

..    April 27, 2001 - Order in Adversary Proceeding No. 00-4092 (Teamsters v. KH
     International). This Order resolved the Teamsters' claim against KH
     Aircargo by denying the claim provided that a Plan of Reorganization was confirmed which provided for distribution for creditors on a consolidated basis (although it need not be substantive consolidation).

..    May 8, 2001 - Order on Motion to Reconsider Order Granting Debtor's Motion
     to Sell Operating Assets. This Order resolved the pending disputes between KH International and Wayne County, Michigan regarding KH International's lease at the Willow Run Airport in Ypsilanti, Michigan by authorizing the assumption and assignment of the lease upon certain conditions and fixing the maximum liability for removing underground fuel storage tanks from the property.

..    May 11, 2001 - Order Granting Debtor's Motion to Approve Settlement of
     Claims by and Against AFL Air Cargo Consolidators and Francis Cheng. This Order resolves Kitty Hawk's claims against AFL Air Cargo Consolidators and Francis Cheng by requiring $3.1 million in payments over twenty-four months commencing with an initial payment of $500,000.

..    May 11, 2001 - Order Granting Debtor's Motion to Sell Mitsubishi MU-2B-20
     Aircraft (N66CL). This Order authorized KH Charters to sell this aircraft for at least $232,000.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

..    May 25, 2001 - Agreed Order Resolving Debtors' First Omnibus Objection to
     Claims of Fort Wayne - Allen County Airport Authority. This Order resolved the claims of the Fort Wayne, Indiana airport by authorizing KH, Inc. to pay $323,713.78 in connection with its prior assumption of the real property lease at the airport and disposing of claims against KH Aircargo, KH International and KH Charters.

..    May 25, 2001 - Order Granting Debtor's Motion to Sell Remaining DC-8
     Aircraft. This Order authorized KH International to sell three DC-8 aircraft plus twelve stage two engines for the aircraft for $225,000. It also resolved an issue regarding the sales commissions for past sales due to Focus Aviation (f/k/a Fortis Aviation).

..    May 25, 2001 - Order Granting Motion to Sell Operating Assets of Longhorn
     Solutions. In this Order, Longhorn Solutions, Inc. sold its operating assets to Interactive Business Systems, Inc. for $46,515.

..    May 31, 2001 - Order (i) Approving Final Disclosure Statement and for Other
     Relief. This Order approved a prior version of this Disclosure Statement.

..    June 22, 2001 - Order Granting Debtor's Motion to Sell Beechcraft BE8T
     Aircraft (N401CK). In this Order, KH Charters was authorized to sell this aircraft for $300,000.

..    June 22, 2001 - Order Granting Motion to Approve Post-Petition Agreement
     With Eagle Global Logistics, Inc This Order approved Kitty Hawk's request to enter into a flight service agreement with Eagle Global Logistics.

..    July 20, 2001 - Order Granting Debtor's Motion to Sell Mitsubishi MU-2B-25
     Aircraft. This Order authorized KH Charters to sell the aircraft to Hazemans Air, Inc. for $360,000.

..    August 3, 2001 - Order Granting Joint Motion for Approval of Sale of L-1011
     Aircraft. In this Order, KH International (acting at the request of the Indenture Trustee) was authorized to sell all of its L-1011 aircraft and engines ("as is, where is") with the sales to occur over a period of time depending upon the buyer's needs.

..    September 20, 2001 - Order Authorizing and Directing Execution of Quitclaim
     Deeds to Aircraft. In this Order, KH International was authorized to execute documents to assist the Bank of Oklahoma, N.A. and the Bank of Texas, N.A. in disposing of DC-8 aircraft.

..    September 20, 2001 - Order Granting Trustee's Motion for Amendment of
     Abandonment Order to Permit Distribution of Sale Proceeds to Noteholders. In this Order, the Court authorized the disbursement of up to $12 million to the Indenture Trustee representing the sales proceeds from the disposition of its collateral aircraft.

..    September 21, 2001 - Agreed Judgment (Adversary Proceeding No. 00-4092). In
     this Judgment, the flight crew members formerly employed by KH
     International and represented by the International Brotherhood of Teamsters resolved their claims for alleged WARN Act

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002 violations and their claims for unpaid "furlough pay" under the collective bargaining agreement by limiting their claim to forty-six (46) days of pay at a minimum of two hours per day.

..    September 21, 2001 - Order Granting Motion to Employ Auctioneer and Sell
     Surplus Assets of Kitty Hawk Charters, Inc In this Order, KH Charters was authorized to retain Starman Bros. to conduct an auction to dispose of its surplus assets.

..    September 21, 2001 - Order Granting Motion to Reject Various Executory
     Contracts and Unexpired Leases. In this Order, the Debtors were authorized to reject a number of leases and contracts, many of which were related to its W-Net contract with the USPS which was terminated for the USPS' convenience in August 2001.

..    October 5, 2001 - Order Granting Motion to Reject Unexpired Aircraft Leases
     with Transamerica. In this Order, KH Aircargo received leave to reject its lease of two aircraft from Transamerica.

..    October 5, 2001 - Order Granting Debtors' Motion to Sell Tyler Road
     Property (Ypsilanti, MI). In this Order, KH International was authorized to sell its real property located on Tyler Road near Ypsilanti's Willow Run Airport.

..    October 5, 2001 - Order Granting Debtors' and Keycorp Leasing's Motion to
     Sell DC-8 Aircraft. In this Order, KH International was authorized to transfer title to one of its DC-8 aircraft to consummate a sale negotiated by Keycorp Leasing, including authorizing distributing proceeds to Wells Fargo Bank as a result of one of the aircraft's four engines being pledged to Wells Fargo (rather than Keycorp).

..    October 12, 2001 - Order Authorizing Use of Cash Collateral of Wells Fargo
     Bank (Texas, N.A.). In this Order, the Debtors were authorized to use cash collateral over the Agent's objection and were also required to pay $15 million to the Agent as a principal reduction of its claim.

..    October 25, 2001 - Order Authorizing Kitty Hawk Aircargo to Enter into
     Contract with USPS and Authorizing Use of Cash Collateral. In this Order, KH Aircargo was authorized to undertake "peak season flying" for USPS and to spend cash collateral to fly its aircraft as well as chartering third-party aircraft for the operation.

..    October 25, 2001 - Order on HSBC USA's, As Trustee, Motion for Relief from the Automatic Stay. In this Order, HSBC received title to the 727 aircraft and engines securing its claim and also stipulated that the aircraft would be available for continued flying by KH Aircargo on a "power by the hour" arrangement for between $550 and $650 per block hour for aircraft use.

..    December 5, 2001 - Order Granting Motion to Employ Auctioneer and Sell
     Surplus DC- 9 Assets. In this Order, the Debtors were authorized to sell their remaining DC-9 aircraft and

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002 related parts inventories pursuant to an auction. It also authorized the Debtors to pay the spare parts proceeds to the Agent.

..    December 11, 2001 - Order Granting Debtors' Motion for Authority to Fund
     Escrow Account for Benefit of Existing Employees. In this Order, the Debtors created a segregated escrow account to fund all wages (including benefits) for employees' wages during December 2001 up to $1,750,000.

..    January 4, 2002 - Order Granting Joint Motion for Approval of Sale of
     Boeing 747 Aircraft. In this Order, Kitty Hawk International sold its 747-200 aircraft, registration number N713CK (Serial No. 21099), four JT9D engines and related records. $400,000 from the sales proceeds was authorized to be paid to Israel Aircraft Industries, Ltd., as a result of its lien upon one of the engines and reserved various rights regarding the interim payment to Israel Aircraft Industries.

..    January 9, 2002 - Order Granting Debtors' and KeyCorp Leasing's Motion to
     Sell DC-8 Aircraft Free and Clear of Liens. In this Order, Kitty Hawk International sold its DC-8-62 aircraft, registration number N802MG (serial number 46098) and four JT3D engines. The proceeds were divided between KeyCorp Leasing (with a lien upon the air frame and three engines) and the Agent as a result of its lien upon one engine.

..    January 11, 2002 - Final Supplemental Final Order Authorizing Use of Cash
     Collateral and Granting Adequate Protection. In this Order, the Debtors and Agent agreed to the continuing use of cash collateral and returning to the cash collateral review and approval procedures contained in the Final Cash Collateral Order entered on June 16, 2000. The Order also authorized a number of payments to the Agent, including 2/3 of all USPS Peak Season payments (for the "C-Net" Contract for 2001). The Order increased the "Carveout" by $3 million and authorized the ongoing interim compensation to professionals pursuant to prior Order. The Order also established "drop dead" provisions which would cause the automatic termination of the automatic stay if one of the following occurs: the Debtors fail to file an amended plan on or before March 1, 2002, the Debtors fail to obtain disclosure statement approval on or before April 15, 2002, the Debtors fail to commence a confirmation hearing on or before May 31, 2002, or the Debtors fail to maintain a liquidity coverage of at least 125% pursuant to a specified formula.

..    January 11, 2002 - Order Approving Sale of Substantially All of the Assets
     of Kitty Hawk Charters and OK Turbines. In this Order , the Court approved the sell of Kitty Hawk Charters (including its Kitty HawkTurbines Division) and OK Turbines, Inc., to Doug Kalitta for over $8 million.

I.   Appointment of Creditors' Committee

     The Official Committee of Unsecured Creditors was appointed by the United States Trustee on May 11, 2000. The Creditors' Committee is composed of the following creditors:

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

Mercury Air Group, Inc.
5456 McConnell Avenue
Los Angeles, CA 90066

Heico Corporation
825 Brickell Bay Dr., Suite 1644
Miami, FL 33131

Zantop International Airlines, Inc.
840 Willow Run Airport
Ypsilanti, MI 48198-0840

BF Goodrich Aerospace Component & Repair
5250 NW 33/rd/ Avenue
Ft. Lauderdale, FL 33309

Cherry-Air
4584 Claire Chennault
Addison, TX 75001

Chevron Corporation
2005 Diamond Blvd., Room 2182B
Concord, CA 94520-5739

Avfuel Corporation
P. O. Box 1387
Ann Arbor, MI 48106-1387



J.   Professionals' Being Paid by the Estates and Fees to Date

     1.   Professionals employed by the Debtors

     The Debtors have employed the following professionals:

--------------------------------------------------------------------------------
Haynes and Boone, LLP                          General Counsel
--------------------------------------------------------------------------------
Dickinson Wright, PLLC                         Special Litigation Counsel
--------------------------------------------------------------------------------
Silverberg, Goldman and Bokoff, LLP            Special Regulatory Counsel
--------------------------------------------------------------------------------
Ford & Harrison, LLP                           Special Labor Relations Counsel
--------------------------------------------------------------------------------
Seabury Advisors, LLC                          Financial Advisors
--------------------------------------------------------------------------------
Grant Thorton                                  Accountants (audit)
--------------------------------------------------------------------------------
Lain, Faulkner & Co.                           Accountants (claims)
--------------------------------------------------------------------------------
Doyle & Bachman, PC                            Special Counsel (USPS matters)
--------------------------------------------------------------------------------
Morris, Nichols, Arscht & Tunnell              Special Corporate Counsel
--------------------------------------------------------------------------------

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

--------------------------------------------------------------------------------
Quilling, Selander                             Special Counsel (collections)
--------------------------------------------------------------------------------


     2.  Professionals employed by the Creditors' Committee

--------------------------------------------------------------------------------
Diamond McCarthy Taylor & Finley, L.L.P.                  General Counsel
--------------------------------------------------------------------------------
Verner, Liipfert, Bernhard, McPherson and Hand, Chartered Former General Counsel
--------------------------------------------------------------------------------
Forshey & Prostok, LLP                                    Former General Counsel
--------------------------------------------------------------------------------
Schafer and Weiner, PC                                    Former Co-Counsel
--------------------------------------------------------------------------------
Jay Alix and Associates                                   Financial Advisors
--------------------------------------------------------------------------------

     3.  Fees to Date

     Based on invoices presented to the Debtors by the professionals identified above, the Debtors have incurred approximately $14,251,000 in professional fees through April 30, 2002. Of that amount, $13.5 million has been paid.

                                      VII.

                             DESCRIPTION OF THE PLAN

A.   Introduction

     A summary of the principal provisions of the Plan and the treatment of Allowed Claims and Interests is set out below. The summary is qualified in its entirety by the Plan.

     The Plan provides for the post-confirmation merger of most of the Debtors into a single Delaware corporation ("Reorganized Kitty Hawk" or the "Reorganized Debtor") which will be called Kitty Hawk Cargo, Inc./7/ and for the continuation of the Debtors' core business. The Debtors will have reduced the Bank Group's Secured Claims to approximately $6 million/8/ as a result of paydowns required by various cash collateral orders. Reorganized Kitty Hawk hopes to enter into a revolving working capital facility with a new lender on the Effective Date which will have an availability of up to $10 million based on commercially reasonable borrowing base formulas. If Reorganized Kitty Hawk is successful in acquiring a revolver before the Effective Date, the Bank Group's Secured Claims will be repaid on the Effective Date. If not, the Reorganized Debtors will deliver a short term note to the Bank Group in satisfaction of the Bank Group Secured Claims. The Secured Claim of

_______________________

     /7/ Kitty Hawk Aircargo (a Texas Corporation), will remain a wholly-owned subsidiary of Reorganized Kitty Hawk.

     /8/ This number is subject to reduction in the event that certain professional fees and interest paid to the Bank Group are determined by the Court to be reductions of principal. The Indenture Trustee and the Unofficial Noteholders' Committee intend to seek such relief.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

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

First Source will be paid pursuant to its terms. Administrative and Priority Claims will be paid from cash on hand, asset sales and the proceeds of the working capital facility. As part of a settlement with the holders of the Senior Notes, Noteholders will receive a cash payment of approximately $28 million and 80% of the New Common Stock on account of the Noteholders' Adequate Protection Claim. The claims against the Debtors will be consolidated for distribution purposes. Holders of Allowed Unsecured Claims will receive their pro rata share of 14% of the issued and outstanding stock of Reorganized Kitty Hawk. The remaining 6% of the stock will be distributed to Pegasus and Wren, the holders of large post-petition claims that are being restructured. All of the Old Common Stock in Kitty Hawk will be cancelled and shareholders will receive nothing on account of their interests in the Debtors.

B.   Consolidation

     The Plan does not substantively consolidate the Debtors. Although the Plan
                   ---
consolidates claims against the various Debtors for distribution purposes, the Plan does not consolidate them for voting or other purposes. A creditor's vote on the Plan will be considered only with the votes of other creditors of the same Debtor for purposes of determining whether a class of creditors has accepted or rejected the Plan. If, for example, the holders of Other Unsecured Claims against Cargo vote to reject the Plan, the Debtors will have to demonstrate that the Plan is fair and equitable as to those creditors and meet the other criteria for forcing a class of creditors to accept their treatment under the Plan despite their rejection of the Plan. Similarly, the votes of the creditors of Cargo will not be combined with the votes of creditors of another Debtor for purposes of determining whether the creditors of Cargo have accepted the Plan.

C.   Designation of Claims and Interests

     The following is a designation of the classes of Claims and Interests under this Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims described in Article 3 of this Plan have not been classified and are excluded from the following classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that class, and is classified in another class or classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other class or classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in this Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest. The Plan consolidates distributions to creditors of each of the Debtors as part of a settlement. Classes are considered separately among the Debtors for voting purposes and jointly among the Debtors for distribution purposes. The treatment provided for each Class shall be the same for each of the Debtors as if Claims against each Debtor had been separately classified.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

     Class                                   Status
     -----                                   ------

1.   Secured Claims

     Class 1: Bank Claims                    Impaired - entitled to vote

     Class 2: Noteholders' Secured Claims    Impaired - entitled to vote

     Class 3: First Source Secured Claims    Unimpaired - not entitled to vote

     Class 4: Secured Claims Other than      Impaired - entitled to vote
     Class 1, 2 or 3 Claims

2.   Unsecured Claims

     Class 5: Priority Claims                Impaired - entitled to vote

     Class 6: Noteholder Unsecured Claims    Impaired - entitled to vote

     Class 7: Other Unsecured Claims         Impaired - entitled to vote

3.   Interests

     Class 8: Old Common Stock               Impaired - deemed to have rejected

     Class 9: Securities Claims              Impaired - deemed to have rejected

D.   Treatment of Claims and Interests

     1.   Administrative Expense Claims.

          a. General. Subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Expense Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Expense Claim on the later of (a) the Effective Date or as soon as practicable thereafter, (b) the Allowance Date, and (c) such other date as is mutually agreed upon by the Debtors and the holder of such Claim; provided,
                                                                  --------
however, that, unless the holder objects prior to the Confirmation Hearing Date,
-------
Administrative Expense Claims that represent liabilities incurred by the Debtors in the ordinary course of their business during the Reorganization Cases shall be paid by Reorganized Kitty Hawk in the ordinary course of business and in accordance with any terms and conditions of any agreements relating thereto. Payments on Administrative Expense Claims shall be made by the Reorganized Debtors.

          b.  Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C.
(S) 1930 shall be paid in Cash equal to the amount of such Administrative Expense Claim when due.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

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


          c.   Bar Date for Administrative Expense Claims.

               (1) General Provisions. Except as provided in Sections 3.1(c)(iii), 3.1(c)(iv) and 3.1(c)(v) of the Plan, and except for claims treated under Section 3.1(d) of the Plan, requests for payment of Administrative Expense Claims must be Filed no later than forty-five (45) days after the Effective Date. Holders of Administrative Expense Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, any of their affiliates or any of their respective property.

               (2) Professionals. All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Reorganization Case) shall File and serve on Reorganized Kitty Hawk and the Creditors' Committee an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. Objections to applications of professionals for compensation or reimbursement of expenses must be Filed and served on Debtors and the professionals to whose application the objections are addressed no later than seventy (70) days after the Effective Date. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtors subsequent to the Effective Date may be paid without application to the Bankruptcy Court.

               (3) Ordinary Course Liabilities. Holders of Administrative Expense Claims based on liabilities incurred in the ordinary course of the Debtors' business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such liabilities shall be paid by the Reorganized Debtors as they become due in the ordinary course of business after the Effective Date.

               (4) Contractual Employee Claims. Holders of Claims under employment contracts approved by the Court shall not be required to File any request for payment of such Claims and such Claims shall be paid in full on the Effective Date.

               (5) Tax Claims. All requests for payment of Administrative Expense Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Post-Petition Tax Claims") and for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) 45 days following the Effective Date; and (ii) 90 days following the filing with the applicable governmental unit of the tax return for such taxes for such tax year or period. Any holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against any of the Debtors, Kitty Hawk, or their respective property, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to the

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

Effective Date. To the extent that the holder of a Post-Petition Tax Claim holds a lien to secure its Claim under applicable state law, the holder of such Claim shall retain its lien until its Allowed Claim has been paid in full.

               (6) Treatment of the Noteholders' Adequate Protection Claim. The Noteholders' Adequate Protection Claim shall be satisfied in full by the payment to the Indenture Trustee on behalf of the Noteholders of the Noteholders' Cash Payment and 80% of the New Common Stock, both of which, subject to the Indenture Trustee's liens, shall be distributed ratably to the Noteholders. As additional consideration for the Noteholders' Adequate Protection Claim, the Reorganized Debtors shall execute the Aircraft Use Agreement and the Registration Rights Agreement. Upon the Indenture Trustee's receipt of the Noteholders' Cash Payment and 80% of the New Common Stock (40 million shares), the Indenture Trustee and the Noteholders shall be deemed to have released any and all claims, including, but not limited to, claims under Section 506(c), against the Bank Group. On the Effective Date, the Debtors shall also waive their Section 506(c) claims against the Bank Group.

               (7) Treatment of Fort Wayne-Allen County Airport Authority Claim. On the Effective Date, the Reorganized Debtors shall enter into Addendum No. 2 to Building Lease of Fort Wayne-Allen County Airport Authority to Kitty Hawk, Inc. All other agreements between the Debtors and Fort Wayne-Allen County Airport Authority will remain unmodified.

               (8) Treatment of Pegasus and Wren Claims. The Reorganized Debtors shall satisfy the obligations of Aircargo under its aircraft leases with Pegasus by (i) paying $100,000 in past due rent to Pegasus on the Effective Date; (ii) paying a $1 million termination fee to Pegasus in full satisfaction of all remaining claims under the lease of N264US; (iii) purchasing N69735 and N77780 from Pegasus for $750,000 financed by Pegasus over twelve months; (iv) entering into restructured lease agreements with 24 month terms on the following planes at the following monthly lease rates: N579PE at $65,000; N916PG at $75,000; N79748 at $85,000; and N936PG at $85,000 with maintenance reserves for each of the preceding planes reduced to 50% of existing reserves; (v) modifying the Airframe return conditions of the leased aircraft so that they will be satisfied by the payment of $750,000 per airframe with unused maintenance reserves for C and D checks paid to date and in the future available to satisfy airframe return conditions. The treatment of Pegasus' claims is more fully explained in the aircraft purchase agreements, notes, security agreements and restructured leases included in the Plan Supplement. In the event of any discrepancy between this paragraph and the documents in the Plan Supplement, the documents in the Plan Supplement control. The obligations of Aircargo under its lease with Wren will be satisfied by entering into an amended aircraft lease agreement in the form included in the Plan Supplement. In addition, the Reorganized Debtors will deliver 2,500,000 shares of New Common Stock to Pegasus and 500,000 shares of New Common Stock to Wren on the Effective Date.

     2. Treatment of Pre-Petition Priority and Secured Tax Claims. Each holder of an Allowed Pre-Petition Tax Claim or Secured Tax Claim shall be paid by the Reorganized Debtors, pursuant to the provisions of Section 1129(a)(9)(c) of the Bankruptcy Code, in equal quarterly installments commencing on the first day of the first full month following the Effective Date (or the Allowance Date, if later) with the final payment of the remaining unpaid balance to be made on the sixth anniversary of the assessment of the tax, together with interest thereon at 6% per annum

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

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

commencing on the earlier of the Effective Date or the 41/st/ day after the Confirmation Date until the date of final payment. Interest, if any, accruing from the 41/st/ day after the Confirmation Date until the Effective Date will be paid on the Effective Date or as soon thereafter as is practicable. The Reorganized Debtors may prepay any Pre-Petition Priority Tax Claim or Secured Tax Claim without penalty or premium, or may pay any Allowed Pre-Petition Priority Tax Claim or Secured Tax Claim on such terms as the holder of the Allowed Claim and the Debtors may agree. The liens of each holder of a Pre-Petition Secured Tax Claim shall remain in full force and effect until the Pre-Petition Secured Tax Claim is paid in full. Failure by the Reorganized Debtors to timely make a payment on an Allowed Pre-Petition Priority Tax Claim or Secured Tax Claim shall be an event of default. If the Reorganized Debtors fail to cure a default within twenty (20) days after service of written notice of default from the holder of the Allowed Pre-Petition Secured Tax Claim, then the holder of such Allowed Pre-Petition Priority Claim or Secured Tax Claim may enforce the total amount of its Claim, plus interest as provided in the Plan, against the Reorganized Debtors in accordance with applicable state or federal laws.

E.   Classification and Treatment of Classified Claims and Interests

     1.   Class 1 - Bank Claims.

          a.   Classification: Class 1 consists of all Allowed Secured Bank
Claims.

          b. Treatment: Class 1 is impaired and the holders of Allowed Claims in Class 1 are entitled to vote on the Plan. The holders of the Allowed Secured Bank Claims may vote their Claims in each case of a Debtor whose property secures the Allowed Secured Bank Claims. The Allowed Secured Bank Claims shall be satisfied as set forth herein or in such other manner as is acceptable to the Debtors and the holders of the Allowed Secured Bank Claims.

          The Allowed Bank Claims shall be treated in one of the following two ways. The Debtors shall inform the Bank Group of their election no later than ten (10) days before the commencement of the Confirmation Hearing, provided, however, that the Debtors may pay the Allowed Secured Bank Claims in full at any time.

          Option one: On the Effective Date, the Reorganized Debtors shall execute a promissory note payable to Wells Fargo Bank, as agent for the holders of the Allowed Secured Bank Claims, with an original principal amount equal to the outstanding amount of the Allowed Secured Bank Claims (the "Note"). The interest rate shall be the Prime Rate reported in the Wall Street Journal for the day before the Confirmation Date (and if two rates are reported, the lower of the two) plus 200 basis points (2%). Payments shall be monthly with payments of interest only commencing on the last day of the month following the Effective Date. The Note shall have a one year term. At the expiration of the one year term, all principal and unpaid interest shall become due and payable. There shall be no penalty for prepayment of the Note. The Note will be secured by a first lien in the Reorganized Debtors' cash and accounts receivable and all other assets that are not subject, on the Effective Date, to a first lien in favor of another party. So long as the Reorganized Debtors have made all payments on the Note within three business days of the payment due date and the value of the Reorganized Debtors' cash and Eligible Accounts Receivable (being those sixty days old or less) is 150% of the outstanding amount of the Note, the Reorganized Debtors may use the proceeds from

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002 the sale or liquidation of any asset pledged to the Bank Group without being required to pay those proceeds to the Bank Group to reduce the Note. The form of the Note and security agreement that the Reorganized Debtors will deliver to the holders of the Allowed Secured Bank Claims under this option one will be filed with the Plan Supplement.

          Option two: The Allowed Bank Claims shall be paid in full on the Effective Date and the holders of the Allowed Secured Bank Claims (and their agent) shall release their liens on the Debtors' assets.

          Within five business days after a request by the Reorganized Debtors, the Bank Group shall provide the Debtors with a statement of all amounts constituting Secured Bank Claims as of the requested date (the "Pay-off Amount"). If the Reorganized Debtors or any other party in interest, disputes the Pay-off Amount, the Reorganized Debtors shall request that the Bankruptcy Court determine the Pay-off Amount on an expedited basis. In determining the Allowed amount of the Bank Claims as of the Effective Date, the Court shall review the charges and payments to, or for the benefit of, the Bank Group's professionals and advisors. The Debtors have stipulated that the Bank Group's fees and expenses through October 31, 2001 are reasonable except that the Debtors have reserved the right to challenge the following fees and expenses as potentially objectionable: (A) all fees and expenses of MergeGlobal, Inc., (B) consulting (distinguished from appraisal) fees of AVITAS, and (C) fees and expenses charged by PricewaterhouseCoopers for services rendered by Roy Ellegard and those working directly for him. The Debtors' stipulation as to reasonableness of the Bank Group's fees and expenses through October 31, 2001 is not binding on other parties in this case. If adjustments based on professional or other fees or charges are warranted, appropriate adjustments shall be made to the Bank Claims to increase the balance for any underpayments and to decrease the amount for any overpayments. If adjustments in the Bank Claims are ordered, the adjustments shall be made effective as of the date the item was actually paid by either the Bank Group or Debtors and interest shall accrue or be credited from such date as appropriate.

     The Debtors have previously stipulated as to the allowance of certain portions of the Bank Claims and to the enforceability of the Bank Claims. The Debtors are bound by their stipulations. However, the Debtors reserve the right to dispute any portion of the Bank Claims that has not previously been allowed by the Court or by stipulations incorporated into orders of the Bankruptcy Court. The Debtors'stipulations are neither binding upon other parties nor upon contested matters that may be pending upon Confirmation.


     2.   Class 2 - Noteholders' Secured Claims

          a. Classification: Class 2 consists of all Allowed Secured Claims of the Noteholders. The Allowed Class 2 Claims shall be subclassified so that the holders of the Allowed Class 2 Claims shall have a Claim against each Debtor whose property serves as the Noteholders' Wide Body Collateral.

          b. Treatment: Class 2 is impaired and the holders of Allowed Claims in Class 2 are entitled to vote on the Plan. The Noteholders may vote their Allowed Class 2 Claims in the case of each Debtor whose property serves as the Noteholders' Wide Body Collateral. The

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

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

Reorganized Debtors shall satisfy the Allowed Class 2 Claims by (i) releasing and/or delivering to the Indenture Trustee the proceeds of any of the Noteholders' Wide Body Collateral, which proceeds the Indenture Trustee may distribute in accordance with the Indenture and the Plan without further order of the Court; and (ii) liquidating all Wide Body Collateral and Engines not liquidated as of the Effective Date ("Remaining Collateral"), provided that the Reorganized Debtors shall not sell any Remaining Collateral without the consent of the Indenture Trustee and provided further that the Reorganized Debtors shall cooperate with the Indenture Trustee and its Agents in the liquidation of the Remaining Collateral. Reorganized Kitty Hawk shall have no obligation to pay the costs of maintaining and preserving the Noteholders' Wide-Body Collateral following the Effective Date, including, but not limited to, insurance and storage fees. Notwithstanding (iii) above, at the direction of the Indenture Trustee, the Reorganized Debtors shall transfer all or any of the Remaining Collateral to the Liquidating Trust or such other entity designated by the Indenture Trustee and, upon such transfer, the Indenture Trustee (or the trust manager in the case of the Liquidating Trust) shall direct the liquidation of the Remaining Collateral, provided that the Reorganized Debtors shall continue to cooperate with the Indenture Trustee and its Agents until the collateral has been sold or leased. The net proceeds of Remaining Collateral shall be paid to the Indenture Trustee which proceeds the Indenture Trustee may distribute in accordance with the Indenture and the Plan without further order of the Court. The Bankruptcy Court shall retain jurisdiction to enter Orders approving the sale of Remaining Collateral free and clear of any liens, claims, and encumbrances that arose before the Confirmation Date. Subject to the provisions of the Plan, either the Reorganized Debtors, the Indenture Trustee, or the Liquidating Trust (as the case may be) may file and prosecute a motion seeking approval of the sale of Remaining Collateral. The Indenture Trustee may take any actions necessary to implement any of the foregoing and, to the extent necessary, the Indenture shall be deemed amended accordingly. Upon the Effective Date, the Debtors shall waive their claim against the Noteholders for reimbursement of the costs of preserving the Noteholders' Wide Body Collateral, including insurance and storage costs, to the extent the Debtors incurred such costs before the Effective Date. Nothing herein shall impair any lien rights of
      ------
Israel Aircraft Industries to the Engines or the proceeds thereof.

     3.   Class 3 - First Source Secured Claims.

          a. Classification: Class 3 consists of all Allowed Secured Claims of First Source.

          b. Treatment: Class 3 is unimpaired, and the holders of Allowed Claims in Class 3 are not entitled to vote on the Plan. The Allowed First Source Claims will be treated in accordance with the terms of the 1/st/ Source Bank Aircraft Security Agreement dated November 2, 2000 in the original principal amount of $8,465,438.22.

     4. Class 4 - Secured Claims Other Than Bank Claims and Claims of the Noteholders.

          a. Classification: Class 4 consists of all Allowed Secured Claims other than the Bank Claims, the Claims of the Noteholders and the First Source Claims. Each secured creditor shall be treated as a separate sub-class of Class 4.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

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

          b. Treatment: Class 4 is impaired, and the holders of Allowed Claims in Class 3 are entitled to vote on the Plan. Holders of Allowed Class 4 Claims may vote their Claims in the Case of each Debtor whose property secures their Claims. At the Debtors' option, on the Effective Date (a) the Plan may leave unaltered the legal, equitable, and contractual rights of the holder of an Allowed Secured Claim, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Secured Claim to demand or receive accelerated payment from the Debtors after the occurrence of a default, the Debtors may cure any such default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, reinstate the maturity of such Claim as such maturity existed before such default, compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and otherwise leave unaltered the legal, equitable or contractual rights to which such Claim entitles the holder, all pursuant to section 1124 of the Bankruptcy Code, or (c) the Debtors may either (i) pay an Allowed Secured Claim in full, in cash, or
(ii) reinstate the pre-petition repayment terms by curing all post-petition arrearages, decelerating any acceleration of the maturity thereof and paying such reasonable fees and costs as may be approved by the Bankruptcy Court, or
(iii) the Debtors may deliver to the holder of an Allowed Secured Claim the property securing such Claim, or (iv) at Kitty Hawk's election and direction, Reorganized Kitty Hawk may deliver to the holder of an Allowed Secured Claim deferred cash payments in accordance with the requirements of section 1129(b)(2)(A)(II) of the Bankruptcy Code, in all of such events, the value of such holder's interest in such property shall be determined (A) by agreement of the Reorganized Debtors and the holder of such Allowed Secured Claim or (B) if they do not agree, by the Bankruptcy Court, or (d) the Debtors may assume and assign the contract or agreement governing an Allowed Secured Claim pursuant to section 365(b) of the Bankruptcy Code, or (e) the Debtors may pay an Allowed Secured Claim in such manner as may be agreed to by the holder of such Claim.

     5.   Class 5 - Priority Claims.

          a.   Classification: Class 5 consists of all non-tax Priority Claims.

          b. Treatment: Class 5 is impaired and the holders of Allowed Claims in Class 5 are entitled to vote on the Plan. The treatment set forth below shall be the same for each holder of an Allowed Priority Claim against each of the Debtors and each holder of an Allowed Priority Claim may vote in the case of the Debtor liable on such Claim. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 5 will be paid the Allowed amount of such Claim in full in cash by the Reorganized Debtors on or before the later of (a) the first practicable date after the Effective Date, (b) the Allowance Date, and
(c) such other date as is mutually agreed upon by the Reorganized Debtors and the holder of such Claim.

     6.   Class 6 - Noteholder Unsecured Claims

          a.   Classification: Class 6 consists of the Noteholder Unsecured
Claims.

          b. Treatment: Class 6 is impaired and the holders of Allowed Claims in Class 6 are entitled to vote on the Plan. If the Plan is confirmed, the holders of the Class 6 Claims will waive their claims and agree to receive no distribution on account of their Class 6 Claims. The

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
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

Debtors reserve the right to seek to have the votes of the holders of Allowed Class 6 Claims included in determining whether Class 7 has accepted the Plan.

     7.   Class 7 - Other Unsecured Claims

          a.   Class 7A.

               (1) Classification: Class 7A consists of all Allowed Other Unsecured Claims against Kitty Hawk, Inc.

               (2) Treatment: Class 7A is impaired and the holders of Allowed Claims in Class 7A are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7A shall receive a Pro Rata distribution of the Class 7A Stock Distribution.

          b.   Class 7B.

               (1) Classification: Class 7B consists of all Allowed Other Unsecured Claims against Cargo.

               (2) Treatment: Class 7B is impaired and the holders of Allowed Claims in Class 7B are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7B shall receive a Pro Rata distribution of the Class 7B Stock Distribution.

          c.   Class 7C.

               (1) Classification: Class 7C consists of all Allowed Other Unsecured Claims against Aircargo.

               (2) Treatment: Class 7C is impaired and the holders of Allowed Claims in Class 7C are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7C shall receive a Pro Rata distribution of the Class 7C Stock Distribution.

          d.   Class 7D.

               (1) Classification: Class 7D consists of all Allowed Other Unsecured Claims against International.

               (2) Treatment: Class 7D is impaired and the holders of Allowed Claims in Class 7D are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7D shall receive a Pro Rata distribution of the Class 7D Stock Distribution.

          e.   Class 7E.

               (1) Classification: Class 7E consists of all Allowed Other Unsecured Claims against Charters.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
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

               (2) Treatment: Class 7E is impaired and the holders of Allowed Claims in Class 7E are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7E shall receive a Pro Rata distribution of the Class 7E Stock Distribution.

          f.   Class 7F.

               (1) Classification: Class 7F consists of all Allowed Other Unsecured Claims against Longhorn Solutions.

               (2) Treatment: Class 7F is impaired and the holders of Allowed Claims in Class 7F are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7F shall receive a Pro Rata distribution of the Class 7F Stock Distribution.

          g.   Class 7G.

               (1) Classification: Class 7G consists of all Allowed Other Unsecured Claims against Aircraft Leasing.

               (2) Treatment: Class 7G is impaired and the holders of Allowed Claims in Class 7G are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7G shall receive a Pro Rata distribution of the Class 7H Stock Distribution.

          h.   Class 7H.

               (1) Classification: Class 7H consists of all Allowed Other Unsecured Claims against American International Travel.

               (2) Treatment: Class 7H is impaired and the holders of Allowed Claims in Class 7H are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7H shall receive a Pro Rata distribution of the Class 7H Stock Distribution.

          i.   Class 7I.

               (1) Classification: Class 7I consists of all Allowed Other Unsecured Claims against Flight One Logistics.

               (2) Treatment: Class 7I is impaired and the holders of Allowed Claims in Class 7I are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7I shall receive a Pro Rata distribution of the Class 7I Stock Distribution.

          j.   Class 7J.

               (1) Classification: Class 7J consists of all Allowed Other Unsecured Claims against OK Turbines.

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               (2)  Treatment: Class 7J is impaired and the holders of Allowed
Claims in Class 7J are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7J shall receive a Pro Rata distribution of the Class 7J Stock Distribution.

     8.   Class 8 - Old Common Stock

          a. Classification: Class 8 consists of all Interests in Old Common Stock.

          b. Treatment: Holders of Interests in Class 8 will receive no distribution under the Plan and are deemed to have rejected the The Old Common Stock will be canceled on the Effective Date.

     9.   Class 9 - Securities Claims

          a.   Classification: Class 9 consists of all Allowed Securities
Claims.

          b. Treatment: Holders of Class 9 Claims shall be treated with the same priority as the Old Common Stock pursuant to Section 510(b) of the Code and will receive no distribution under the Plan.

F.   Acceptance or Rejection of the Plan

     1. Voting Classes. The holders of Claims in Classes 1, 2, 4, 5, 6 and 7 are impaired and shall be entitled to vote to accept or reject the Plan.

     2. Presumed Acceptance. The holder of the Class 3 Claim is unimpaired, is not being solicited to accept or reject the Plan and is presumed to have accepted the Plan.

     3. Presumed Rejection of Plan. The holders of Interests and Claims in Classes 8 and 9 are not being solicited to accept or reject the Plan and will be deemed to have rejected the Plan.

G.   Manner of Distribution of Property Under the Plan

     1. Distribution Procedures. Except as otherwise provided in the Plan, and except for distributions of cash on account of Senior Notes, all distributions of Cash and other property shall be made by the Reorganized Debtors on the later of the Effective Date or the Allowance Date, or as soon thereafter as practicable. Distributions required to be made on a particular date shall be deemed to have been made on such date if actually made on such date or as soon thereafter as practicable. No payments or other distributions of property shall be made on account of any Claim or portion thereof unless and until such Claim or portion thereof is Allowed.

     2. Distribution of Creditors' New Common Stock. Reorganized Kitty Hawk shall distribute all of the New Common Stock to be distributed under the Plan. The initial distribution of New Common Stock on account of Allowed Claims other than the Claims of Noteholders shall be on the same date as the initial distribution of New Common Stock to the Noteholders, as provided below, or as soon thereafter as practicable. Reorganized Kitty Hawk may employ or contract with

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other entities to assist in or perform the distribution of New Common Stock. The initial distribution of New Common Stock to the Noteholders and Class 7 shall be pro rata as if the total Allowed Claims in each such Class is the maximum amount if all disputed, unliquidated, contingent or otherwise objectionable Claims were resolved in the Claimant's favor. Reorganized Kitty Hawk will not make a distribution to disputed, contingent, unliquidated or objected to Claims until entry of an Order of the Bankruptcy Court involving the dispute or objection. Stock held for possible distribution will be held in the Noteholder and Class 7 Stock Reserve Surplus Accounts. On each Quarterly Surplus Distribution Date, Reorganized Debtors shall distribute to holders of Allowed Noteholders and Class 7 Claims, in accordance with the terms of the Plan, all shares in the Class 7 Stock Reserve Surplus Account and the Noteholder Stock Reserve Surplus Account, provided however, that if, in Reorganized Debtors' judgment, the aggregate value
-------- -------
of the shares remaining in the Noteholder Stock Reserve Surplus Account or the Class 7 Stock Reserve Surplus Account is less than can be economically distributed, Reorganized Debtors may elect to hold such shares and distribute them on the next Quarterly Surplus Distribution Date.

     Reorganized Kitty Hawk may designate the Indenture Trustee and/or the Senior Notes Custodian as the disbursing agent for all New Common Stock to be issued to Noteholders. Distributions will be made to the Noteholders that appear as Noteholders of record on the records of the Debtors, Trustee and/or Senior Note Custodians, determined as of the Distribution Date. Distributions will be made as soon after the Distribution Date as practicable. For purposes of distributions of any New Common Stock to Noteholders, neither Reorganized Kitty Hawk, the Indenture Trustee, nor any Senior Notes Custodian shall be required to recognize any transfer of legal or beneficial ownership of a Senior Note that occurs on or after the Distribution Date. Reorganized Kitty Hawk shall pay all reasonable fees and expenses of the Indenture Trustee and/or a Senior Notes custodian in acting as distribution agent as and when such fees and expense become due without further order of the Bankruptcy Court.

     To the extent that a Noteholder Claim is a Disputed or undetermined Claim on the Effective Date, the distribution of New Common Stock allocable to the Disputed or undetermined portion of such Claim shall be deposited in the Noteholder Stock Reserve Account. To the extent that a Class 7 Claim is a Disputed or undetermined Claim on the Effective Date, the distribution of New Common Stock allocable to the Disputed or undetermined portion of such Claim shall be deposited in the Class 7 Stock Reserve Account.

     To the extent that a Noteholder or Class 7 Claim is Allowed after the Effective Date, the holder thereof shall be entitled to receive the New Common Stock reserved with respect to the Allowed amount of such Claim (including Shares representing distributions of Debtor's shares from the Noteholder Stock Reserve Surplus Account or the Class 7 Stock Reserve Surplus Account).

     3.   Distributions by Indenture Trustee.

     All distributions of Cash by the Debtors or the Reorganized Kitty Hawk on account of claims of the Noteholders, including the Noteholders' Adequate Protection Claim, shall be made to the Indenture Trustee. All Cash payable by the Debtors or Reorganized Kitty Hawk on account of the Noteholders' Adequate Protection Claim or the Noteholders' Class 2 Claims shall be paid to the Indenture Trustee by the Distribution Date. Subject to: (i) any liens the Indenture Trustee may assert

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under the Senior Notes Indenture for the recovery of expenses, (ii) reserves determined by the Indenture Trustee to be necessary to cover anticipated future costs of maintaining, liquidating, or administering the Noteholders' Collateral, or the Kitty Hawk Collateral Liquidating Trust, and (iii) Section 6.4 of the Plan, the Indenture Trustee shall distribute pro rata to the parties appearing on the list maintained by the Registrar, pursuant to Section 6.4 below, all cash received by the Indenture Trustee under the Plan. and all cash proceeds from the liquidation of the Noteholders' Collateral. The Indenture Trustee may withhold distributions to any payee until the payee has furnished the Indenture Trustee with an executed "W-9" tax form.

     4.   Surrender and Cancellation of Old Securities.

     As of the Effective Date, all Senior Notes shall be deemed cancelled and the transfer ledgers with respect to the Senior Notes shall be closed. As against Reorganized Kitty Hawk, the Noteholders shall have only the rights granted under this Plan. Reorganized Kitty Hawk in conjunction with the Indenture Trustee shall request from any Senior Notes Custodian a list of the Noteholders of record, determined as of the Distribution Date. The Indenture Trustee or a third party it designates (whichever being the "Registrar") shall thereafter from such list(s) maintain a registry of the legal owners of the rights under this Plan held on account of Senior Notes. The Registrar shall be under no obligation to make a change in the registry unless it receives and acknowledges a written request for a change from a party then appearing on the registry. The Registrar may issue reasonable rules applicable to any request for a change in the registry. Reorganized Kitty Hawk shall have no obligation or power to change the registry maintained by the Registrar or, after the Effective Date, to recognize a transfer of a Senior Note or of rights under this Plan on account of a Senior Note.

     As a condition to receiving the New Securities distributable under the Plan, the record holders of Senior Notes shall surrender their Senior Notes, if held in certificate form, to the Indenture Trustee. When a holder surrenders its Senior Notes to the Trustee, the Indenture Trustee shall hold the instrument in "book entry only" until such instruments are canceled. Any holder of Senior Notes whose instrument has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, deliver to the Indenture Trustee: (a) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation or destruction of such instrument, and (b) such security or indemnity that may be reasonably required by the Indenture Trustee to hold the Indenture Trustee harmless with respect to any such representation of the holder. Upon compliance with the preceding sentence, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument. Any holder of a Senior Note which has not surrendered or have been deemed to surrender its Senior Notes within two years after the Effective Date, shall have its Claim as a holder of Senior Notes disallowed, shall receive no distribution on account of its Claim as a holder of Senior Notes, and shall be forever barred from asserting any Claim on account of its Senior Notes. Any New Common Stock issued and held for distribution on account of such disallowed claims of holders of Senior Notes shall be returned to the Reorganized Debtors and shall be deposited in the Stock Reserve Surplus Account.

          As of the Effective Date, all Senior Notes shall represent only the right to participate in the distributions provided in the Plan on account of such Senior Notes.

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     5.   Disputed Claims. Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of any Disputed Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim.

     6. Manner of Payment Under the Plan. Cash payments made pursuant to the Plan by Reorganized Kitty Hawk shall be in U.S. dollars by checks drawn on a domestic bank selected by the Reorganized Debtors, or by wire transfer from a domestic bank, at Reorganized Debtors' option, except that payments made to foreign trade creditors holding Allowed Claims may be paid, at the option of Reorganized Debtors in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. All distributions of Cash on account of Class 2 Claims shall be made to the Indenture Trustee. Upon receipt of such Cash, the Indenture Trustee shall distribute the cash as provided in
Section 6.3 of the Plan.

     7.   Delivery of Distributions and Undeliverable or Unclaimed
Distributions.

          a.   Delivery of Distributions in General. Except as provided below in
Section 6.7(b) for holders of undeliverable distributions, distributions to holders of Allowed Claims shall be distributed by mail as follows: (a) except in the case of the holder of a Senior Note, (1) at the addresses set forth on the respective proofs of claim filed by such holders; (2) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors after the date of any related proof of claim; or (3) at the address reflected on the Schedule of Assets and Liabilities Filed by the Debtors if no proof of claim or proof of interest is Filed and the Reorganized Debtors have not received a written notice of a change of address; and (b) in the case of the holder of the Senior Notes, as provided in Sections 6.3 and 6.4 of the Plan.

          b.   Undeliverable Distributions.

               (1) Holding and Investment of Undeliverable Property. If the distribution to the holder of any Claim other than the holder of Senior Notes is returned to the Reorganized Debtors as undeliverable, no further distribution shall be made to such holder unless and until the Reorganized Debtors is notified in writing of such holder's then current address. Subject to Section 7.8(b)(ii) of the Plan, undeliverable distributions shall remain in the possession of the Reorganized Debtors pursuant to this Section until such times as a distribution becomes deliverable.

               Unclaimed Cash (including interest, dividends and other consideration, if any, distributed on or received for undeliverable New Common Stock) shall be held in trust in a segregated bank account in the name of the Reorganized Debtors, for the benefit of the potential claimants of such funds, and shall be accounted for separately. Undeliverable New Common Stock shall be held in trust for the benefit of the potential claimants of such securities by the Reorganized Debtors in a number of shares sufficient to provide for the unclaimed amounts of such securities, and shall be accounted for separately.

               (2) Distribution of Undeliverable Property After it Becomes Deliverable and Failure to Claim Undeliverable Property. Any holder of an Allowed Claim other than a holder of a Senior Note who does not assert a claim for an undeliverable distribution held by the Reorganized Debtors within one (1) year after the Effective Date shall no longer have any claim to

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or interest in such undeliverable distribution, and shall be forever barred from receiving any distributions under the Plan. In such cases, any New Common Stock shall be deposited in the Stock Reserve Surplus Account.

     8. De Minimis Distributions. No Cash payment of less than twenty-five dollars ($25.00) or stock distribution of fewer than 100 shares shall be made to any holder on account of an Allowed Claim unless a request therefor is made in writing to the Reorganized Debtors.

     9. Failure to Negotiate Checks. Checks issued in respect of distributions under the Plan shall be null and void if not negotiated within 60 days after the date of issuance. Any amounts returned to the Reorganized Debtors in respect of such checks shall be held in reserve by the Reorganized Debtors. Requests for reissuance of any such check may be made directly to the Reorganized Debtors by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such voided check is required to be made before the second anniversary of the Effective Date. All Claims in respect of void checks and the underlying distributions shall be discharged and forever barred from assertion against the Reorganized Debtors and their property.

     10. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

     11. Setoffs. Unless otherwise provided in a Final Order or in the Plan, the Debtors may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors may have against the holder thereof or its predecessor, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claims the Debtors may have against such holder or its predecessor.

     12. Fractional Interests. The calculation of the percentage distribution of New Common Stock to be made to holders of certain Allowed Claims as provided elsewhere in the Plan may mathematically entitle the holder of such an Allowed Claim to a fractional interest in such New Common Stock. The number of shares of New Common Stock to be received by a holder of an Allowed Claim shall be rounded to the next lower whole number of shares. The total number of shares of New Common Stock to be distributed to a class of Claims shall be adjusted as necessary to account for the rounding provided for in this Section. No consideration shall be provided in lieu of the fractional shares that are rounded down and not issued.

H.   Treatment of Executory Contracts and Unexpired Leases

     The Plan constitutes and incorporates a motion by the Debtors to reject, as of the Confirmation Date, all pre-petition executory contracts and unexpired leases to which the Debtors are a party, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to a Final Order,
(ii) is the subject of a pending motion for authority to assume the contract or lease Filed by the Debtors prior to the Confirmation Date, or (iii) is identified in the Plan Supplement as

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an executory contract or lease that Debtors intend to assume. Assumption by any of the Debtors shall constitute assumption by the Reorganized Debtors as the successor to each of the Debtors. The filing of the Plan Supplement shall constitute a motion by Debtors to assume, effective on the Effective Date, the executory contracts and leases identified therein. With respect to leases and executory contracts not previously assumed, the Plan Supplement shall set forth a cure amount in accordance with section 365(b)(1) of the Bankruptcy Code for each unexpired lease and executory contract to be assumed. Unless the non-debtor parties timely object to such amount, the confirmation of the Plan shall constitute consent to the approval of the assumption of such executory contracts and unexpired leases and a determination that such cure amount is sufficient under section 365(b)(1) of the Bankruptcy Code.

     The Plan also establishes a bar date for filing claims for rejection under the Plan of an executory contract or unexpired lease.

I.   Means for Execution and Implementation of the Plan

     1. Working Capital Financing. On the Effective Date, the Reorganized Debtors may enter into a loan agreement for a revolving credit facility with a new lender which, when combined with the Debtors' available resources, will be sufficient to meet its ongoing business needs (the "Working Capital Financing") and to fund the obligations created by the Plan. The Working Capital Financing will have a $10 million availability, but will have no more than $6 million outstanding on the Effective Date. The Working Capital Financing will be secured by all of the assets of the Reorganized Debtors. In the event that the Reorganized Debtors are unable to secure the Working Capital Financing before the Effective Date, the Debtors will not repay the Bank Group's Secured Claims on the Effective Date but will repay the Bank Group's Secured Claims through a promissory note which will provide for payments of interest only and a one year term. The Bank Group's Secured Claims would be repaid as soon as the Reorganized Debtors secured Working Capital Financing.

     2. Liquidation of Unneeded Assets. During the Reorganization Cases, the Debtors have sold a number of assets that are no longer necessary for the Debtors' operations going forward. Pursuant to the Final Order Authorizing Use of Cash Collateral and Granting Adequate Protection, the Order Approving the Letter of Credit Arrangement with Bank Group and Fixing Amount of Carve Out for Estate Professionals, and the Final Supplemental Final Order Authorizing Use of Cash Collateral and Granting Adequate Protection between 90% and 100% of the Net Proceeds of these asset sales have been paid to the Bank Group to reduce its Secured Claims. The proceeds of some asset sales are currently held in escrow pending further Court order. The Net Proceeds of the escrowed funds shall be used on the Effective Date to satisfy the obligations created by this Plan. The Debtors shall continue their efforts to monetize unneeded assets and to liquidate disputed claims. Following the Effective Date, the Net Proceeds of any asset sales will become unrestricted funds of the Reorganized Debtors.

     3. Merger of Corporate Entities. On the Effective Date, Kitty Hawk, Inc., American International Travel, Aircraft Leasing, Charters, Flight One Logistics, International, Longhorn Solutions and OK Turbines will merge with and into Cargo, with Cargo being the surviving corporation in each of the mergers. As a result of the merger, Kitty Hawk Cargo, Inc. (a Delaware

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corporation) will succeed to all of the assets, liabilities and rights of the
Debtors, other than Aircargo. Aircargo will be a wholly-owned subsidiary of Cargo.

     4. Board of Directors of the Reorganized Debtors. On the Effective Date, the existing directors of Kitty Hawk, Inc. shall be deemed removed from office pursuant to the operation of the Confirmation Order. On the Effective Date, the Reorganized Kitty Hawk will amend its bylaws to provide that the board of directors of the Reorganized Kitty Hawk shall be comprised of seven (7) members, five (5) of which shall be selected by the Noteholders and two (2) of which shall be selected by the Debtors. The initial board of directors of Reorganized Kitty Hawk shall name the directors of Reorganized Aircargo from among its members. Such amended bylaws shall provide that all such directors shall serve for a one-year term and shall not be subject to removal other than for cause during the first year following the Effective Date. Such amended bylaws shall provide that thereafter directors shall be elected at annual meetings of the shareholders of the Reorganized Debtors in accordance with the bylaws of the Reorganized Debtors and applicable law. The initial directors of the Reorganized Cargo shall be identified in a notice filed with the Court no later than ten
(10) days before the commencement of the Confirmation Hearing.

     5. Post-Confirmation Management. Kitty Hawk's current officers who are anticipated to continue in similar jobs post-confirmation:

     . Tilmon J. Reeves - Chairman of the Board and Chief Executive Officer. Mr. Reeves has extensive experience in the airline and airfreight industries with a number of companies, including Emery and American Airlines.

     . James R. Craig - Director, Vice President and General Counsel. Mr. Craig was Kitty Hawk's outside counsel for many years and has been its Vice President and General Counsel since 1998.

     . Jack A. ("Drew") Keith - Vice President and Chief Financial Officer. Mr. Keith, formerly Kitty Hawk's lender while Wells Fargo employed him, joined Kitty Hawk in September, 1999 and became the Chief Financial Officer in April 2000.

     . Toby Skaar - Vice President of Scheduled Freight for Kitty Hawk Cargo. Mr. Skaar manages Kitty Hawk's scheduled overnight freight system.

     . Clark Stevens - President of Kitty Hawk Aircargo. Mr. Stevens is responsible for all of the ongoing aircraft operations (which excludes the operations of Kitty Hawk Charters and Kitty Hawk International).

     . Donny Scott - Vice President-Postal and Ground Operations. Mr. Scott manages all ground handling operations for the U.S. Postal Service and ground handling operations at Kitty Hawk's facilities other than its Fort Wayne, Indiana hub operation.

     . David Ahles - Vice President-Human Resources. Mr. Ahles manages the personnel of Kitty Hawk.

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     .    Jessica Wilson - Chief Accounting Officer. Ms. Wilson is the longest serving employee in Kitty Hawk's accounting department and is responsible for maintaining the accuracy of Kitty Hawk's accounting records.

     6. Cancellation of Old Securities. On the Effective Date, all Old Securities shall be terminated and canceled, and the indenture or statements of resolution governing such Old Securities shall be rendered void except that, with respect to the powers of the Indenture Trustee, the Indenture for the Senior Notes shall remain in force and effect until all of the Noteholders' Wide Body Collateral has been liquidated and all distributions to Noteholders as provided in the Plan have been made. Notwithstanding the foregoing, such termination will not impair the rights and duties under such indenture as between Indenture Trustee and the beneficiaries of the trust created thereby including, but not limited to, the right of the Indenture Trustee to receive payment of its fees and expenses, to the extent not paid by the Company, from amounts distributable to holders of Senior Notes.

     7. Authorization and Issuance of New Common Stock. The Confirmation Order shall provide for the authorization of 65 million shares of stock in the Reorganized Debtors, of which 50 million shall be the New Common Stock (the issued and outstanding shares of the Reorganized Debtors). The remaining 15 million authorized shares shall be reserved and shall not be distributed without action by the Board of Directors selected in the manner described in Section 8.4 of the Plan.

     8. Discharge of Indenture. On the Effective Date, subject to its obligations under this Plan, the Registration Rights Agreement, and the Aircraft Use Agreement, Reorganized Kitty Hawk shall be discharged of all liabilities and duties under the Senior Notes Indenture. The provisions of Article Seven (Trustee), Eleven (Miscellaneous), Twelve (Meeting of Holders) of the Senior Notes Indenture, and other provisions of the Senior Notes Indenture concerning distributions to Noteholders and the rights and powers of the Indenture Trustee to maintain and sell the Noteholders' Collateral shall continue in force and effect as among the Indenture Trustee and the Noteholders until all of the Noteholders' Collateral has been liquidated and all distributions have been made to those parties who hold the rights of the Noteholders under the Plan. The provisions of this Plan shall govern in the event of any inconsistency between this Plan and the Senior Note Indenture. Nothing herein shall impair any of the liens, rights, or interests of the Indenture Trustee in the Noteholders' Collateral, or any proceeds thereof, all of which liens, rights, and/or interests are herein restated.

     9. Registration Exemption for Debtors' New Common Stock Distributed to Creditors. The Confirmation Order shall provide that the distribution of the New Common Stock to holders of Allowed Claims pursuant to the Plan and the Amended Certificate of Incorporation shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the extent provided by section 1145 of the Bankruptcy Code.

     10. Charter and Bylaws. The certificate of incorporation of the Reorganized Debtors shall read substantially as set forth in the Amended Certificate of Incorporation. The Bylaws of the Reorganized Debtors shall read substantially as set forth in the Amended Bylaws.

     11. Corporate Action. Upon entry of the Confirmation Order, the following shall be and be deemed authorized and approved in all respects: (i) the filing by Reorganized Kitty Hawk of the

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Amended Certificate of Incorporation, (ii) the Amended Bylaws, (iii) the mergers contemplated by Section 8.3 of the Plan, and (iv) the issuance of the New Common Stock. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Kitty Hawk shall file with the Secretary of State of the State of Delaware, in accordance with applicable state law, the Amended Certificate of Incorporation which shall conform to the provisions of the Plan and prohibit the issuance of non-voting equity securities. On the Effective Date, the matters provided under the Plan involving the capital and corporate structures and governance of the Reorganized Kitty Hawk, including the mergers effectuated pursuant to Section 8.3 of the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Kitty Hawk. On the Effective Date, the
Reorganized Debtors shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan and the Disclosure Statement.

     12. Execution of Registration Rights Agreement and Aircraft Use Agreement. On the Effective Date, the Reorganized Debtors shall execute the Registration Rights Agreement and the Aircraft Use Agreement.

     13. Execution of Agreements to Restructure Post-Petition Obligations. On the Effective Date, the Debtors will modify the terms of their aircraft leases with Pegasus and Wren and the building lease with Fort Wayne-Allen County Airport Authority. The Reorganized Debtors shall enter into Addendum No. 2 to Building Lease of Fort Wayne-Allen County Airport Authority to Kitty Hawk, Inc. Reorganized Aircargo will enter into the Aircraft Purchase Agreements and leases with Pegasus and Wren included in the Plan Supplement.

     14. Release of Fraudulent Conveyance Claims. On the Effective Date, in consideration of the compromise with the holders of the Senior Notes incorporated into the Plan and more fully described in Section IV, D, 2(b) of the Disclosure Statement, which settlement results in a greater distribution to holders of Allowed Unsecured Claims that are not Noteholder Claims, Reorganized Kitty Hawk, on its own behalf and as representative of the Debtors' Estates, releases the Indenture Trustee and the Noteholders, their predecessors and successors in interest, from all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law or in equity, based in whole or in part on an allegation that any of the Debtors' obligations on the Senior Notes, including any guaranty liabilities, are avoidable or unenforceable.

     15. Other Releases by Debtors. On the Effective Date, the Reorganized Debtors, on their own behalf and as representative of the Debtors' Estates, in consideration of services rendered in the Reorganization Case and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, releases unconditionally, and is hereby deemed to release unconditionally, each of the Released Officers and Directors from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to the Effective Date, in any way relating to the Debtors (before, on or after the Petition Date), the Reorganization Case, or the

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Plan. The foregoing release shall not apply to (a) any action or omission that constitutes actual fraud or criminal behavior,(b) any claims or causes of action against Conrad Kalitta, the Kalitta Companies or any entity owned or controlled by either, or (c) the receivable owed by M. Tom Christopher to the Debtors. Additionally, nothing in the Plan or the Confirmation Order shall constitute a release of any obligations, whether based on contract, statute or other applicable law, of present or former officers and directors of the Debtors in respect of the Debtors' confidential or proprietary information or of their agreements, obligations or undertakings not to engage in activities that are competitive with the Debtors' businesses.

     The Released Officers and Directors include the following people:

     Officers:
     Tilmon J. Reeves             Chief Executive Officer
     James R. Craig               Vice President and General Counsel
     J. Andrew Keith              Vice President and Chief Financial Officer
     Donny Scott                  Vice President, Postal and Ground Operations
     Michael A. Clark             Vice President - Security
     David P. Ahles               Vice President - Human Resources
     E. Pierce Marshall, Jr.      Deputy General Counsel
     John Clark Stevens           President (Aircargo)
     Toby J. Skaar                Vice President and General Manager (Cargo)
     Ted J. Coonfield             Former Vice President
     John Turnipseed              Former Vice President - Human Resources
     Jane Perelman                Former Assistant General Counsel and
                                  Vice President - Human Resources

     Directors:
     Tilmon J. Reeves             Lewis S. White
     James R. Craig               Steve Wood
     Ted Coonfield                Bruce Martin
     Philip J. Sauder             Thomas J. Smith

     The Debtors are not aware of any causes of action that the Debtors could assert against the Released Officers and Directors. Moreover, the Debtors are not aware of any facts that suggest that the Debtors may have claims against the Released Officers and Directors that should be investigated. The consideration for the releases provided for herein is, inter alia, the valuable services the Released Officers and Directors provided to the Debtors and the cooperation they continue to provide to the Debtors.

     This is a release of claims held by the Debtors. It does not release third party claims such as the recission claims asserted by certain class action plaintiffs.

     16. Release of Claims Arising Under Sections 544 through 551 of the Bankruptcy Code. On the Effective Date, the Reorganized Debtors release all claims against creditors arising under sections 544 through 551 of the Bankruptcy Code.

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     17.  Preservation of Rights of Action. Except as otherwise provided in the
Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce any claims, rights and causes of action that the Debtors or the Estates may hold against any entity, including, without limitation, any claims, rights or causes of action arising under Chapter 5 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory. The Reorganized Debtors shall retain and may enforce the rights of each of the Debtors to object to Claims on any basis; provided however, holders of Claims in Classes 6 and 7
                        -------- -------
will not be subject to objections to claims solely based upon grounds contained in 11 U.S.C. (S) 502(d). The Reorganized Debtors may pursue those rights of action, as appropriate, in accordance with what is in the best interests of the Reorganized Debtors.

     18. Objections to Claims. Except as otherwise provided for with respect to applications of professionals for compensation and reimbursement of expenses under Section 3.1(c)(ii) hereof, or as otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims, including Administrative Expense Claims, shall be Filed and served upon the holder of such Claim or Administrative Expense Claim not later than the later of (a) one hundred twenty
(120) days after the Effective Date, and (b) one hundred twenty (120) days after a proof of claim or request for payment of such Administrative Expense Claim is Filed, unless this period is extended by the Court. Such extension may occur ex parte. After the Effective Date, Reorganized Kitty Hawk shall have the exclusive right to object to Claims; provided however that if the Bank Group demands in writing that Reorganized Kitty Hawk object to a Claim and Reorganized Kitty Hawk refuses to object, the Bank Group may object to the identified Claim.

     19. Retiree Benefits. On or after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Company will continue to pay all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114, at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits.

     20. Exemption from Stamp and Similar Taxes. The issuance and transfer of Debtors' New Common Stock as provided in the Plan shall not be taxed under any law imposing a stamp tax or similar tax in accordance with 11 U.S.C. (S) 1146(c).

     21. Creditors' Committee. The Creditors' Committee shall continue after the Effective Date for the limited purpose of supervising the Reorganized Debtors' prosecution and resolution of claim objections. The Creditors' Committee will be dissolved on the first anniversary of the Effective Date and all obligations and responsibilities of the members and professionals for the Creditors' Committee shall terminate. Fees for counsel to the Creditors' Committee for overseeing the claims objection process after the Effective Date shall be capped at $200,000. The Creditors' Committee's professionals will be limited to attorneys after the Effective Date.

J.   Conditions to Effectiveness of the Plan

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     1.   Conditions to Effectiveness. Except as expressly waived by the
Debtors, the following conditions must occur and be satisfied on or before the Effective Date:

          (a) the Confirmation Order shall have been signed by the Court and duly entered on the docket for the Reorganization Cases by the clerk of the Court in form and substance acceptable to the Debtors;

          (b) the Confirmation Order shall have become an Effective Confirmation Order and not have been stayed, modified, reversed or amended;

          (c) the Debtors have received $29.8 million from USPS on the TforC Claim;

          (d) the Debtors have executed the Registration Rights Agreement and the Aircraft Use Agreement; and

          (e) the Debtors have available resources, including any working capital financing, to fund the Reorganized Debtors' obligations under the Plan and to meet its ongoing business needs.

     2.   Waiver of Conditions. The Debtors may waive any condition set forth in
Article 9 of the Plan at any time, without notice, without leave of or order of the Court, and without any formal action other than proceeding to consummate the Plan. The Debtors do not intend to waive a condition precedent if the failure to meet the condition precedent materially affects the Debtors' ability to perform the obligations created by the Plan. However, for example, if the Debtors were to receive somewhat less or more than $29.8 million from the USPS and the Debtors believed that waiver of the explicit condition that the Debtors have received $29.8 million from USPS does not materially impact the feasibility of the Plan, the Debtors could waive condition 9.1(c) of the Plan.

     3. No Requirement of Final Order. So long as no stay is in effect, the Debtors' Effective Date of the Plan will occur notwithstanding the pendency of an appeal of the Confirmation Order or any Order related thereto. In that event, the Debtors or Reorganized Debtors may seek dismissal of any such appeal as moot following the Effective Date of the Plan.

K.   Effects of Plan Confirmation

     1. Binding Effect. The Plan shall be binding upon all present and former holders of Claims and Equity Interests, and their respective successors and assigns, including the Reorganized Debtors.

     2. Moratorium, Injunction and Limitation of Recourse For Payment. Except as otherwise provided in the Plan or by subsequent order of the Bankruptcy Court, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date, all Persons or entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estates, the Reorganized Debtors, the Bank Group, the Creditors' Committee, the Indenture Trustee, and the Unofficial Noteholders' Committee or any of their property on account of any such Claims or Equity Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii)

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enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors other than through a proof of claim or adversary proceeding; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.

     This provision enjoins the enumerated actions against the Debtors on claims that have been discharged or treated pursuant to Section 1141 of the Bankruptcy Code. The provision expands the discharge of Section 1141 to include the Creditors' Committee, the Indenture Trustee and the Unofficial Noteholders' Committee. The purpose of expanding the injunction is to prevent lawsuits against the Committees and the Indenture Trustee on matters that are forever resolved by the Plan. None of the Creditors' Committee, the Indenture Trustee or the Unofficial Noteholders' Committee has provided any consideration for the inclusion of this language. The Bank Group has requested that they be added to the list of parties protected by the injunction. Unlike the other parties, the Bank Group has not yet indicated a willingness to accept its treatment under the Plan. If the Bank Group accepts its treatment under the Plan, it will be added as a party protected by the injunction. This provision will be removed or limited to the Debtors if the Court finds that the Plan cannot be confirmed with this provision included.

     3.   Exculpation and Limitation of Liability.

     None of the Indenture Trustee and any professional Persons retained by it; the Bank Group, its members and any professional Persons retained by it; the Creditors' Committee and any professional Persons retained by it; the Unofficial Noteholders' Committee, its members and any professional Persons retained by it; the Debtors and the professional Persons employed by the Debtors; any of their affiliates nor any of their officers, directors, partners, associates, employees, members of agents (collectively, the "Exculpated Persons"), shall have or incur any liability to any person for any act taken or omission made in good faith in connection with or related to the Bankruptcy Cases or actions taken therein, including negotiating, formulating, implementing, confirming or consummating the Plan, the Disclosure Statement, or any contract, instrument, or other agreement or document created in connection with the Plan. The Exculpated Persons shall have no liability to any Creditors or Equity Security Holders for actions taken under the Plan, in connection therewith or with respect thereto in good faith, including, without limitation, failure to obtain Confirmation of the Plan or to satisfy any condition or condition, or refusal to waive any condition or conditions, precedent to Confirmation or to the occurrence of the Effective Date. Further, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, or party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as finally determined by the Bankruptcy Court, and in all respect such person will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     This provision essentially releases any claim that any party has against the Debtors, the Unofficial Committee, the Indenture Trustee for the Senior Notes, and the Unofficial Noteholders'

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Committee and professional Persons retained by them for actions related to the
Bankruptcy Cases, other than claims arising out of gross negligence or willful misconduct. This provision is common in reorganization plans and is designed to prevent harassment suits by parties who are dissatisfied with the treatment provided in a Plan. None of the Creditors' Committee, the Indenture Trustee or the Unofficial Noteholders' Committee has provided any consideration for the inclusion of this language. This provision will be removed if the Court finds that the Plan cannot be confirmed with this provision included.

     4. Revesting. On the Effective Date, the Reorganized Debtors will be vested with all the property of the respective estates of the Debtors free and clear of all Claims and other interests of creditors and equity holders, except as provided herein; provided, however, that the Debtors shall continue as debtors in possession under the Bankruptcy Code until the Effective Date, and, thereafter, the Reorganized Debtors may conduct their business free of any restrictions imposed by the Bankruptcy Code or the Court.

     5. Other Documents and Actions. The Debtors, the Debtors-In-Possession, and Reorganized Debtors may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

     6. Post-Consummation Effect of Evidences of Claims or Interests. Senior Notes, Old Common Stock certificates, and other evidences of Claims against or Interests in the Debtors shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

     7. Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

L.   Confirmability of Plan and Cramdown.

     The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code if any impaired class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. In that event, the Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.

M.   Retention of Jurisdiction.

     The Plan provides for the Bankruptcy Court to retain the broadest jurisdiction over the reorganization case as is legally permissible so that the Bankruptcy Court can hear all matters related to the consummation of the Plan and the claims resolution process. The Plan specifically retains jurisdiction for the Bankruptcy Court to enter orders (a) approving the sale of the Noteholders' Wide Body Collateral and (b) confirming that such sale is free and clear of all liens, claims and interests in property that arose before the Confirmation Date.

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                                      VIII.

                             FEASIBILITY OF THE PLAN

A.       Feasibility

         Future operations of Reorganized Kitty Hawk will be based on its current core operations: the scheduled heavyweight airfreight system operating through Kitty Hawk's hub in Fort Wayne, Indiana, and services to the U.S. Postal Service, including design, implementation and management of peak season aircraft hub systems.

         1.       Projections

         The financial projections for Reorganized Kitty Hawk's future operations are set forth in Appendix "A."

                  a. Scheduled Airfreight: The domestic demand for heavyweight airfreight fell sharply during the first quarter of 2001, and by comparison to recent years was very weak throughout the rest of the year. Kitty Hawk and its closest competitors in domestic heavyweight airfreight suffered large reductions in weights and revenues. Kitty Hawk ultimately reduced the available lift and points of service in its system, and sharply pared costs, to minimize losses in the system until demand recovered. Domestic heavyweight airfreight demand may have suffered more than normally in the current recession because of heavy reliance on the particularly hard-hit high-technology and automobile manufacturing sectors. But Kitty Hawk's management also believes that domestic demand for heavyweight airfreight is beginning to recover as the economy seems also to be in the initial stages of recovery from the current recession. Kitty Hawk's projections for its scheduled airfreight system reflect conservative growth of weights, yield and revenue (about 4% compounded annual growth) from late 2001 levels during 2002-2005. At the highest level, for 2005, projected annual revenues from Kitty Hawk's scheduled airfreight system are still far below those received during 2000 and 2001.

                  b. Postal Operations: Kitty Hawk has historically performed many services for the USPS, running the gamut from arranging ACMI services by other carriers through designing, implementing and managing both long-term and short-term, peak season aircraft hub systems using both Kitty Hawk's and other carrier's aircraft and Kitty Hawk's ground-handling equipment, systems and personnel. Although the USPS terminated its long-term scheduled network contracts, including Kitty Hawk's W-Net contract, in 2001 as it began its new arrangement with FedEx, the USPS reinstituted an ASYS contract for transportation of mail through Kitty Hawk's scheduled airfreight system and renewed its peak season contract with Kitty Hawk for the Christmas network operating through Blytheville, Arkansas. The 2001 Blytheville Christmas network, for which Kitty Hawk employed many of its own aircraft as well as third-party aircraft, used its own extensive ground handling and system-management equipment, and relied on its own full and part-time, trained management and operational personnel, was nearly perfect operationally, and produced very favorable financial results. As in the past, Kitty Hawk continues to work closely with the Postal Service in its effort to supply reliable and cost-effective services wherever they may be needed. Because the USPS


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arrangement with FedEx is not exclusive, there may be future opportunities to expand services through the scheduled airfreight system and otherwise, and Kitty Hawk will compete vigorously for those opportunities. Kitty Hawk believes that its record of performance in USPS peak season work justifies its expectation of continuing peak season work. The 2002-2005 projections nevertheless conservatively include no major increase in USPS ASYS or other long-term work, and show USPS peak season work at considerably lower levels than in 2000 and 2001 because those contracts are not long term.

         2.       Factors Enhancing Kitty Hawk's Future Business Prospects

         Kitty Hawk's management believes that there is potential for growth in its share of the highly-competitive heavyweight airfreight business because Kitty Hawk's neutral system is particularly well situated to serve increasingly sophisticated supply-chain management methodologies that wed neutral transportation systems for best overall results, and because Kitty Hawk will benefit from decreasing capacity and capability in competitive systems, particularly in the heavyweight freight operations of the scheduled passenger carriers, who provide the large majority of airfreight services to Kitty Hawk's freight-forwarder customers and who face greater operational burdens and constraints because of heightened security measures. Kitty Hawk is well situated to serve that growing share.

         Based on its current level of operations, Kitty Hawk uses less than 35 percent of the Fort Wayne facility's capacity. By 2005, Kitty Hawk expects to increase utilization to about 40 percent of capacity, so that more freight can be accommodated without material additional facility cost. System expansion when needed is easily accomplished by adding readily-available parked and owned or leased 727 aircraft without large capital commitments. Fort Wayne International Airport provides Kitty Hawk with a 12,000 foot lighted runway equipped for full instrument approach that allows for flights to be operated anywhere on the globe using all current and prospective freighter aircraft in service.

         Kitty Hawk believes that Fort Wayne is a strategic fit for surface-based freight carriers. Fort Wayne is geographically positioned such that more than 65 percent of the total U.S. and Canadian population are within 650 miles. Fort Wayne is currently served by two major rail freight services operated by Norfolk Southern Rail Road and Conrail. Additionally, 43 trucking firms operate terminals in Fort Wayne, and serve all states as well as Canada and Mexico.

         Kitty Hawk believes its scheduled overnight airfreight operations are ideally suited to complement the requirements of strategic alliance partners such as an international airfreight carriers, freight forwarders and surface transport cargo operators.

B.       Alternatives to Confirmation of the Plan

         There are three possible consequences if the Plan is rejected or if the Bankruptcy Court refuses to confirm the Plan: (a) the Bankruptcy Court could dismiss the Debtors' Chapter 11 bankruptcy cases, (b) the Debtors' Chapter 11 bankruptcy cases could be converted to liquidation cases under Chapter 7 of the Bankruptcy Code or (c) the Bankruptcy Court could consider an alternative plan of reorganization proposed by some other party.


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         1.       Dismissal

         If the Debtors' bankruptcy cases were to be dismissed, the Debtors would no longer have the protection of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code. The Bank Group would immediately exercise its rights as a secured creditor to foreclose and liquidate the Debtors' most valuable assets. Dismissal would force a race among other creditors to take over and dispose of any remaining assets. In the event of dismissal, even the most diligent unsecured creditors would likely fail to realize any significant recovery on their claims.

         2.       Chapter 7 Liquidation

         If the Plan is not confirmed, it is possible that the Debtors' Chapter 11 cases will be converted to cases under Chapter 7 of the Bankruptcy Code, in which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. Whether a bankruptcy case is one under Chapter 7 or Chapter 11, secured creditors, Administrative Claims and Priority Claims are entitled to be paid in cash and in full before unsecured creditors receive any funds.

         If the Debtors' Chapter 11 cases were converted to Chapter 7, the present Priority Claims may have a priority lower than priority claims generated by the Chapter 7 cases, such as the Chapter 7 trustee's fees or the fees of attorneys, accountants and other professionals engaged by the trustee.

         The Debtors believe that liquidation under Chapter 7 would result in no distributions to unsecured creditors and a limited distribution to Administrative and Priority Claimants. The Debtors have liquidated all of their unneeded assets during the case and have allowed the Noteholders to foreclose their collateral. The Noteholders assert a Superpriority Administrative claim against the Debtors with the most valuable assets. They also assert that the Debtors could be substantively consolidated so that their Superpriority Administrative Clam would exhaust most of the Debtors' assets remaining after satisfaction of the Bank Claims. Administrative Claims would exhaust any remaining assets. In a Chapter 7, the Trustee of each estate with assets may challenge consolidation and the Noteholders' right to a Superpriority Administrative Expense Claim, however, the cost and complication of unwinding the intercompany transactions, even on a post-petition basis, and the difficulty of defeating the Noteholders' assertion of a Superpriority Administrative Expense Claim, against some of the Debtors or an Administrative Claim, suggests that a Chapter 7 Trustee would most likely compromise with the Noteholders. In all events, given the large Administrative Claims arising out of the Chapter 11 cases, it is highly unlikely that unsecured creditors would receive anything in a Chapter 7 liquidation. Moreover, the conversion to Chapter 7 would give rise to (a) additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee; (b) additional expenses and Claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations; and (c) a failure to realize the going concern value of the Debtors' assets. In a Chapter 7 liquidation, it is likely that general unsecured creditors would receive no distribution on their claims. The Liquidation Analysis attached as Appendix "B" reflects the likely distribution to unsecured creditors in the event of an orderly liquidation of the Debtors in Chapter 7.

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         3.       Confirmation of an Alternative Plan.

         If the Plan is not confirmed, it is possible that the Debtors or a third party would file and pursue confirmation of an alternative plan. The Debtors believe the Plan provides the best prospect for reorganizing the Debtor and maximizing creditor recoveries that can be achieved quickly. The Debtors believe that any material delay in the Debtors' exit from bankruptcy will harm its business and lessen creditor recoveries. By exiting bankruptcy, the Debtors will eliminate the expense of being in bankruptcy (currently approximately $1 million per month). A quick confirmation will also assist the Debtors in maintaining the confidence of their key customers.

         4.       Christopher Plan

         On August 31, 2000, M. Tom Christopher filed a plan of reorganization (the "Christopher Plan") and a disclosure statement regarding the Christopher Plan. Although the Christopher Plan remains on file with the Bankruptcy Court, the Debtors believe Mr. Christopher will not seek its confirmation.


                                       IX.

              DESCRIPTION OF SECURITIES TO BE ISSUED UNDER THE PLAN

A.       New Common Stock

         Reorganized Kitty Hawk will have 65,000,000 shares of common stock, par value $.01 per share, authorized pursuant to its Certificate of Incorporation ("New Common Stock"). On the Effective Date, or as soon thereafter as practicable, Reorganized Debtor will issue approximately 50,000,000 shares of New Common Stock pursuant to the Plan. Of these shares, 47,000,000 will be distributed to the Noteholders and to Class 7. Three million shares will be distributed to Pegasus and Wren. The 15,000,000 shares of New Common Stock not distributed on the Effective Date or as soon thereafter as practicable, will be reserved for future issuance, as determined by the Board of Reorganized Kitty Hawk. No fractional shares will be issued pursuant to the Plan. The shares of New Common Stock will be fully paid and non-assessable. The Certificate of Incorporation limits the aggregate voting power of non-U.S. persons to 22 1/2% of the votes voting on or consenting to any matter.

         Holders of shares of New Common Stock:

         . are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders;

         . do not have the right to cumulate their votes in the election of directors;

         . have no redemption, conversion or preemptive rights or other rights to subscribe for securities of Reorganized Debtor;

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         .        upon the liquidation, dissolution or winding up of Reorganized
                  Debtor, are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all of Reorganized Debtor's debts and liabilities and the preferential rights of any series of preferred stock then outstanding; and

         . have an equal and ratable right to receive dividends, when, as and if declared by the board of directors out of funds legally available therefor and only after payment of, or provision for, full dividends on all outstanding shares of any series of preferred stock and after any provision for any required sinking or purchase funds for series of preferred stock.

         The rights, preferences and privileges of holders of New Common Stock are subject to the rights, preferences and privileges granted to the holders of any series of preferred stock which the Reorganized Debtor may issue in the future.

         The Certificate of Incorporation and bylaws of Reorganized Kitty Hawk include provisions that could have anti-takeover effects. The provisions are intended to enhance the likelihood of continuity and stability in the composition of and in the policies formulated by, the board of directors. These provisions also are intended to help ensure that the board of directors, if confronted by a surprise proposal from a third party that has acquired a block of New Common Stock, will have sufficient time to review the proposal, to develop appropriate alternatives to the proposal and to act in what the board of directors believes to be the best interests of Reorganized Kitty Hawk and its stockholders.

         The following is a summary of the provisions contained in the Certificate of Incorporation and bylaws.

         Number of Directors; Filling Vacancies; Removal. The Certificate of Incorporation provides that the board of directors will fix the number of members of the board of directors to consist of at least one member (plus such number of directors as may be elected from time to time pursuant to the terms of any series of preferred stock that may be issued and outstanding from time to time). The bylaws provide that the board of directors, acting by majority vote of the directors then in office, may fill any newly created directorship or vacancies on the board of directors.

         Special Meetings. The bylaws and Certificate of Incorporation provide that special meetings of stockholders may be called by a majority of the board of directors, the chairman of the board of directors, or by any holder or holders of at least 25% of any class of the Reorganized Debtor's outstanding capital stock then entitled to vote at the meeting.

         Advance Notice Requirements for Stockholder Proposals and Director Nominees. The bylaws establish an advance notice procedure with regard to business proposed to be submitted by a stockholder at any annual or special meeting of stockholders of the Reorganized Debtor, including the nomination of candidates for election as directors. The procedure provides that a written notice of proposed stockholder business at any annual meeting must be received by the Secretary of the Reorganized Debtor not more than 90 days nor less than 60 days before the first anniversary of the

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prior year's annual meeting or, in the event of a special meeting, not more than
10 days after the notice of the special meeting.

         Notice to Reorganized Debtor from a stockholder who proposes to nominate a person at a meeting for election as a director must contain all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected.

         The chairman of a meeting of stockholders may determine that a person is not nominated in accordance with the nominating procedure, in which case such person's nomination will be disregarded. If the chairman of a meeting of stockholders determines that other business has not been properly brought before such meeting in accordance with the bylaw procedures, such business will not be conducted at the meeting. Nothing in the nomination procedure or the business will preclude discussion by any stockholder of any nomination or business properly made or brought before the annual or any other meeting in accordance with the foregoing procedures.

         Restrictions on Foreign Directors, Officers and Voting. Reorganized Kitty Hawk's Certificate of Incorporation limits the aggregate voting power of non-U.S. persons to 22 1/2% of the votes voting on or consenting to any matter. Furthermore, the bylaws do not permit non-U.S. citizens to serve as directors or officers of Reorganized Kitty Hawk.

B.       Issuance of the New Common Stock under the Plan

         Section 1145 of the Bankruptcy Code exempts the original issuance of securities under a plan of reorganization from the registration requirements of section 5 of the 1933 Act and state and local laws requiring registration or licensing if three principal requirements are satisfied: (i) the securities must be issued by the debtor, its successor, or an affiliate participating with the debtor under a plan of reorganization; (ii) the recipients of the securities must hold a claim against the debtor, an interest in the debtor or a claim for an administrative expense against the debtor; and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property. The issuance of the New Common Stock to creditors under the Plan satisfies these requirements and will be, therefore, exempt from the registration requirements of section 5 of the 1933 Act and applicable state laws.

C.       Post-Confirmation Transfers of the New Common Stock

         Resales of and subsequent transactions in the New Common Stock issued pursuant to the Plan after the original issuance are also exempted from the registration requirements of section 5 of the 1933 Act and applicable state laws, except for certain transactions by "underwriters," as that term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

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                  (i)   persons who purchase a claim against, an interest in, or
         a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest ("accumulators");

                  (ii) persons who offer to sell securities offered under a plan for the holders of such securities ("distributors");

                  (iii) persons who offer to buy such securities for the holders of such securities, if the offer is (a) with a view to distributing them or (b) made under a distribution agreement ("syndicators"); and

                  (iv) a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the 1933 Act.

         Under section 2(11) of the 1933 Act, an "issuer" includes any person directly or indirectly controlling or controlled by Reorganized Debtor, or any person under direct or indirect common control with Reorganized Debtor (a "control person").

         Whether a person is an "issuer", and therefore an "underwriter", for purposes of section 1145(b) of the Bankruptcy Code, depends on a number of factors. These include: (i) the person's equity interest in the Reorganized Debtor; (ii) the distribution and concentration of other equity interests in Reorganized Debtor; (iii) whether the person is an officer or director of Reorganized Debtor; (iv) whether the person, either alone or acting in concert with others, has a contractual or other relationship giving that person power over management policies and decisions of Reorganized Debtor; and (v) whether the person actually has such power notwithstanding the absence of formal indicia of control. An officer or director of Reorganized Debtor may be deemed a controlling person, particularly if his position is coupled with ownership of a significant percentage of voting stock. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor with at least 10% of the securities of a debtor could be deemed a controlling person.

         At the Confirmation Hearing, the Debtors will request that the Bankruptcy Court make a specific finding and determination that the issuance and distribution of the New Common Stock will be covered by the provisions of section 1145 of the Bankruptcy Code.

         To the extent that a holder of an Allowed Claim is deemed to be an "underwriter," such holder may make public offers and sales of the New Common Stock only in accordance with the registration requirements of the 1933 Act or exemptions therefrom (see disclosure concerning Rule 144 below). In addition, transfers of such securities may be restricted by, and will require compliance with, state securities laws.

         The staff of the Securities and Exchange Commission (the "Commission") has taken the position that control persons may resell securities issued under a plan or reorganization that was confirmed under the Bankruptcy Code by complying with Rule 144 (except for the holding period of Rule 144(d)). Holders of Allowed Claims who believe that they may be statutory "underwriters" under the definition of that term contained in section 1145(b) of the Bankruptcy Code are advised to consult with their own counsel as to the availability of any exemptions under the 1933 Act.

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         GIVEN THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A
PARTICULAR HOLDER MAY BE AN UNDERWRITER, THE PLAN PROPONENTS MAKE NO REPRESENTATION CONCERNING THE RIGHT OF ANY PERSON TO TRADE THE NEW COMMON STOCK. THE DEBTORS RECOMMEND THAT RECIPIENTS OF THE NEW COMMON STOCK CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES OR WHETHER THERE ARE ANY RESTRICTIONS ON THE RESALE OF THE NEW COMMON STOCK UNDER ANY APPLICABLE "BLUE SKY" OR OTHER SECURITIES LAWS.

D.       Trading in the Over-the-Counter Market

         Reorganized Kitty Hawk will take reasonable efforts to have the New Common Stock traded in the over-the-counter market and listed on the NASDAQ National Market. Even if the New Common Stock is listed on the NASDAQ National Market, there is no assurance that an active market will develop for the New Common Stock.

E.       Certain Transactions by Stockbrokers

         Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers are required to deliver a copy of this Disclosure Statement (and supplement hereto, if any) at or before the time of delivery of securities issued under the Plan to their customers for the first 40 days after the Effective Date. This requirement specifically applies to trading and other after-market transactions in such securities.

                                       X.

                          VALUATION OF NEW COMMON STOCK

The Debtors estimate that the Kitty Hawk common stock to be issued pursuant to the Plan will have an aggregate value of $12.9 - 16.6 million. The Debtors and their financial advisor, Seabury Securities LLC, estimated the value of the New Common Stock using conventional, well-accepted methodologies for valuation of equity securities.

The Debtors and Seabury considered a variety of customary methods in assessing the valuation of the Debtors, which methods were of necessity dependent on the financial forecasts and the Business Plan prepared by management. After taking into account a number of ways to value the company, it was concluded, based on the available information, that the best methods for valuing the Company was the Comparable Company Analysis method and the discounted cash flow (DCF) method.

       Comparable Company Analysis compares a company's financial statistics to those of other similarly situated companies. We relied on this method because it provides current quantitative valuation benchmarks resulting from objective performance in the current economic environment against which the Debtors can compare themselves. The Comparable Company Analysis produced a value in the range of $13.4 - $14.3 million.

       The public comparables examined were Airborne Freight, Atlas Air, BAX Global, (a unit of Pittson Company) EGL, FedEX, and UPS. Because it is not always possible to directly compare

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similar companies traded in the public markets and since the available information regarding these public companies is generally based on historical results, which may be of limited use in valuing Kitty Hawk due to the changes in the Debtors' business and their bankruptcies, a DCF analysis was performed to value the Debtors.

In a DCF analysis, the cash to be produced by a company over a period of time and the company's value at the end of that period are forecasted. These amounts are then discounted back to the present using a discount rate that reflects the risk associated with the company. The cash flows used are the projected net cash flows after taking into account capital expenditures, changes in working capital and non-cash income statement items such as depreciation. The terminal value of the company can be estimated in several different ways, but the most commonly used method is to use a multiple of the projected EBITDA.

In performing the DCF analysis, Seabury used inputs and adjustments it considered reasonable based on the Debtors' status, anticipated capital structure and the valuations of comparable companies and applied them to the Debtors' projections. The DCF analysis produced a value in the range of $12.9 - $16.6 million.

In light of the similar ranges of values derived from these valuation methods, after reviewing the results of these methods, the Debtors and Seabury derived a valuation for the equity of Reorganized Kitty Hawk in the range of $ $12.9 -
16.6 million, giving effect to the proposed Plan.

Seabury expresses no opinion on the reasonableness or accuracy of management's estimate of the proceeds from or timing of the sale of assets or collection of various amounts due to the Debtors.

Seabury has assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of this valuation. With respect to the Debtors' financial projections, Seabury has assumed that they have been reasonably prepared by management on bases reflecting the best currently available estimates and judgments of the future financial performance of the Debtors.

Seabury expresses no opinion on the reasonableness or accuracy of the projections, including, without limitation, the accuracy of the Debtors' assumptions regarding revenues, operating expenses, taxes, capital expenditures and the timing of future cash flows. Seabury has assumed that the reorganization plan will be implemented substantially as proposed by management. Seabury has not made any independent valuation or appraisal of the assets or liabilities of the Debtors, and has relied on management's opinions with respect to such values. The valuation is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of the date of the valuation.


                                       XI.

                                  RISK FACTORS

The following discussion addresses the risk factors that may affect the Reorganized Debtor's ability to meet its projections as well as the value of the New Common Stock.

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A.       Risks Relating to Confirmation

         1.       Risks Related to Operations

         Kitty Hawk's Plan assumes that the Company will perform consistently with the projections included in Appendix "A." Although these projections are reasonably conservative, the economy's volatility in the last fifteen to eighteen months makes projecting future performance difficult. If operations materially fail to meet projections, the Debtors and their creditor constituencies may decide not to pursue confirmation because of uncertainty about the Plan's feasibility.

         2.       Risks Related to Annual Meeting

         By Order dated August 3, 2000, the Bankruptcy Court ordered Kitty Hawk to conduct an annual meeting of shareholders on October 31, 2000. Tom Christopher, former Chairman and Chief Executive Officer of Kitty Hawk, demanded the annual meeting. By agreement between Mr. Christopher and Kitty Hawk, the Bankruptcy Court modified its Order to provide that the annual meeting will not be set before the Confirmation Hearing concludes.

         3.       Risks Related to Aviation Leases

         Prior to the chapter 11 filing, Aircargo entered into leases with Pegasus Aviation, Inc. ("Pegasus") for nine Boeing 727-200 aircraft. On December 7, 2000, the Bankruptcy Court approved the assumption of a modified lease for seven of the aircraft (the "Pegasus Aircraft"). The Bankruptcy Court likewise approved the assumption of the lease upon 727 aircraft with Wren Equipment Finance Limited (the "Wren Aircraft"). Each of the leases includes provisions limiting damages from a breach, before the Effective Date, to three (3) months rent. However, these provisions are only applicable in a Chapter 7 case for Aircargo. Because of significant changes in the market for 727 aircraft and changes in Debtors' operations, Debtors have requested voluntary lease payment reductions from both Pegasus and Wren. Debtors have also asked Pegasus to take back certain leased aircraft. The Debtors' ability to confirm the Plan and perform in accordance with the projections is dependent upon a restructuring of the Pegasus and Wren leases.

B.       Kitty Hawk Special Risks

         1.       Weak Competitive Position

         Kitty Hawk's scheduled freight network is now much smaller than those of its largest integrated competitors, UPS and FedEx, who have made inroads with some of Kitty Hawk's major freight-forwarder customers during the current recession by offering excess capacity at lower prices than Kitty Hawk can offer. Those customers, who have been and will likely continue to be very price sensitive, may continue to find such excess capacity and lower prices for important routes long enough to prevent Kitty Hawk freight weights timely to recover from current depressed freight-weight levels. Moreover, those large integrated competitors and other integrated competitors, such as Emery and BAX, may continue to erode the business of Kitty Hawk's freight-forwarder customers, with whom they are also direct competitors. Any further significant reduction in freight weights would make the Kitty Hawk system competitively and economically unsustainable.

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         In recent years there have been a number of mergers and consolidations among freight forwarders. Some of the larger freight forwarders have sometimes contracted for dedicated air freighter capacity in lieu of using Kitty Hawk's services. Such actions, and other possible below-cost system or route competition by under-employed aircraft operators trying to survive the current weakness in ACMI demand, may further siphon Kitty Hawk's freight business.

         2.       Weak, Unpredictable and Volatile Economy

         Kitty Hawk's freight-forwarder customers experience significant fluctuations in demand based on economic conditions and other factors beyond their control. Demand for Kitty Hawk's services are materially adversely affected by downturns in its customers' businesses. Kitty Hawk's freight-forwarder customers have clearly been adversely affected by weakness in the domestic economy, and particularly to softness in the durable goods manufacturing sector, particularly in high-technology and automotive manufacturing. There is no consensus that the economy or durable goods manufacturing are now in recovery, nor is there any assurance about how robust recovery will be when it begins. Further weakening of the economy through international recession, additional terrorism events or other factors could further reduce freight weights sufficiently to make the Kitty Hawk system competitively and economically unsustainable.

         3.       Employees

                  a. Employee Retention: During the course of the chapter proceeding, Kitty Hawk has terminated thousands of employees. Because of bankruptcy rules, Kitty Hawk has been unable to pay some of those employees, who were employed by Kitty Hawk International, Inc., the compensation and medical benefits they had earned through the dates of their termination. No terminated employees have been paid any severance pay, and there have been no compensation increases except in rare instances of materially increased job responsibilities. There have been no bonuses except a few retention bonuses at the management level. All management employees at or above the vice-president level took reductions in basic monthly compensation of up to 50% in order to minimize cash drain from operations during the weak first quarter of 2002. And all employees have been sharply reminded of the tenuous condition of their employment by WARN Act notices given as a condition of delaying trusteeship and conversion motions. These circumstances have resulted in significant increases in losses of key employees, who are not replaceable by Kitty Hawk in its current circumstances. Kitty Hawk is no longer an asset-intensive company; it depends principally upon the efforts of its remaining employees to earn the support of its customers. Continuing erosion of key employees could prevent its accomplishing its projections.

                  b. Collective Bargaining: Kitty Hawk's flight crew members are represented by Kittyhawk Pilots Association, which was certified under the Railway Labor Act in September 2000. There is no current collective bargaining agreement, and negotiations for one are in their preliminary stages. Kitty Hawk executed a letter agreement regarding a dues checkoff provision. Although Kitty Hawk believes it has good relations with its pilots, the unionization of its workforce could result in higher employee compensation, less flexible working conditions and other restraints that could increase Kitty Hawk's operating costs or constrain its operating and competitive flexibility.

         4.       Uncertainty of USPS Work


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              a. USPS Challenges: Notwithstanding the USPS and FedEx
arrangement, Kitty Hawk believes that the USPS will continue its C-NET operations because the demands on the nation's airfreight system have historically exceeded its usual capacity, requiring the USPS to establish temporary networks to deal with the overflow so it can maintain its historic commitment to high service standards during its peak season. Kitty Hawk has successfully assisted the USPS in this operation for years. To date Kitty Hawk has not received any indication from the USPS that it intends to change its practices regarding C-NET operations. Kitty Hawk anticipates that FedEx's network will be at or near its capacity in dealing with its other customers' shipments thereby precluding it from materially expanding its capacity for this short term peak business work. Kitty Hawk has unique experience in operating air freight hubs and in activating and deactivating a large scale temporary hub facility. But the USPS currently faces enormous economic and operational challenges that are well publicized. There is no assurance that the USPS will be able to continue to operate peak season networks.

              b. Uncertainty of Third-Party Aircraft Availability. Kitty Hawk's C-NET and other peak season revenue opportunities largely depend on Kitty Hawk's contracting for third-party ACMI aircraft. Those contracts are for services at the time when there is the greatest demand for large cargo aircraft. Aircraft operators commonly require payment assurance by letters of credit, prepayments or large deposits as a condition of contracting. If Kitty Hawk's financing or cash resources are inadequate to enable it to fulfill those conditions, peak season USPS work would likely not be obtainable.

         5.   Risk of Aircraft Unavailability

         In the past, Kitty Hawk has experienced unanticipated Federal Aviation Administration ("FAA") Airworthiness Directives ("ADs") or excessive unscheduled maintenance due to equipment failures or accidental damage that has made some of its aircraft unavailable for revenue service. If one or more of Kitty Hawk's aircraft are out of service for an extended period of time, whether due to ADs, unscheduled maintenance, accidents or otherwise, Kitty Hawk could be forced to lease or purchase replacement aircraft and could be unable to continue the operations of the scheduled-freight system without much greater cost. Although Kitty Hawk currently has excess aircraft, it might find additional aircraft necessary and be unable to locate suitable replacement aircraft on acceptable terms. Loss of revenue from any such business interruption or costs to replace aircraft could have a material adverse effect on Kitty Hawk's business.

C.       Industry Related Risks

         1.   Heightened Security Measures

         In the current environment of heightened security consciousness and probability of additional measures to improve security in the air transportation industry, it is impossible to predict what constraints and burdens will be placed on airfreight carriers and systems. They could be substantial, and could easily threaten the operation of Kitty Hawk's scheduled freight system, or impose compliance costs that would exceed Kitty Hawk's ability to survive.

         2.   Other Cost Challenges

              a. Insurance Premiums.

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                  (1)  Aircraft Insurance. The events of September 11, 2001 have greatly affected the availability and cost of insurance for aircraft operators. Kitty Hawk anticipates substantial increases in rates for hull, liability and war risk insurance, but is unable now to quantify the additional burden.

                  (2) Workers Compensation Insurance. Kitty Hawk's workers' compensation carrier has warned that Kitty Hawk's recent WARN Act notices have increased the risk of higher workers' compensation claims, and thus have warned that renewal of current worker's compensation coverage will only be offered at much higher but not yet quantifiable rates.

              b. Fuel Cost: Fuel cost is a significant element in the operation of the scheduled freight system. Fuel cost is presently relatively low, but has begun expected to increase. In the past Kitty Hawk has been able reasonably quickly to adjust its rates to cover increased fuel costs through surcharges, but fuel costs do not equally burden all competitive forms of transportation, and surcharges to recover increased fuel cost could sufficiently adversely affect airfreight costs relative to trucking and rail costs so as to reduce tendered airfreight and render Kitty Hawk's scheduled system unsustainable.

         3.   Revenue Cyclicality

         Additionally, the air cargo industry itself is seasonal, with most of the industry's business being conducted in the second half of the year. Kitty Hawk has historically experienced its highest quarterly revenues and profitability during the last three months of the year as increased air cargo is transported in anticipation of and during the December holiday season, and during the June 1 to November 30, when production schedules of the U.S. automotive industry typically increase. Consequently, Kitty Hawk historically experiences its lowest quarterly revenues and profitability during the first three months of the year, and typically builds steadily through the remaining three quarters. First quarter weakness could diminish system weights so that operations are unsustainable.

         4.   Aircraft Availability

         Kitty Hawk's airfreight operations are in large measure dependant on economies of use of aircraft operated by Kitty Hawk so that the scheduled-freight system is not burdened by market ACMI rates when cost-spreading opportunities exist. Although Kitty Hawk currently has excess aircraft, and there is a significant depression in used cargo aircraft values and ready availability of low-priced, cargo-converted aircraft, the market for used jet aircraft is volatile and can be adversely affected by limited supply, increased demand, and other market factors. Kitty Hawk cannot assure that it will be able to obtain B727-200F aircraft at favorable prices or that it will have or be able to obtain sufficient resources with which to make such acquisitions, if needed.

         5.   Government Regulation

              a. Required Certification and Compliance. Under federal law, the Department of Transportation ("DOT") and the FAA exercise regulatory authority over Kitty Hawk. Kitty Hawk holds the necessary authority to conduct flight operations, including a Certificate of Public Convenience and Necessity from the DOT and an Air Carrier Operating Certificate from the FAA. The continuation of such authority is subject to continued compliance by Kitty Hawk with applicable statutes, rules and regulations pertaining to the airline industry,

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including any new rules and regulations that may be adopted in the future. All air carriers are subject to the strict scrutiny of FAA officials and to the imposition of regulatory demands that can negatively affect their operations.

                  b. Aging Aircraft Regulations and Compliance Costs. All of Boeing 727-200F aircraft are subject to FAA ADs that can be issued at any time. These ADs can cause the operator to conduct extensive examinations and structural inspections of its aircraft and to make modifications to its aircraft to address or prevent problems of corrosion and structural fatigue among other things. An operator's cost to comply with such ADs can be substantial.

                  Kitty Hawk's aircraft fleet consists entirely of B727-200F aircraft that are targets of such ADs. Kitty Hawk cannot predict when and whether new ADs covering its aircraft will be promulgated, and there can be no assurance that compliance with these ADs will not adversely affect Kitty Hawk's business, financial condition or results of operations.

                  c. Safety, Training and Maintenance Regulations. Virtually every aspect of Kitty Hawk's air carrier operations is subject to extensive FAA regulation, including the areas of safety, training, and maintenance. To ensure compliance with FAA rules and regulations, the FAA routinely inspects air carrier operations and aircraft and proposes civil monetary penalties in the event of non-compliance. Periodically, the FAA focuses on particular aspects of air carrier operations occasioned as a result of a major incident. These types of inspections and regulations often impose additional burdens on air carriers and increase their operating costs. Kitty Hawk cannot predict when it will be subject to such inspections or regulations, or the impact of such inspections or regulations.

                  d. Hazardous Materials Regulations. The FAA exercises regulatory jurisdiction over transporting hazardous materials. Kitty Hawk regularly transports articles that are subject to these regulations. Shippers of hazardous materials share responsibility with the air carrier for compliance with these regulations and are primarily responsible for proper packaging and labeling. If Kitty Hawk fails to discover any undisclosed hazardous materials or mislabel or otherwise ship hazardous materials, it may suffer possible aircraft damage or liability, as well as, substantial monetary penalties. The FAA has recently increased its monitoring of shipments of hazardous materials.

                  e. Equal-Employment-Opportunity and Safety Regulations. Both federal law and Kitty Hawk's contracts with the USPS and federally-funded airports require compliance with non-discrimination and equal-employment-opportunity standards. Other regulations promulgated by state and federal Occupational Safety and Health Administrations, dealing with the health and safety of its employees, also apply. This extensive regulatory framework, coupled with federal, state and local environmental laws, imposes significant compliance burdens, practically-uninsurable civil damage exposures, and risks that substantially affect Kitty Hawk's operational costs.

                  f. Stock Ownership by Non-U.S. Citizens. Under current federal law, Kitty Hawk could cease to be eligible to operate as an airfreight carrier if more than 25 percent of its voting stock were owned or controlled by non-U.S. citizens. Moreover, in order to hold an airfreight carrier certificate, the president and two-thirds of the directors and officers must be U.S. citizens. Kitty Hawk expects that its Plan of Reorganization will not result in a stock ownership profile that will result in more than 25% being held by non-U.S. citizens. There are provisions in the certificate of incorporation of Kitty Hawk, Inc. that limit the voting power of non-U.S.

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stockholders to protect against this risk.  Similar provisions will be in the certificate of incorporation of the Reorganized Kitty Hawk.


                                      XII.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

A.       General

         Under the Internal Revenue Code of 1986, as amended (the "Tax Code"),
                                                                   --------
there are certain significant federal income tax consequences associated with the Plan described in this Disclosure Statement. Certain of these consequences are discussed below. Due to the unsettled nature of certain of the tax issues presented by the Plan, the differences in the nature of Claims of the various creditors, their taxpayer status, residence and methods of accounting (including creditors within the same creditor class) and prior actions taken by creditors with respect to their Claims, as well as the possibility that events or legislation subsequent to the date hereof could change the federal tax consequences of the transactions, the tax consequences described below are subject to significant considerations applicable to each creditor. HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO CONSULT THEIR TAX ADVISORS RESPECTING THE INDIVIDUAL TAX CONSEQUENCES OF THE TRANSACTIONS, CONTEMPLATED UNDER OR IN CONNECTION WITH THE PLAN, INCLUDING STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

B.       Tax Consequences to the Debtors

         1.       In General

         Section 368 of the Tax Code defines certain tax reorganizations under the Tax Code, including reorganizations under the Bankruptcy Code. Tax reorganizations include an exchange of a corporation's outstanding debt securities for the corporation's common stock The Debtor's exchange of New Common Stock for the Senior Notes should constitute a tax reorganization under the Tax Code although this issue is not free from doubt. As a result, Debtors should recognize no gain or loss with respect to the transfer of New Common Stock in exchange for the Senior Notes pursuant to the Plan except to the extent Debtors are deemed to incur discharge of indebtedness income upon the exchange (see "Reduction of Debtors' Indebtedness" below). The remainder of the discussion under this "Certain Federal Income Tax Consequences" section assumes that the exchange constitutes a tax reorganization under the Tax Code.

         2.       Carryover of Tax Attributes

                  a. Net Operating Loss Carryovers. Under the Tax Code, a portion of the Debtors' net operating loss carryovers (the "NOL Carryovers")
                                                            --------------
should carry over and generally be available for use by Reorganized Debtor. However, the amount of such losses will be reduced by an amount equal to the amount of indebtedness from which Debtors are discharged pursuant to the Plan (see "Reduction of the Debtors' Indebtedness" below). In addition, any remaining amount of NOL Carryovers (following such reduction) may be subject to limitation and/or further reduction pursuant to section 382 of the Tax Code. The amount of these NOL Carryovers also could be reduced as a result of future IRS audits.

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                  b. Section 382. Section 382 of the Tax Code describes the
limitation placed on NOL Carryovers and certain built-in losses following certain changes in a corporation's ownership. Final and Temporary Treasury Regulations issued under section 382 of the Tax Code resolve certain issues, but leave other matters unresolved and subject to varying interpretations. One uncertainty concerns the application of section 382 to a consolidated group of corporations, particularly where certain members of the group are in bankruptcy while other group members are not.

                  In general, the limitations under section 382 are triggered by a greater than 50% change in ownership of the value of stock in a loss corporation within a three-year testing period. After such a change, the amount of a loss corporation's taxable income that can be offset by pre-ownership change NOL Carryovers cannot exceed an amount equal to the value of the loss corporation immediately prior to the ownership change (excluding proscribed contributions to capital) multiplied by a specified rate of interest (the federal long-term tax exempt rate). Moreover, no NOL Carryovers will survive unless a continuity of business enterprise requirement is met during the two-year period beginning on the date of the change in ownership of the loss corporation. Under this business requirement, the loss corporation is required to continue its historic business or to use a significant portion of its assets in such business.

                  The limitations of section 382 of the Tax Code arise upon the occurrence of an "ownership change." An ownership change occurs if, following an owner shift involving a five percent shareholder or any equity structure shift during a three-year testing period, there is more than a 50 percentage point increase in the total value of the stock of the loss corporation held at the close of the testing period by one or more five percent shareholders during the testing period over the lowest percentage holdings by such shareholder(s) during the testing period. An equity structure shift consists of tax reorganizations under the Tax Code and, to the extent provided in Treasury Regulations, other stock issuances, including public offerings and similar transactions. The term "five percent shareholder" includes any person holding five percent (5%) or more in value of the stock of the corporation at any time during the testing period. In general, stock includes all equity interests that participate in the earnings or growth of the corporation, that vote, or are convertible into such stock. Special attribution rules are provided in section 382. Among them, stock owned by a corporation or other entity is attributed to its shareholders.

                  c. Special Bankruptcy Exception to Section 382. If an ownership change occurs in a bankruptcy case, the bankrupt corporation may be able to utilize a special bankruptcy exception provided under section 382(1)(5). Under section 382(1)(5), the corporation's NOL Carryovers are reduced according to a formula but any NOL Carryovers that remain following this reduction are not otherwise limited as to their future use (the "Special Bankruptcy Exception").
                                               ----------------------------

                  To qualify for this Special Bankruptcy Exception, certain creditors and shareholders of the corporation immediately before the exchange must acquire, as a result of such exchange, at least 50% of the stock of the reorganized corporation after the exchange. Only claims held by persons who were creditors as of the date eighteen months prior to the filing of the bankruptcy petition or whose claims arose in the ordinary course of the debtor corporation's trade or business (and were at all times beneficially owned by such persons) are taken into account ("Qualifying Creditors").
                                       --------------------

                  If the bankrupt corporation does not qualify for, or elects out of, section 382(1)(5), then section 382(1)(6) would apply. Under section 382(1)(6), the section 382 limitation is imposed on the corporation, but the amount of this limitation is determined based on the corporation's post-bankruptcy reorganization value. This has the effect of increasing the amount of the section 382 limitation.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

                  An ownership change will result from the exchange of New Common Stock for Senior Notes under the Plan. Because Qualifying Creditors of the Debtors should receive at least 50% of the stock of Reorganized Debtor, the Special Bankruptcy Exception should apply to Reorganized Debtor, unless Reorganized Debtor makes an election not to have these rules apply. At present, the Debtors currently believe that they will elect out of the Special Bankruptcy Exception.

                  If the Special Bankruptcy Exception applies to Reorganized Debtor, then the occurrence of a second ownership change within two years of the bankruptcy exchange will completely eliminate its NOL Carryovers.

         3.       Reduction of Debtors' Indebtedness

         Under the Plan, the amount of the Debtors' aggregate outstanding indebtedness will be reduced. In general, the Tax Code provides that a taxpayer that realizes a "discharge of indebtedness" must include the amount of discharged indebtedness in taxable gross income to the extent that the indebtedness discharged exceeds any consideration given in exchange for such discharge. The Tax Code further provides that if a taxpayer is in a Title 11 case and the discharge of indebtedness is pursuant to a plan approved by the bankruptcy court, such discharge of indebtedness is not required to be included in gross income. Accordingly, the Debtors will not be required to include in their income any amounts resulting from any discharge of indebtedness. Discharge of indebtedness will arise to the extent Claims are discharged by the Debtors' payment of cash or distributions of other property with a fair market value less than the face amount of the Claims.

         Although discharge of indebtedness amounts are excluded from gross income, such amounts must be applied to reduce certain of the Debtors' tax attributes. In particular, assuming no election is made to reduce depreciable property first, any net operating loss for the taxable year of the discharge, and any NOL Carryovers to the taxable year are reduced. Thereafter, in most cases, the bases of property held on the first day of the year following the year of the discharge are reduced, provided the basis reduction may not exceed the excess of the aggregate of the bases of the property immediately after the discharge over the aggregate of the Debtors' liabilities after the discharge. The Debtors may elect to reduce the adjusted basis of the depreciable property they hold as of the beginning of the taxable year in which the discharge occurs before reducing the NOL Carryovers and other tax attributes. Net operating losses and the bases of property are reduced on a dollar-for-dollar basis regardless of whether an election is made to reduce the basis of depreciable property first.

C.       Tax Consequences To Creditors

         The tax consequences of the implementation of the Plan to a creditor will depend in part on whether the creditor's present debt constitutes a "security" for federal income tax purposes, the type of consideration received by the creditor in exchange for its Allowed Claim, whether the creditor reports income on the accrual or cash basis, whether the creditor receives consideration in more than one tax year of the creditor, whether the creditor is a resident of the United States, and whether all the consideration received by the creditor is deemed to be received by that creditor in an integrated transaction. The tax consequences of the receipt of cash or property that is allocable to interest are discussed below in the section entitled "Receipt of Interest."

         1.       Claims Constituting Securities

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

     a. Definition of Security. The determination as to whether a Claim of any particular creditor constitutes a "security" for federal income tax purposes is based on the facts and circumstances surrounding the origin and nature of the claim and its maturity date. Generally, claims arising out of the extension of trade credit have been held not to be securities. Instruments with a five year term or less also rarely qualify as securities. On the other hand, bonds or debentures with an original term in excess of ten years have generally been held to be securities. The Debtors believe that the Senior Notes constitute securities but that the claims of the trade creditors probably do not constitute securities.

     b. Receipt of Stock or Securities. Section 354 of the Tax Code provides for nonrecognition of gain or loss by holders of securities of a corporation who exchange these claims only for new stock and securities pursuant to certain reorganizations. The nonrecognition rule of section 354 is not applicable if:
(i) the principal amount of securities received exceeds the principal amount of securities surrendered; (ii) securities are received, but none are surrendered; or (iii) stock or securities are received for accrued interest.

     An unsecured creditor whose existing Claim constitutes securities may recognize gain (but not loss), if in addition to New Common Stock, it receives other property or money. The amount of such gain, if any, should equal the lesser of (i) the excess, if any, of the fair market value of any New Common Stock received over the basis of the creditor in its existing claim (other than any claim in respect of accrued interest); or (ii) the fair market value of the other property and money received.

     c. Determination of Character of Gain. In the case of a creditor whose existing claim constitutes capital assets in his hands, the gain required to be recognized should be classified as a capital gain, other than amounts received on account of interest. It should be noted that Tax Code section 582(c) provides that the sale or exchange of a bond, debenture, note or certificate, or other evidence of indebtedness by a bank or certain other financial institutions will not be considered the sale or exchange of a capital asset. Accordingly, any gain recognized by such creditors as a result of the implementation of the Plan will be ordinary income, notwithstanding the nature of their claims. Any capital gain recognized by a creditor will be long-term capital gain with respect to those Claims for which the creditor's holding period is more than one year, and short-term capital gain with respect to such Claims for which the creditor's holding period is one year or less.

     d. Tax Basis and Holding Period. The aggregate tax basis for any New Common Stock received, other than amounts received on account of interest, will be a substituted basis equal to the creditor's basis in the claim surrendered (other than any claims in respect of accrued interest), increased by any gain recognized on the exchange, and decreased by the fair market value of any other property or money received. The tax basis of any other property will be equal to such property's fair market value at the time of the exchange. If the creditor subsequently recognizes any gain on the sale or exchange of New Common Stock received, the gain recognized by such creditor on such sale or exchange will be treated as ordinary income to the extent of any bad debt deduction attributable to its claim, and thereafter, as capital gain provided that the New Common Stock constitutes a capital asset in the creditor's hands. The creditor's holding period for the New Common Stock will include the period during which such creditor held the security exchanged. The holding period for any other property will begin on the day following the day such property is deemed received.

     e. Market Discount with Respect to Senior Notes. Generally, a debt instrument will have "market discount" for federal income tax purposes if it is acquired after its original issuance for less than the issue price of such instrument plus the aggregate amount, if any, of original issue

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002 discount included in the income of all holders of such instrument prior to such acquisition. A holder of a Claim with market discount must treat any gain recognized with respect to the principal amount of such Claim on the satisfaction of such Claim pursuant to the Plan as ordinary income to the extent of the Claim's accrued market discount.

                  A Noteholder holding a Senior Note with market discount must treat any gain recognized with respect to the principal amount of such Senior Note on the satisfaction of such Senior Note pursuant to the Plan as ordinary income to the extent of the Senior Note's accrued market discount. A Noteholder on an accrual basis will recognize ordinary income to the extent the consideration received that is allocable to accrued interest exceeds the amount of interest previously included in income, and will recognize a loss to the extent that the amount of interest previously included in income exceeds the consideration that is allocated to such interest. It is unclear whether such a loss is capital or ordinary. Any other loss recognized by a Noteholder will generally be a capital loss.

         2.       Claims Not Constituting Securities

                  a. Gain/Loss on Exchange. A creditor whose existing Claim does not constitute a security will recognize gain or loss on the exchange of its existing claims (other than claims for accrued interest) for New Common Stock received equal to the difference between (i) the "amount realized" in respect of such claims and (ii) the creditor's tax basis in such claims. The "amount realized" will be equal to the fair market value of all New Common Stock received, less any amounts allocable to interest, unstated interest, or original issue discount.

                  b. Tax Basis and Holding Period. The aggregate tax basis in all New Common Stock received by a creditor will equal the amount realized on the receipt of such securities (other than amounts allocable to any accrued interest). Should the creditor subsequently recognize any gain on the sale or exchange of the New Common Stock received pursuant to the Plan, the gain recognized by such creditor on such sale or exchange will be treated as ordinary income to the extent of any bad debt deduction attributable to its claim, or ordinary loss claimed by it with respect to the exchange of its claim for New Common Stock pursuant to the Plan (to the extent properly attributable to such sale), and, thereafter, as capital gain, provided that the New Common Stock constitutes a capital asset in the creditor's hands.

                  The holding period for the New Common Stock will begin on the day following the date such securities are deemed to be received.

         3.       Creditors Receiving Solely Cash

         A creditor who receives cash in full satisfaction of its Claim will be required to recognize gain or loss on the exchange. The creditor will recognize gain or loss equal to the difference between the amount realized in respect of such Claim and the creditor's tax basis in the Claim.

         4.       Consideration Allocable to Interest or Original Issue Discount

         Consideration received by a creditor that is attributable to accrued but unpaid interest will be treated as ordinary income, regardless of whether the creditor's existing Claims are capital assets in his hands or whether the exchange is pursuant to a tax reorganization.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

         Part of the consideration received under the Plan in exchange for a Claim may be allocable to interest (including original issue discount) accrued while such creditor held the instrument underlying the Claim. If the consideration received with respect to a Claim is less than the amount of such Claim, there is some doubt as to how the consideration should be allocated between principal and such accrued interest. The Plan provides that consideration given in exchange for Senior Notes will be allocated first to principal and then, to the extent that such consideration exceeds the principal amount of such Claim, to accrued but unpaid interest.

         A holder of a Claim on an accrual basis will be required to recognize ordinary income to the extent the consideration received that is allocable to accrued interest exceeds the amount of interest previously included in income, and will recognize a loss to the extent that the amount of interest previously included in income exceeds the consideration that is allocated to such interest. It is unclear whether such a loss is capital or ordinary.

         5.       Backup Withholding

         Under the Tax Code, interest, dividends and other "reportable payments" may, under certain circumstances, be subject to "backup withholding" at a 31% rate. Withholding generally applies if the holder: (a) fails to furnish his social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.

                                      XIII.

                                   CONCLUSION

         This Disclosure Statement has attempted to provide information regarding the Debtors' estates and the potential benefits that might accrue to holders of Claims against and Interests in the Debtors under the Plan as proposed. The Plan is the result of extensive efforts by the Debtors, their advisors, and management to provide the creditors with a meaningful dividend. The Debtors believe that the Plan is feasible and will provide each holder of a Claim against the Debtors with an opportunity to receive greater benefits than those that would be received by termination of the Debtors' business and the liquidation of their assets, or by any alternative plan or sale of the business to a third party. The Debtors, therefore, hereby urge you to vote in favor of the Plan.

         Whether or not you expect to attend the Confirmation Hearing, which is scheduled to commence on July 2, 2002, at 9:00 a.m. Dallas, Texas Time, you must sign, date, and mail your ballot as soon as possible for the purpose of having your vote count at such hearing. All ballots must be returned to: (A) Counsel for the Debtors (c/o Haynes and Boone, LLP, Attn: Kitty Hawk Solicitation/Ian Peck, 901 Main Street, Suite 3100, Dallas, Texas 75202), or (B) alternatively, in the case of Senior Notes, (i) to the Solicitation Agent for the Senior Notes (Mellon Investor Services LLC, 44 Wall Street, 7/th/ Floor, New York, New York 10005, Attention: Grainne McIntyre (for more information, Banks and Brokers call Ph. 917-320-6286 or Ph. toll free 888-213-0884)), or (ii) to the Nominal
Holders. All ballots must be returned on or before 5:00 p.m. Dallas, Texas Time on June 25, 2002. Any ballot which is illegible or which fails to designate an acceptance or rejection of the Plan will not be counted.

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED MAY 22, 2002

Dated:  May 22, 2002.

KITTY HAWK, INC.
KITTY HAWK AIRCARGO, INC.
KITTY HAWK CHARTERS, INC.
KITTY HAWK INTERNATIONAL, INC.
KITTY HAWK CARGO, INC.
OK TURBINES, INC.
LONGHORN SOLUTIONS, INC.
AIRCRAFT LEASING, INC.
AMERICAN INTERNATIONAL TRAVEL, INC.
FLIGHT ONE LOGISTICS, INC.

Debtors and Debtors-In-Possession

/s/ Tilmon J. Reeves
-----------------------------------
By:      Tilmon J. Reeves
         Chief Executive Officer

Robert D. Albergotti           John D. Penn                      Sarah B. Foster
State Bar No. 00969800         State Bar No. 15752300            State Bar No. 07297500
Haynes and Boone, LLP          Haynes and Boone, LLP             Haynes and Boone, LLP
901 Main Street, Suite 3100    201 Main Street, Suite 2200       600 Congress Ave., Suite 1600
Dallas, Texas 75202            Fort Worth, Texas 76102           Austin, Texas 78701
Tel. No. (214) 651-5000        Direct Tel. No. (817) 347-6610    Tel. No. (512) 867-8400
Fax  No. (214) 651-5940        Direct Fax  No. (817) 348-2300    Fax  No. (512) 867-8470

/s/ John D. Penn
------------------------------------
Robert D. Albergotti (No. 00969800)
John D. Penn (No. 15752300)
Sarah B. Foster (No. 07297500)

COUNSEL TO THE DEBTORS AND THE DEBTORS-IN-POSSESSION

DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125 IN SUPPORT OF THE
DEBTORS' JOINT PLAN OF REORGANIZATION DATED FEBRUARY 5, 2002

                                  Appendix "A"

Projection Assumptions

Kitty Hawk's financial plan of reorganization is built around the Scheduled Freight operations, our heavy-weight, overnight freight business, and our annual Peak Season contract services for the USPS, commonly referred to as C Net. This allows a very simplified approach to the financial projections. Therefore, the primary assumptions are presented under the two general categories of Scheduled Freight and USPS. There are no assumptions for new sources of revenue included in the financial projections. Finally, the plan treatments that affect the balance sheet and projected cash flow of the company are listed in that category separately.

Scheduled Freight Projections:
-----------------------------

The Scheduled Freight business is driven by the number of pounds chargeable weight ("CWT") moved through the system at a certain yield per pound. The primary assumptions for 2002 are as follow:

..    Seasonal fluctuation of the number of pounds moving through the system from a relatively low annual average as a base due to the recession and expected slow recovery. Typically, the range of the monthly low to the monthly high average over a year is 25-30%. The average pounds CWT per weeknight for the year is 655,721, ranging from a low of 564,900 pounds per average weeknight in January (approximate actual) to a peak of 740,880 per average weeknight in September (projected). This compares to an average annual base of approximately the same amount in 2001; however, 2001 was an atypical year and the average weeknight pounds trended downward until 4Q2001 when the demand stabilized. The average Friday night pounds are projected to be 1/3 of the average for the weeknight pounds of each particular month. The yield averages a blended rate of $0.77 per pound CWT.

..    Mail carried as filler freight under our ASYS contract is projected at
30,000 pounds for each night of operation, regardless of the day of the week, and is projected to yield the historical blended average of $0.36 per pound.

..    Flight Expense is from our internal airline and its operations only. It includes cost saving measures that have gone into effect in January.

..    Transportation Expense is based upon our historical costs for our truck feeder system supporting the scheduled freight operations.

..    Fuel is for our aircraft supporting the scheduled freight operations and is projected to fluctuate around an average of $0.80 per gallon, all-in, in the plane.

..    Maintenance is primarily aircraft maintenance and is based upon historical averages.

..    Freight handling expense includes our costs to move the freight physically at end-points and through the hub. This includes both contract services and our own employee costs at historical averages.

..    Operating Overhead includes overhead costs from the scheduled freight operations (includes facility rents), our internal airline, and personnel costs related to maintaining our USPS relationship. We are expensing our rent payments for our hub facility in Fort Wayne, IN; however, we have received a rent deferral in 2002 that allows for three - quarters of our 2002 rent expense to be deferred. Therefore, cash expenses are expected to be less than expensed through the operating statements by approximately $1.5 million.

..    G&A Expense includes executive management, finance and accounting staff, and DFW facilities management. All costs for IT staff and support are also included in G&A.

The primary assumptions for 2003 - 2005 for the Scheduled Freight business are as follow:

..    The Revenue grows by approximately 4% compounded annually driven by a combination of slight growth in pounds and yield. Pounds and Yield grow by a total of 5% from the base year of 2002 to the final forecasted year of 2005. The ASYS revenue remains unchanged over the forecast period.

..    Due to the slight growth, the current system being operated (aircraft routes and truck feeder system) is not required to be increased in any material respect. Therefore, the costs to operate the system fluctuate primarily due to adjustments in the aircraft fleet as different aircraft with different cost structures to the company are utilized.

..    Fuel expense is projected to increase from an average of $0.80 in 2002 to
$1.00 in 2004 and 2005. $1.00 per gallon is an approximate median price for fuel as experienced by the company over the past three years.

USPS Projections:
----------------

.. Other than some personnel carrying costs during the year, all of the USPS projected revenue and expenses occur in December of each year. All years 2002 through 2005 are projected to achieve revenue, expenses, and profits similar to our Peak Season experience in 2001. While the company out-performed these projections in 2001 in terms of profits, the company believes these projections to be a conservative estimate of what the company will achieve from Peak Season USPS services rendered in any number of different forms that may occur in the future.

Balance Sheet / Plan Treatment:
------------------------------

..    The company has written-down assets at 12/31/2001 to a level it believes is consistent with the treatment that would occur on an April 30, 2002 Effective Date under Fresh-Start accounting.

..    Cash does not include approximately $2 million of mail and process float.

..    Restricted Cash includes only funds escrowed from sale of assets that will be available as a source of cash on the Effective Date. No Restricted Cash from the sale of bondholder pre-petition collateral is included in Restricted Cash, which differs from the company's actual balance sheet prior to the Effective Date.

..    Accounts Receivable are recorded 12/31/01 with only those accounts that are perceived to be collectible and within typical borrowing base terms.

..    Assets Held for Sale includes primarily Real Property held in Ypsilanti,
Michigan commonly referred to as the I-94 East and West property.

..    Aircraft and Engines have been written-down to current market levels as of
12/31/01.

..    Rotable Parts has been written-down to a level consistent with values the company obtained for similar assets at an auction in December 2001 (approximately 25% of book value).

..    A Revolving Line of Credit commitment of $10 million (the "Revolver") with an accounts receivable only borrowing base is assumed. Revolver Debt is assumed to be $6 million throughout the forecast period with the exception of December 2002. Due to emerging from Chapter 11 bankruptcy in April 2002 and the cash requirements related thereto, the company does project the need for an over-advance or special funding facility in December 2002 in the amount of $6 million over the $10 million commitment. This is needed to support the company's USPS Peak Season contract expectations. Given the company's past performance on Peak Season related contracts, the company believes such an over-advance facility will not be difficult to obtain.

..    The Capital Stock - Reorganized Value is a GAAP value based upon the difference of Assets and Liabilities. It is not necessarily reflective of the value of the stock of the company in the opinion of the company's financial advisors on the Effective Date.

                           Kitty Hawk Aircargo & Cargo
                           Sources & Uses
                     Emerge from Bankruptcy as of the last day of:           July 31, 2002
                                                                             --------------
        Sources:
                   Projected Cash Balance:                                      7,287,000
                   New Revolver Draw                                            6,000,000
                   KH Charters & MU-2 Sale Proceeds                                -
                   DC 9 Aircraft & Parts Auction                                   -
                   Termination for Convenience - Confirmation                  14,900,000
                   Termination for Convenience - Effective Date                14,900,000
                   USPS A/R Heldback, Net                                       1,100,000
                   Insurance Claim N811CK                                         330,000
                   Capital Infusion                                                -
                                                                               ----------
                   Total Sources                                               44,517,000

        Uses:
                   Minimum Cash Position                                        2,000,000
                   Bondholder Payment (727's)                                  28,000,000
                   WFB Revolver Principal                                       6,264,549
                   WFB Revolver Interest                                           38,617
                   Pegasus Past Rent Payment                                      100,000
                   Pegaus Lease Termination - N264US                            1,000,000
                   Cure Payments for Assumed Contracts                            895,000
                   Administrative Claim Contingency                                -
                   Kitty Hawk Int'l Priority Claims                             2,655,000
                   Priority Claims - Other                                        540,000
                   Disputed Administrative Claims estimate *                    3,000,000
                   Bankruptcy Fees - Incurred & Holdback                          500,000
                   Denver Administrative Claim Settlement                         125,000
                                                                               ----------
                     Total Uses                                                45,118,166

                       Net Source /      (Use)                                   (601,166)

   *Includes but not limited to claims of Republic, Transamerica and others.

Kitty Hawk Aircargo & Cargo

Income Statement
Budget 2002

Version - July Chapter 11 Emerge                                                                                         2002

Effective Date - July 31, 2002          Jan            Feb           Mar         Apr           May          Jun            Jul
Revenue

    Scheduled Freight:               8,097,740       7,817,013    8,567,893   9,144,1333    9,648,520    9,014,553     8,188,830

    ACMI - USPS                              -               -            -            -            -            -             -

    ACMI - BAX:                              -               -            -            -            -            -             -

    Misc/Other                               -               -            -            -            -            -             -

    Total Revenue                 $  8,097,740   $   7,817,013  $  8,567,89  $ 9,144,133  $ 9,648,520  $ 9,014,553  $  8,188,830


Cost of Revenue

    Flight Expense                   2,288,524       2,161,804    2,008,243    1,925,993                 1,896,245     1,896,246

    Transportation Expense             632,151         600,965      600,965      673,084      676,236      669,932       610,932

    Fuel:                            1,843,594       1,744,875    1,744,875    1,843,594    2,041,875    2,001,881     1,938,769

    Maintenance Expense:             1,527,873       1,494,992    1,213,401    1,229,841    1,332,069    1,232,733     1,221,605

    Freight Handling Expense         1,689,693       1,635,193    1,778,453    1,889,333    1,962,220    1,842,837     1,685,411

    Depreciation & Amortization:       539,525         541,609      519,525      476,608      639,208      641,292       643,375

    Operating Overhead:                870,033         866,429      848,183      856,165      858,687      855,517       849,188

    Total Cost of Revenue:           9,391,392       9,045,868    8,713,646    8,894,618    9,469,929    9,140,436     8,845,526


Gross Profit:                     $ (1,293,652)  $  (1,228,854) $  (145,753) $   249,515  $   178,591  $  (125,883) $   (656,696)


General & Administrative Expense:      466,615         465,115      464,115      478,127      478,127      478,127       474,127


Operating Income:                 $ (1,760,267)  $  (1,693,969) $  (609,868) $ (228,613)  $  (299,536) $  (604,010) $ (1,130,823)


Interest/Other:

    Interest Expense:                  297,318         173,396      131,711      121,401      100,280      101,077        95,455

    Other (Income)/expense:                  -               -            -

    Total Interest/Other:              297,318         173,396      131,711      121,401      100,280      101,077        95,455


Income Before Tax                 $ (2,057,584)     (1,867,365)    (741,579) $  (350,014) $  (399,816) $  (705,087) $ (1,226,278)


Income Tax Provision/(Benefit)*:      (823,034)       (746,946)    (296,632)    (140,006)    (159,926)    (282,035)     (490,511)

*at        40.0%

Net Income:                       $ (1,234,551)  $  (1,120,419) $  (444,947) $  (210,008) $  (239,890) $  (423,052) $   (735,767)


Version - July Chapter 11 Emerge

Effective Date - July 31, 2002         Aug              Sep          Oct          Nov          Dec           Total
Revenue

    Scheduled Freight:              10,782,616       9,644,011    11,845,533   9,504,115     7,887,358   110,142,317

    ACMI - USPS                              -               -             -           -    24,000,000    24,000,000

    ACMI - BAX:                              -               -             -           -             -             -

    Misc/Other                               -               -             -           -             -             -

    Total Revenue                 $ 10,782,616   $   9,644,011  $ 11,845,533 $ 9,504,115  $ 31,887,358   134,142,317


Cost of Revenue

    Flight Expense                   2,028,247       2,006,498     1,962,249   1,896,250     1,896,251    23,926,184

    Transportation Expense             705,736         607,780       738,388     607,780    14,075,128    21,199,077

    Fuel:                            2,194,088       1,752,300     2,173,500   1,858,444     1,746,563    22,884,356

    Maintenance Expense:             1,221,264       1,118,914     1,216,190   1,185,929     1,166,202    15,161,014

    Freight Handling Expense         2,151,292       1,936,651     2,349,877   1,910,644     5,927,674    26,759,278

    Depreciation & Amortization:       637,458         639,542       638,570     647,597       646,044     7,210,354

    Operating Overhead:                865,457         856,464       871,872     876,665     1,797,881    11,272,540

    Total Cost of Revenue:           9,803,541       8,918,149     9,950,646   8,983,310    27,255,743   128,412,803


Gross Profit:                     $    979,075   $     725,863  $  1,894,887 $   520,805  $  4,631,616 $   5,729,514


General & Administrative Expense:      474,127         474,127       474,127     474,127       474,127     5,674,992


Operating Income:                 $    504,948   $     251,735  $  1,420,759 $    46,678  $  4,157,488 $      54,522


Interest/Other:

    Interest Expense:                   88,494          85,210        84,458      81,145       116,567     1,476,513

    Other (Income)/expense:                                                                                        -

    Total Interest/Other:               88,494          85,210        84,458      81,145       116,567     1,476,513


Income Before Tax                 $    416,454   $     166,525  $  1,336,301 $   (34,468) $  4,040,921 $  (1,421,991)


Income Tax Provision/(Benefit)*:       166,581          66,610       534,520     (13,787)    1,616,368      (568,797)

*at        40.0%

Net Income:                       $    249,872   $      99,915  $    801,781 $   (20,681) $  2,424,553 $    (853,195)



Version - July Chapter 11 Emerge       2003            2004          2005

Effective Date - July 31, 2002         Total          Total          Total
Revenue

    Scheduled Freight:              117,321,338    120,259,496    123,376,160

    ACMI - USPS                      24,000,000     24,000,000     24,000,000

    ACMI - BAX:                               -              -              -

    Misc/Other                                -              -              -

    Total Revenue                   141,321,338    144,259,496    147,376,160


Cost of Revenue

    Flight Expense                   25,719,946     26,215,446     26,410,196

    Transportation Expense           21,381,096     21,481,604     21,658,700

    Fuel:                            27,539,460     29,171,475     29,114,100

    Maintenance Expense:             14,891,050     14,534,094     14,049,052

    Freight Handling Expense         27,568,831     27,840,548     27,972,680

    Depreciation & Amortization:      6,046,357      3,431,114      1,708,015

    Operating Overhead:              11,310,635     11,327,525     11,345,309

    Total Cost of Revenue:          134,457,375    134,001,806    132,258,051


Gross Profit:                     $   6,863,964  $  10,257,690  $  15,118,108


General & Administrative Expense:     5,700,729      5,847,929      5,812,749


Operating Income:                 $   1,163,234  $   4,409,760  $   9,305,359


Interest/Other:

    Interest Expense:                   848,105        702,071        738,852

    Other (Income)/expense:                   -              -              -

    Total Interest/Other:               848,105        702,071        738,852


Income Before Tax                 $     315,129  $   3,707,689  $   8,566,507


Income Tax Provision/(Benefit)*:        126,051      1,483,076      3,426,603

*at        40.0%

Net Income:                       $     189,077  $   2,224,614  $   5,139,904

Calculation of EBITDA
    Operating Income less Bondholder  (1,211,267)    (1,144,969)        60,132       353,637       51,464      (253,010)   (779,823)

    Lease Payments

    Bondholder Lease Payments           (549,000)      (549,000)      (670,000)     (582,250)    (351,000)     (351,000)   (351,000)

    Plus Deprec. & Amort                 539,525        541,609        519,525       476,608      639,208       641,292     643,375

    Plus Deprec. & Amort.in G&A           14,294         14,294         14,294        14,294       14,294        14,294      14,294


    EBITDA                           $(1,206,447)  $ (1,138,067)  $    (76,049)  $   262,290  $   353,966  $     51,576  $ (473,154)


Calculation of EBITDA
    Operating Income less Bondholder     987,948        712,985      1,837,759       397,678    4,508,488     5,521,022   8,340,234

    Lease Payments

    Bondholder Lease Payments           (483,000)      (461,250)      (417,000)     (351,000)    (351,000)   (5,466,500) (7,177,000)

    Plus Deprec. & Amort                 637,458        639,542        638,570       647,597      646,044     7,210,354   6,046,357

    Plus Deprec. & Amort.in G&A           14,294         14,294         14,294        14,294       14,294       171,529     171,529


    EBITDA                           $ 1,156,700    $   905,571   $  2,073,623    $  708,569  $ 4,817,827  $  7,436,405  $7,381,120


Calculation of EBITDA
    Operating Income less Bondholder  13,242,260     18,655,609

    Lease Payments

    Bondholder Lease Payments         (8,832,500)    (9,350,250)

    Plus Deprec. & Amort               3,431,114      1,708,015

    Plus Deprec. & Amort.in G&A          171,529        136,349


    EBITDA                           $ 8,012,404    $11,149,723


Primary Metrics


    Kitty Hawk Average Lbs. - Weekday        564,900    577,000        634,000         640,000    644,000       646,000    609,903

    Yield - All-in:                             0.76       0.76           0.76            0.76       0.77          0.77       0.77

    USPS - ASYS 99-01 Average Lbs             30,000     30,000         30,000          30,000     30,000        30,000     30,000

    USPS Yield - All-in:                        0.36       0.36           0.36            0.36       0.36          0.36       0.36

    Fuel Cost - $/Gallon:                       0.75       0.75           0.75            0.75       0.80          0.85       0.85

Primary Metrics                                                                                                 Annual     Annual
                                                                                                               Average    Average
    Kitty Hawk Average Lbs. - Week day       699,272    740,880        731,219         729,899    651,578       655,721    678,671

    Yield - All - in:                           0.78       0.78           0.78            0.78       0.77          0.77       0.79

    USPS - ASYS 99-01 Average Lbs             30,000     30,000         30,000          30,000     30,000        30,000     30,000

    USPS Yield - All-in:                        0.36       0.36           0.36            0.36       0.36          0.36       0.36

    Fuel Cost - $/Gallon:                       0.85       0.80           0.80            0.85       0.85          0.80       0.95


Primary Metrics                               Annual     Annual
                                             Average    Average
    Kitty Hawk Average Lbs. - Week day       681,950    688,507

    Yield - All - in:                           0.80       0.81

    USPS - ASYS 99-01 Average Lbs             30,000     30,000

    USPS Yield - All-in:                        0.36       0.36

    Fuel Cost - $/Gallon:                       1.00       1.00

Kitty Hawk Aircargo & Cargo

Statement of Cash Flow - Direct

Budget 2002

Version - July Emerge from Chapter 11

Effective Date - July 31, 2002

                                  2002

                                  Jan          Feb          Mar          Apr          May         Jun         Jul        Aug
                                  ---          ---          ---          ---          ---         ---         ---        ---
 Net Revenue-Current Period     8,097,740   7,817,013    8,567,893    9,144,133    9,648,520   9,014,553   8,188,830  10,782,616

 (Increase)/Decrease in A/R    24,980,965   2,137,168      421,802     (981,047)    (801,888)    376,407   1,247,047  (2,044,439)

 Cash From Revenue:            33,078,705   9,954,181    8,989,696    8,163,086    8,846,632   9,390,961   9,435,877   8,738,177


 Cost of Revenue - Current     (9,391,392) (9,045,868)  (8,713,646)  (8,894,618)  (9,469,929) (9,140,436) (8,845,526) (9,803,541)

 Plus Depreciation in COR         539,525     541,609      519,525      476,608      639,208     641,292     643,375     637,458

 (Increase)/Decrease in
 Cons/Expend Supplies                   0           0            0            0            0           0           0           0

 Increase/(Decrease) in A/P       686,215     627,440      530,233   (2,461,996)     120,815     (69,193)    (61,931)    201,183

 Cash Production Costs         (8,165,651) (7,876,819)  (7,663,888) (10,880,006)  (8,709,905) (8,568,338) (8,264,082) (8,964,900)


 Gross Cash Profit             24,913,054   2,077,362    1,325,808   (2,716,920)     136,727     822,623   1,171,796    (226,722)


 Current G&A Expenses            (466,615)   (465,115)    (464,115)    (478,127)    (478,127)   (478,127)   (474,127)   (474,127)

 Plus Deprec. & Amort. In G&A      14,294      14,294       14,294       14,294       14,294      14,294      14,294      14,294

 (Increase)/Decrease in
 Prepaids                        (257,062)     10,366      (14,713)     (54,999)      (7,261)     25,663     (54,982)     81,706

 Increase/(Decrease) in
 Accruals (exc. Interest)      (1,135,433)    110,040      321,466      321,806      354,655     140,552     137,743     105,268

 Cash Operating Expenses       (1,844,816)   (330,415)    (143,068)    (197,026)    (116,439)   (297,618)   (377,073)   (272,859)

 Cash After Operations         23,068,238   1,746,947    1,182,740   (2,913,946)      20,288     525,004     794,722    (499,581)

 Other Income/(Expense)                 0           0            0            0            0           0           0           0

 (Increase)/Decrease in
 Restricted Cash                  480,000     400,000            0    6,040,827            0           0           0           0

 (Increase)/Decrease in
 Assets Held for Resale           513,500           0            0            0            0           0           0           0

 (Increase)/Decrease in
 Deposits                          53,213           0            0            0            0           0           0           0

 (Increase)/Decrease in Other
 Assets                                 0           0            0            0       58,700  14,958,700  18,002,103      58,700

 Cash Effect - Other            1,046,713     400,000            0    6,040,827       58,700  14,958,700  18,002,103      58,700

 Cash After All Operations     24,114,951   2,146,947    1,182,740    3,126,881       78,988  15,483,700  18,796,825    (440,881)

                                                                                   2002          2003          2004         2005

                                                                                  Annual        Annual        Annual       Annual

                                  Sep        Oct         Nov         Dec
                                  ---        ---         ---         ---
 Net Revenue-Current Period    9,644,011  11,845,533   9,504,115  31,887,358   134,142,317   141,321,338   144,259,496  147,376,160

 (Increase)/Decrease in A/R     (369,446) (1,459,131)  1,068,026 (20,938,956)    3,636,508       (38,381)   (1,110,685)  (2,469,867)

 Cash From Revenue:            9,274,565  10,386,402  10,572,140  10,948,402   137,778,824   141,282,957   143,148,811  144,906,293


 Cost of Revenue - Current    (8,918,149) (9,950,646) (8,983,310)(27,255,743) (128,412,803) (134,457,375) (134,001,806)(132,258,051)

 Plus Depreciation in COR        639,542     638,570     647,597     646,044     7,210,354     6,046,357     3,431,114    1,708,015

 (Increase)/Decrease in
 Cons/Expend Supplies                  0           0           0           0             0             0             0            0

 Increase/(Decrease) in A/P     (185,932)    216,824    (203,141)  3,837,211     3,237,729        85,889       153,331      (65,045)

 Cash Production Costs        (8,464,539) (9,095,252) (8,538,853)(22,772,488) (117,964,720) (128,325,129) (130,417,361)(130,615,081)


 Gross Cash Profit               810,026   1,291,150   2,033,288 (11,824,085)   19,814,104    12,957,828    12,731,450   14,291,212


 Current G&A Expenses           (474,127)   (474,127)   (474,127)   (474,127)   (5,674,992)   (5,700,729)   (5,847,929)  (5,812,749)

 Plus Deprec. & Amort. In G&A     14,294      14,294      14,294      14,294       171,529       171,529       171,529      136,349

 (Increase)/Decrease in
 Prepaids                        (78,738)     47,789  (2,943,010)  2,451,827      (793,414)      (70,868)     (136,697)      32,917

 Increase/(Decrease) in
 Accruals (exc. Interest)       (842,451)   (747,480)   (548,088)     14,057    (1,767,864)   (1,186,558)      597,431    1,022,801

 Cash Operating Expenses      (1,381,022) (1,159,524) (3,950,931)  2,006,051    (8,064,741)   (6,786,626)   (5,215,665)  (4,620,682)


 Cash After Operations          (570,997)    131,626  (1,917,643) (9,818,035)   11,749,363     6,171,201     7,515,784    9,670,530


 Other Income/(Expense)                0           0           0           0             0             0             0            0

 (Increase)/Decrease in
 Restricted Cash                       0           0           0           0     6,920,827             0             0            0

 (Increase)/Decrease in
 Assets Held for Resale                0           0           0           0       513,500     1,732,536             0            0

 (Increase)/Decrease in
 Deposits                              0           0           0           0        53,213             0             0            0

 (Increase)/Decrease in Other
 Assets                           58,700      58,700      58,700      58,700    33,313,004     3,931,207     1,848,203            0

 Cash Effect - Other              58,700      58,700      58,700      58,700    40,800,544     5,663,743     1,848,203            0


 Cash After All Operations      (512,297)    190,326  (1,858,943) (9,759,335)   52,549,907    11,834,944     9,363,988    9,670,530

****

                                                   2002

                                                    Jan          Feb          Mar         Apr         May         Jun
                                                    ---          ---          ---         ---         ---         ---
Current Tax -expense/+benefit                       823,034    1,569,980    1,866,611   2,006,617   2,166,544    2,448,579

Increase/(Decrease) in Tax Payable                 (823,034)  (1,569,980)  (1,866,611) (2,006,617) (2,166,544)  (2,448,579)

(Increase)/Decrease in Deferred Tax Assets                0            0            0           0           0            0

Increase/(Decrease) in Deferred Tax Liability             0            0            0           0           0            0

Cash Taxes                                                0            0            0           0           0            0


Net Cash after Operations & Taxes                24,114,951    2,146,947    1,182,740   3,126,881      78,988   15,483,705


Current Interest Expense                           (297,318)    (173,396)    (131,711)   (121,401)   (100,280)    (101,077)

Increase/(Decrease) in Interest Payable             248,569     (104,988)     (74,204)    (69,377)          0            0

Cash Financing Costs                                (48,749)    (278,384)    (205,915)   (190,778)   (100,280)    (101,077)


Net Cash Income                                  24,066,202    1,868,563      976,825   2,936,102     (21,292)  15,382,628


Increase/(Decrease) in CMLT Debt                   (299,290)      14,315   (2,562,328)    (85,472)  1,514,636     (105,738)

Increase/(Decrease) in LT Debt                  (16,366,123)  (8,627,795)  (1,244,969) (1,247,889) (1,116,356)  (1,125,071)

Cash Debt Amortization                          (16,665,413)  (8,613,480)  (3,807,297) (1,333,361)    398,280   (1,230,809)


Cash After Debt Amortization                      7,400,789   (6,744,917)  (2,830,472)  1,602,741     376,988   14,151,819


(Increase)/Decrease in Net Prop & Equip             353,819      455,903      433,819     390,902  (1,466,198)     496,886

Current Depreciation                               (553,819)    (555,903)    (533,819)   (490,902)   (653,503)    (655,586)

Capital Expenditures                               (200,000)    (100,000)    (100,000)   (100,000) (2,119,700)    (158,700)


Increase/(Decrease) in Bondholder Claim                   0            0            0           0           0  (14,900,000)

Increase/(Decrease) in Admin Claims                       0            0            0           0           0            0

Net Change in Bankruptcy Claims                           0            0            0           0           0  (14,900,000)


(Increase)/Decrease in Reorg Val. Excess                  0            0            0           0           0            0

Increase/(Decrease) in Equity - New                       0            0            0           0           0            0

(Increase)/Decrease in Treasury Stock                     0            0            0           0           0            0

Net Change in Equity                                      0            0            0           0           0            0


Financing Surplus/Required*                       7,200,789   (6,844,917)  (2,930,472)  1,502,741  (1,742,712)    (906,882)

                                                     Jul          Aug          Sep        Oct         Nov          Dec
                                                     ---          ---          ---        ---         ---          ---
Current Tax -expense/+benefit                     2,939,090    2,772,508    2,705,898   2,171,378   2,185,165      568,797

Increase/(Decrease) in Tax Payable               (2,939,090)  (2,772,508)  (2,705,898) (2,171,378) (2,185,165)    (568,797)

(Increase)/Decrease in Deferred Tax Assets                0            0            0           0           0            0

Increase/(Decrease) in Deferred Tax Liability             0            0            0           0           0            0

Cash Taxes                                                0            0            0           0           0            0


Net Cash after Operations & Taxes                18,796,825     (440,881)    (512,297)    190,326  (1,858,943)  (9,759,335)


Current Interest Expense                            (95,455)     (88,494)     (85,210)    (84,458)    (81,145)    (116,567)

Increase/(Decrease) in Interest Payable                   0            0            0           0           0            0

Cash Financing Costs                                (95,455)     (88,494)     (85,210)    (84,458)    (81,145)    (116,567)


Net Cash Income                                  18,701,370     (529,375)    (597,507)    105,868  (1,940,088)  (9,875,902)


Increase/(Decrease) in CMLT Debt                   (106,433)    (107,130)    (107,832)   (108,540)   (109,252)    (109,969)

Increase/(Decrease) in LT Debt                   (1,395,143)    (176,351)    (177,659)   (178,977)   (180,304)  10,818,359

Cash Debt Amortization                           (1,501,576)    (283,481)    (285,491)   (287,517)   (289,556)  10,708,390


Cash After Debt Amortization                     17,199,794     (812,856)    (882,998)   (181,649) (2,229,644)     832,488


(Increase)/Decrease in Net Prop & Equip             498,969      493,052      495,136     244,164     253,191      501,638

Current Depreciation                               (657,669)    (651,753)    (653,836)   (652,864)   (661,891)    (660,338)

Capital Expenditures                               (158,700)    (158,700)    (158,700)   (408,700)   (408,700)    (158,700)


Increase/(Decrease) in Bondholder Claim         (13,100,000)           0            0           0           0            0

Increase/(Decrease) in Admin Claims              (7,215,000)           0            0           0           0            0

Net Change in Bankruptcy Claims                 (20,315,000)           0            0           0           0            0


(Increase)/Decrease in Reorg Val. Excess                  0            0            0           0           0            0

Increase/(Decrease) in Equity - New                       0            0            0           0           0            0

(Increase)/Decrease in Treasury Stock                     0            0            0           0           0            0

Net Change in Equity                                      0            0            0           0           0            0

Financing Surplus/Required*                      (3,273,906)    (971,556)  (1,041,698)   (590,349) (2,638,344)     673,788

                                                   2002            2003            2004         2005

                                                  Annual          Annual          Annual       Annual
Current Tax -expense/+benefit                      568,797        (126,051)    (1,483,076)   (3,426,603)

Increase/(Decrease) in Tax Payable                (568,797)        126,051      1,483,076     3,426,603

(Increase)/Decrease in Deferred Tax Assets               0               0              0             0

Increase/(Decrease) in Deferred Tax Liability            0        (568,797)       126,051       442,745

Cash Taxes                                               0        (568,797)       126,051       442,745


Net Cash after Operations & Taxes               52,549,907      11,266,148      9,490,039    10,113,275


Current Interest Expense                        (1,476,513)       (848,105)      (702,071)     (738,852)

Increase/(Decrease) in Interest Payable                  0               0              0             0

Cash Financing Costs                            (1,476,513)       (848,105)      (702,071)     (738,852)


Net Cash Income                                 51,073,393      10,418,042      8,787,968     9,374,423


Increase/(Decrease) in CMLT Debt                (2,173,033)       (345,449)    (2,011,957)     (275,725)

Increase/(Decrease) in LT Debt                 (21,018,278)     (8,387,679)    (5,175,725)            0

Cash Debt Amortization                         (23,191,311)     (8,733,128)    (7,187,682)     (275,725)

Cash After Debt Amortization                    27,882,082       1,684,914      1,600,286     9,098,698


(Increase)/Decrease in Net Prop & Equip          3,151,282       3,713,484      1,567,843        44,364

Current Depreciation                            (7,381,883)     (6,217,886)    (3,602,643)   (1,844,364)

Capital Expenditures                            (4,230,601)     (2,504,402)    (2,034,801)   (1,800,000)


Increase/(Decrease) in Bondholder Claim        (28,000,000)              0              0             0

Increase/(Decrease) in Admin Claims             (7,215,000)              0              0             0

Net Change in Bankruptcy Claims                (35,215,000)              0              0             0


(Increase)/Decrease in Reorg Val. Excess                 0               0              0             0

Increase/(Decrease) in Equity - New                      0               0              0             0

(Increase)/Decrease in Treasury Stock                    0               0              0             0

Net Change in Equity                                     0               0              0             0


Financing Surplus/Required*                    (11,563,519)       (819,488)      (434,514)    7,298,698

Kitty Hawk Aircargo & Cargo

Balance Sheet Budget 2002

Version - July Emerge from Chapter 11

                                                                                                     2002

Effective Date -             Jan         Feb         Mar         Apr          May         Jun         Jul        Aug         Sep
07/31/02

Assets

 Current Assets
 --------------
 Cash (Less Float)        19,700,789  12,855,871   9,925,399  11,428,141   9,685,429   8,778,547   5,504,641   4,533,085   3,491,387

 Restricted Cash           6,645,942   6,245,942   6,245,942     205,115     205,115     205,115     205,115     205,115     205,115

 Accounts Receivable,     13,167,409  11,030,242  10,608,439  11,589,486  12,391,375  12,014,967  10,767,920  12,812,359  13,181,806
 Net

 Expend./Cons. Parts &       523,343     523,343     523,343     523,343     523,343     523,343     523,343     523,343     523,343
 Supplies

 Assets Held for Sale      1,732,536   1,732,536   1,732,536   1,732,536   1,732,536   1,732,536   1,732,536   1,732,536   1,732,536

 Deposits                  1,198,291   1,198,291   1,198,291   1,198,291   1,198,291   1,198,291   1,198,291   1,198,291   1,198,291

 Pre-paid Expenses           281,742     271,376     261,409     266,839     284,098     274,213     265,366     294,106     267,544

 Pre-paid Fuel               436,219     436,219     460,898     510,469     500,470     484,692     548,522     438,075     543,375

 Deferred Tax                      -           -           -           -           -           -           -           -           -

 Total Current Assets:  $ 43,686,269 $34,293,819 $30,956,257 $27,454,218 $26,520,655 $25,211,703 $20,745,733 $21,736,909 $21,143,396




 Property & Equipment
 --------------------

 Aircraft & Engines       13,680,000  13,680,000  13,680,000  13,680,000  15,641,000  15,641,000  15,641,000  15,641,000  15,641,000

 Work In Process                   -           -           -           -           -           -           -           -           -

 Rotable Parts             3,395,382   3,445,382   3,495,382   3,545,382   3,595,382   3,645,382   3,695,382   3,745,382   3,795,382

 Equipment                 1,198,107   1,248,107   1,298,107   1,348,107   1,398,107   1,448,107   1,498,107   1,548,107   1,598,107

 Building & Leasehold      1,363,491   1,363,491   1,363,491   1,363,491   1,363,491   1,363,491   1,363,491   1,363,491   1,363,491
 Improvements

 Total Property &
 Equipment:             $ 19,636,980 $19,736,980 $19,836,980 $19,936,980 $21,997,980 $22,097,980 $22,197,980 $22,297,980 $22,397,980

 Less Accumulated            553,819   1,109,722   1,643,541   2,134,444   2,729,246   3,326,132   3,925,101   4,518,153   5,113,289

 Depreciation:                                                                                     4,518,153   5,113,289

 Net Property &         $ 19,083,161 $18,627,258 $18,193,439 $17,802,537 $19,268,734 $18,771,849 $18,272,879 $17,779,827 $17,284,691
 Equipment

 Reorganized Value in
 excess of Liabilities


 Intangible Assets         1,408,804   1,408,804   1,408,804   1,408,804   1,350,104   1,291,404   1,232,704   1,174,003   1,115,303

 Other Assets             38,183,611  38,183,611  38,183,611  38,183,611  38,183,611  23,283,611   5,340,208   5,340,208   5,340,208

 Total Assets:          $102,361,845 $92,513,491 $88,742,111 $84,849,170 $85,323,104 $68,558,566 $45,591,524 $46,030,947 $44,883,598



                                                                2003         2004        2005
Effective Date -
07/31/02                     Oct         Nov         Dec         Dec          Dec         Dec

Assets

 Current Assets
 --------------
 Cash (Less Float)         2,901,037     262,693     936,481     685,790     125,224   5,940,846

 Restricted Cash             205,115     205,115     205,115     205,115     205,115     205,115

 Accounts Receivable,     14,640,936  13,572,910  34,511,866  34,550,248  35,660,933  38,130,800
 Net

 Expend./Cons. Parts &       523,343     523,343     523,343     523,343     523,343     523,343
 Supplies

 Assets Held for Sale      1,732,536   1,732,536   1,732,536           -           -           -

 Deposits                  1,198,291   1,198,291   1,198,291   1,198,291   1,198,291   1,198,291

 Pre-paid Expenses           298,519   3,269,499     817,672     829,942     851,847     842,555

 Pre-paid Fuel               464,611     436,641     436,641     495,239     610,031     586,406

 Deferred Tax                      -           -           -           -           -           -

 Total Current Assets:  $ 21,964,388 $21,201,027 $40,361,944                         $47,427,356

                                                             $38,487,967 $39,174,783




   Property & Equipment
   --------------------

   Aircraft & Engines     15,641,000  15,641,000  15,641,000  15,641,000  15,641,000  15,641,000

   Work In Process                 -           -           -           -           -           -

   Rotable Parts           3,845,382   3,895,382   3,945,382   4,545,382   5,145,382   5,745,382

   Equipment               1,898,107   2,198,107   2,248,107   3,448,107   4,648,107   5,848,107

   Building & Leasehold    1,363,491   1,363,491   1,363,491   1,363,491   1,363,491   1,363,491
   Improvements

   Total Property &
   Equipment:           $ 22,747,980 $23,097,980 $23,197,980                         $28,597,980

                                                             $24,997,980 $26,797,980

   Less Accumulated        5,707,452   6,310,644   6,912,282  12,425,766  15,793,609  17,637,973

   Depreciation:

   Net Property &       $ 17,040,528 $16,787,337 $16,285,698                         $10,960,007

                                                             $12,572,214 $11,004,372

   Equipment

   Reorganized Value

   in excess of
   Liabilities




   Intangible Assets       1,056,603     997,903     939,203     234,801           -

   Other Assets            5,340,208   5,340,208   5,340,208   2,113,403     500,000     500,000

   Total Assets:        $ 45,401,727 $44,326,474 $62,927,053 $53,408,385 $50,679,155 $58,887,363

Liabilities
-----------

  Current Liabilities
  -------------------
  Accounts Payable             3,172,192    3,799,632    4,329,866    1,867,870    1,988,685    1,919,492    1,857,560    2,058,560

  Accrued Expenses             5,128,221    4,703,128    4,771,053    4,822,878    4,839,884    4,707,565    4,583,565    4,762,434

  Accrued Interest Payable       248,569      143,581       69,377            -            -            -            -            -


  Accrued Maintenance         13,698,267   14,233,399   14,486,941   14,756,922   15,094,572   15,367,442   15,629,184   15,555,584

  Income Taxes Payable          (823,034)  (1,866,611)  (2,006,617)  (2,166,544)  (2,448,579)  (2,939,090)

  Bondholder Negotiated
  Claim                       28,000,000   28,000,000   28,000,000   28,000,000   28,000,000   28,000,000            -            -

  Other Admin Claims           7,215,000    7,215,000    7,215,000    7,215,000    7,215,000    7,215,000            -            -

  Current Maturities of

  Long Term Debt               4,506,874    4,521,189    1,958,861    1,873,389    3,388,025    3,282,287    3,175,854    3,068,724

  Total Current Liabilities:  61,146,089   61,045,949   58,964,485   56,529,442   58,359,622   43,143,207   22,307,075   22,672,977

  Revolver:                   19,726,053   11,266,961   10,191,946    9,115,271    8,171,399    7,220,091    6,000,000    6,000,000

  Long Term Debt               4,489,506    4,320,803    4,150,849    3,979,635    3,807,151    3,633,388    3,458,336    3,281,985

  Deferred Tax Liabilities

  Total Liabilities:          85,361,648   76,633,714   73,307,280   69,624,348   70,338,172   53,996,686   31,765,410   31,954,962

  Shareholder's Equity
  --------------------

  Capital StoNew Equity                -            -            -            -            -            -            -            -

  Capital Stock -
  Reorganized Value**         18,234,748   18,234,748   18,234,748   18,234,748   18,234,748   18,234,748   18,234,748   18,234,748

  Treasury Stock                       -            -            -            -            -            -            -            -

  Retained Earnings           (1,234,551   (2,354,970)  (2,799,917)  (3,009,926)  (3,249,815)  (3,672,868)  (4,408,635)

  Total Shareholder's
  Equity                      17,000,197   15,879,778   15,434,831   15,224,822   14,984,933   14,561,880   13,826,113   14,075,986

  Total Liabilities &
  Equity:                                 $92,513,492  $88,742,111  $84,849,170  $85,323,104  $68,558,566  $45,591,524  $46,030,948

  ** Balancing Account

Liabilities

  Current Liabilities
  -------------------
  Accounts Payable             1,872,811    2,089,636    1,886,495    5,723,706    5,809,595    5,962,926    5,897,882

  Accrued Expenses             4,610,934    4,757,129    4,497,979    4,305,702    3,767,444    2,499,131    2,499,131

  Accrued Interest
  Payable                              -            -            -            -            -            -            -

  Accrued Maintenance         14,864,633   13,970,958   13,682,020   13,888,354   13,240,054   15,105,798   16,136,500

  Income Taxes Payable        (2,705,898)  (2,171,378)  (2,185,165)    (568,797)     126,051    1,483,076    3,426,603

  Bondholder Negotiated
  Claim                                -            -            -            -            -

  Other Admin Claims                   -            -            -            -

  Current Maturities of
  Long Term Debt               2,960,892    2,852,352    2,743,100    2,633,131    2,287,682      275,725            -

  Total Current Liabilities:  21,603,372   21,498,697   20,624,429   25,982,096   25,230,826   25,326,656   27,952,215

  Revolver:                    6,000,000    6,000,000    6,000,000   17,000,000   11,000,000    6,000,000    6,000,000

  Long Term Debt               3,104,326    2,925,349    2,745,045    2,563,404      175,725            -            -

  Deferred Tax Liabilities                                                          (568,797)    (442,745)

  Total Liabilities:          30,707,698   30,424,046   29,369,474   45,545,500   35,837,755   30,883,911   33,952,215

  Shareholder's Equity
  --------------------

  Capital StoNew Equity                -            -            -            -            -            -            -

  Capital Stock -
  Reorganized Value**         18,234,748   18,234,748   18,234,748   18,234,748   18,234,748   18,234,748   18,234,748

  Treasury Stock                       -            -            -            -            -            -            -

  Retained Earnings           (4,058,848   (3,257,067)  (3,277,747)    (853,195)    (664,118)   1,560,496    6,700,400

  Total Shareholder's
  Equity                      14,175,900   14,977,681   14,957,001   17,381,553   17,570,630   19,795,244   24,935,148

  Total Liabilities &
  Equity:                    $44,883,598  $45,401,727  $44,326,475  $62,927,053  $53,408,385  $50,679,155  $58,887,363

  ** Balancing Account

                                  Appendix "B"

                            Kitty Hawk, Inc., et al.
           Estimated Liquidation Value of Assets as of March 31, 2002
                                 (In Thousands)

                        Kitty    Kitty    Kitty    Kitty     Kitty                     American  Flight
                        Hawk,    Hawk     Hawk     Hawk      Hawk    Longhorn  Aircraft  Int'l     One       OK      Total
                         Inc.    Cargo   Aircargo   Int'l   Charters Solutions Leasing  Travel  Logistics Turbines Combined
                        -------  ------- --------  -------  --------  -------- -------- ------  --------- -------- --------
Current Assets
--------------

Cash & Cash
 Equivalents            $12,859  $     9      ($2) $     0     $  9       $0      $ 0       $0       $0        $0  $ 12,875

Restricted Cash                        -        -   16,974        -                73                                17,047

Accounts Receivable               12,570    1,000        -      500        -                          -         -    14,070
                        -------  -------  -------  -------  -------   ------   ------   ------   ------    ------  --------
Sub-total Net
Current Assets           12,859   12,579      998   16,974      509        0       73        0        0         0    43,992
                        -------  -------  -------  -------  -------   ------   ------   ------   ------    ------  --------
Property Plant and
------------------
Equipment
---------

Building & Leasehold
Improvements                750                      1,500                                                            2,250

JT8D-7/9 Spare
Engines                                     1,575                                                                     1,575

L1011 Aircraft                                       9,000                                                            9,000

B727 Aircraft - First
Source                                      1,000                                                                     1,000

B727 Aircraft- Wells
Fargo Bank                                  3,500                                                                     3,500

B747 Aircraft                                       32,000                                                           32,000

Equipment                   250    1,856      498      374                                                            2,978

Rotable Spare Parts
and Inventory                               1,318                                                                     1,318

Claims/Other Assets
(long term liquidation)     883    1,320    1,150    3,248                                                            6,601
                        -------  -------  -------  -------  -------   ------   ------   ------   ------    ------  --------
Sub-Total Property
Plant & Eqpt              1,883    3,176    9,041   46,122       -         0        -        0        0         -    60,222
                        -------  -------  -------  -------  -------   ------   ------   ------   ------    ------  --------
                        $14,742  $15,755  $10,039  $63,096     $509       $0      $73       $0       $0        $0  $104,214
Total:                  =======  =======  =======  =======  =======   ======   ======   ======   ======    ======  ========

                      Kitty Hawk, Inc. Liquidation Analysis
                           Amended as of May 20, 2002
                                 (In Thousands)

                                                                                                      Net Value
                                           Less:                                                      of Assets      Less:
                          Liquidation  Outstanding     Reallocation       Liquidation                 Available    Estimated
                           Value of     Balance on       Based on          Value of       Less:          for       Available
                           Current        Bank         Intercompany      Fixed Assets    Pledged      Unsecured   and Priority
                            Assets       Revolver     Relationships (1)     (2)           Assets      Creditors    Claims (3)
                           ---------    -----------  ------------------- -------------  ---------    -----------  -----------
Kitty Hawk, Inc.            $12,859      $10,192            ($2,668)       $ 1,883     $       0      $ 1,882      ($18,395)
Kitty Hawk Cargo             12,579                         (12,579)         3,176                      3,176        (3,805)
Kitty Hawk Aircargo             998                           9,924          9,041        (1,000)      18,963       (20,349)
Kitty Hawk International     16,974                          (5,868)        46,122       (57,974)        (746)       (2,292)
Kitty Hawk Charters             509                           4,538                                     5,047          (418)
Longhorn Solutions                                               99                                        99           (17)
Aircraft Leasing                 73                           6,529                          (73)       6,529       (37,023)
American International
Travel                                                           21                                        21           (13)
Flight One Logistics                           0                  0              0             0            0
OK Turbines                                                       3                                         3            (2)
                           ---------    --------           ---------      --------     ----------    ---------    ----------
                            $43,992      $10,192           $      0        $60,222      ($59,047)     $34,975      ($82,315)
                           =========    ========           =========      ========     ==========    =========    ==========

                              Net Amount
                              Available
                                 for       Estimated
                               General      General      Estimated
                              Unsecured    Unsecured      Recovery
                              Creditors    Claims (4)    Percentage
                              ---------- -------------  -----------
Kitty Hawk, Inc.               ($16,513)     $260,885        0.00%
Kitty Hawk Cargo                   (629)      254,242        0.00%
Kitty Hawk Aircargo              (1,386)      295,403        0.00%
Kitty Hawk International         (3,038)      287,247        0.00%
Kitty Hawk Charters               4,630       259,528        1.78%
Longhorn Solutions                   83       250,100        0.03%
Aircraft Leasing                (30,494)      250,000        0.00%
American International
Travel                                8       250,110        0.00%
Flight One Logistics                          250,000        0.00%
OK Turbines                           1       250,113        0.00%
                              ----------
                               ($47,339)
                              ==========

Footnotes:

(1) The Debtors have not maintained their intercompany balances on an entity-by-entity basis, but rather on a pooled basis. The Debtors have re-evaluated the intercompany relationships, including the overhead allocations and allocation of bankruptcy administrative costs, and reallocated the accounts to more accurately reflect these relationships.

(2) The liquidation value(s) represent the expected value to be received upon the sale of the relevant asset pursuant to an orderly sale taking into account the age of the asset and the speed that the asset can be sold. All airframe and engine values are presumed to be "half-time" with regard to condition since no valuation based upon condition was performed upon each airframe and engine. Additional detail of assets is attached as a separate exhibit.

(3) The Noteholders assert a superpriority administrative claim of $45 million against each of Kitty Hawk, Inc., Aircargo, Cargo and Aircraft Leasing and the Debtors support Court approval of the Supplemental Stipulation on HSBC Bank U.S.A.'s, as Trustee, Motion for Relief from the Automatic Stay or, in the Alternative, for Adequate Protection which grants the Noteholders the superpriority administrative claim they assert. The numbers in the Liquidation Analysis represent the Debtors' opinion of the minimum adequate protection that a Court could order with respect to the Noteholders' Adequate Protection Claim (as defined in the Plan).

(4) Each Debtor was a guarantor of the Senior Secured Notes Payable. For purposes of this analysis, the deficiency for the Senior Secured Notes is estimated at $250,000,000. Therefore, each Debtor has this amount included in its "Estimated General Unsecured Claims."